Registration File No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             360 Global wine company
              (Exact name of small business issuer in its charter)

         NEVADA                         5180                        98-0231440
(State or other jurisdiction of  (Primary standard industrial  (I.R.S. Employer
 incorporation or organization)   classification code number)   ID No.)

                             ONE KIRKLAND RANCH ROAD
                             NAPA, CALIFORNIA 94558
                                 (707) 254-9100
          (Address and telephone number of principal executive offices)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ __ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ __ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ __ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ __ ]




CALCULATION OF REGISTRATION FEE


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Title of Each               Amount             Proposed Maximum       Proposed Maximum           Amount of
        Class of                  to be            Offering Price per     Aggregate Offering      Registration Fee
    Securities to be       Registered (1) (2)           Unit (3)                 Price
       Registered
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common stock, $.001 par         8,308,846                $0.20               $1,661,769.20             $195.59
value per share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common stock underlying        188,303,030               $0.20                $37,660,606             $4,432.65
Secured Convertible
Term Notes
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common stock underlying        12,000,000                $0.20                $2,400,000               $282.48
Convertible Minimum
Borrowing Note
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock underlying        32,055,556                $0.20               $6,411,111.20             $754.59
Common Stock Purchase
Warrants
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock underlying        16,492,436                $0.20               $3,298,487.20             $388.23
Options
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Total                          257,159,868               $0.20              $51,431,973.60            $6,053.54
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically increase to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) This Registration Statement is being filed to register 198,685,765 shares issuable pursuant to our recent private financing, 150,000 shares issuable pursuant to a consulting agreement, 30,303,030 shares issuable pursuant to a recent acquisition and 28,021,073 shares issuable pursuant to our April 21, 2004 private financing.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of the bid and the asked price of the Registrant's common stock as quoted on the Over-the-Counter Bulletin Board of $0.20 on August 3, 2005.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION

STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                 With a Copy to:


              JOEL SHAPIRO                       LOUIS E. TAUBMAN
         CHIEF EXECUTIVE OFFICER       LAW OFFICES OF LOUIS E. TAUBMAN, P.C
         ONE KIRKLAND RANCH ROAD             225 BROADWAY, SUITE 1200
            NAPA, CALIFORNIA                    NEW YORK, NY 10007
             (707) 254-9100                       (212) 732-7184


            (Name, address and telephone number of agent for service)

                   Subject To Completion, dated August 3, 2005

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                               257,159,868 Shares

                             360 GLOBAL WINE COMPANY
                                  Common Stock

         The 257,159,868 shares of common stock, $.001 par value, being offered by the selling shareholders listed on page 11. The shares of our common stock covered by this prospectus include:
          o 188,303,030 shares of common stock underlying Convertible Term notes: 138,000,000 to Laurus Master Fund, LP, 30,303,030 to Wynthrop Barrington, Inc and 20,000,000 Gryphon Master Fund L.P.;
          o 12,000,000 shares of common stock underlying Convertible Minimum Term Notes;
          o 32,055,556 shares of common stock underlying various Common Stock Purchase Warrants: 25,000,000 to Laurus Master Fund, L.P. and 7,055,556 to Gryphon Master Fund L.P.;
          o    16,492,436 shares of common stock underlying an Option; and,
          o    8,308,846 shares of restricted common stock.

         This offering is not being underwritten.


         The prices at which the selling shareholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the selling shareholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under the "Selling Shareholders" and "Plan of Distribution" sections in this prospectus. We will not receive any proceeds from the sale of the shares by the selling security holders. We may receive proceeds in connection with the exercise of a warrant whose underlying shares may be sold in this offering.


          Our common stock trades on the OTC Bulletin Board(R) under the symbol "TGWC." On August 3, 2005, the closing bid for our common stock as reported on the OTCBB was $0.19 per share. As of August 3, 2005, we had 47,883,726 shares of common stock issued and outstanding.


                         THIS INVESTMENT INVOLVES RISK.
                     SEE "RISK FACTORS"BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

         You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.


                   ------------------------------------------

                         The date of this Prospectus is
                   ------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


Prospectus Summary                                                           1

Risk Factors                                                                 3

Cautionary Statement Regarding Forward Looking Statements                    8

Use Of Proceeds                                                              8

Selling Shareholders                                                         9

Plan of Distribution                                                         11

Description of Business                                                      13

Description of Property                                                      20

Directors, Executive Officers, Promoter and Control Persons                  21

Executive Compensation                                                       24

Security Ownership of Certain Beneficial Owners and Management               28


Certain Relationships And Related Transactions and Recent Sales of           32
Unregistered Securities

Description Of Securities                                                    33


Market for Common Equity and Related Shareholder Matters                     42


Management's Discussion and Analysis or Plan of Operation                    45

Changes in and Disagreements with Accountants on Accounting and              53
Financial Disclosure

Legal Proceedings                                                            55

Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities                                                 56

Transfer Agent                                                               56

Experts                                                                      57

Legal Matters                                                                57

Where You Can Find More Information                                          57

Financial Statements                                                         59




Dealer Prospectus Delivery Obligation

Until such date as stated in the prospectus filed under Rule 424(b) under the Securities Act, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CORPORATE INFORMATION

         Our corporate offices are located at One Kirkland Ranch Road, Napa California, 94558. Our telephone number is (707) 254-9100. The URL for our website is http://www.360wines.com. Information on our website is not, and should not be considered to be, part of this prospectus.

                               PROSPECTUS SUMMARY

The following is a summary that highlights what we believe to be the most important information regarding 360 Global Wine Company and the securities being offered herein. Because it is a summary, however, it may not contain all of the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus, including our financial statements and related notes and the risks of investing in our common stock discussed under "Risk Factors" carefully. Unless the context requires otherwise, "we," "us," "our" and similar terms refer to 360 Global Wine Company and our subsidiaries.


                                   The Company

         360 Global Wine Company, a Nevada corporation, is engaged in producing wine. Our common stock is listed on the Over The Counter Bulletin board under symbol (TGWC). We incorporated on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. We believe that currently there is an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength, which has created an opportunity to consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. We also believe that by adopting and applying consumer beverage marketing principals within the wine industry we can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries, thereby creating a comparative advantage for us. On August 1, 2003, we completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation, incorporated on May 15, 2000. Following the reverse acquisition, we changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." and on February 15, 2005, we changed our name from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company, Inc. 360 Global Wine Company is now the parent company to our operating subsidiaries.


                               Recent Developments

Business


         On June 21, 2005, our wholly owned subsidiary, 360 Viansa, LLC entered into a purchase agreement with Viansa Winery, a California Limited Partnership and La Fontana di Viansa, LLC, a California limited liability company and thereby acquired Viansa Winery and Italian Marketplace, which are located in the Sonoma Valley of California. Viansa produces over 55,000 cases of wine annually, with a selection that includes 12 different Italian varietals and 11 California varietals.

         On June 27, 2005, we purchased approximately 136 acres of land in Burnet, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc. The property, located in the heart of Texas wine country near the LBJ resort communities of Horseshoe Bay and Marble Falls, currently includes approximately 130,000 square feet of office, warehouse and mixed used space. This includes one granite and block office building, five warehouse style buildings and several smaller mixed used buildings. The acquisition also includes approximately $9,000,000 of finished and unfinished granite products. We are investigating improving the Texas Property by developing a commercial winery, and vineyard in combination with a future residential development. A portion of this development will be funded from the proceeds of the sale of finished and unfinished granite product.

Financing

         On July 7, 2005, we entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company. Pursuant to the Security and Purchase Agreement, we will issue to Laurus (i) a three-year Term Note in the aggregate principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, which we will be able to draw upon based available accounts receivable. After the initial drawing, we are required to maintain a minimum outstanding balance of $500,000 under the Revolving Note that will be evidenced by a Convertible Minimum Borrowing Notes. If this Minimum Borrowing
Note is converted into our common stock, a new Minimum Borrowing Note will be issued. In consideration for the investment made by Laurus, we granted Laurus a five-year Common Stock Purchase Warrant to purchase up to 25,000,000 shares of our common stock at an exercise price of $0.31 per share. As further consideration for providing the financing described above, we have granted Laurus an Option to purchase up to 8,907,291 shares of our Common Stock at an exercise price of $0.001 per share and 4,193,329 shares of our restricted common stock. In conjunction with the Security and Purchase Agreement, we also entered into a Registration Rights Agreement to register the Common Stock underlying the Term Note, Minimum Borrowing Notes, Option and Warrant at the times specified in the Registration Agreement.

         We also entered into a Security Agreement with Laurus to secure payment of the loans. The Security Agreement is cross-collateralized by a Guaranty Agreement entered into by our subsidiaries and a Stock Pledge Agreement covering all capital stock of our subsidiaries, as well. We, and our wholly-owned subsidiary 360 Viansa, LLC, also entered into a Lien Subordination Agreement with Laurus and Gryphon Master Fund, L.P. as part of the financing. Pursuant to the Subordination Agreement, Laurus has a first-priority senior security interest in the previously stated collateral, which in no event, shall include our 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, over which Gryphon retains a first priority security interest. To induce Gryphon to enter into the Subordination Agreement, Mr. Joel "Jake" Shapiro, our Chief Executive Officer, transferred 3,000,000 of his personally held shares of common stock to Gryphon. In consideration of our preexisting indebtedness to Gryphon, Laurus wired the following funds directly to Gryphon on our behalf: (i) the entire outstanding balance of Gryphon's $700,000 Promissory Note issued by us on September 24, 2004, plus all accrued but unpaid interest thereon (which is currently $732,900, including accrued interest through July 7, 2005); and (ii) interest in the amount of $206,250 due on July 1, 2005 pursuant to Gryphon's $5.5 million 7.5% Senior Secured Convertible Note Due 2006 issued by us on April 21, 2004. We also paid Gryphon $500,000 as principal payment of the 7.5% Senior Secured Note. The conversion price of the Note and exercise price of Gryphon's Warrant dated April 21, 2004 was also reduced to $0.31 and $0.25, respectively. We agreed to register all of Gryphon's shares, including the shares underlying its warrants in this registration statement.

         We entered into a Note Purchase Agreement, dated as of May 28, 2004, and amended on September 30, 2004, November 24, 2004, January 20, 2005 and May 31, 2005 with Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP. Pursuant to that Agreement, we issued three Convertible Promissory Notes in favor of Longview Fund, LP in the aggregate amount of $500,000. We were in default under the Agreement and each of the Notes for non-payment of principal and interest owed. On July 6, 2005 we amended the Agreement again and received a conditional wavier of the default. As a fee for entering into the Amendment and causing its revisions to the Agreement and Notes, $20,000 was added to the outstanding principal amount of the Notes so that the aggregate outstanding principal amount of the Notes is $633,609.56. Pursuant to the Amendment, the Maturity Date of the Notes is extended to August 1, 2005 and the outstanding principal amounts of the three Notes $250,000, $200,000 and $50,000, was increased to $316,804.78, $253,443.82, and $63,360.96, respectively. Upon the closing of the Laurus financing described above, we paid $100,000 to Longview against the amounts owing under the Notes. We will now negotiate a mutually agreeable repayment schedule for all amounts remaining under the Notes.

         Due to the notes and warrants issued in the July 2005 financing, we do not currently have enough shares of authorized capital to cover the shares underlying all of the outstanding notes and warrants, if they are all converted and exercised. Accordingly, we intend to increase our authorized capital by up to 600,000,000 additional shares and are considering a significant reverse stock split later this quarter.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment in us. We believe that the risks described below are all of the material risks involved when investing in us. All of these risks may impair our business operations.
 If any of the following risks actually occurs our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business

         Our auditors have expressed substantial doubt about our ability to continue as a going concern because our business has been funded largely through the sale of our securities and, as a result, the growth and success of our business depends upon obtaining future financings, without which we will not have the necessary capital spending and working capital funds to continue our business.

         The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards and to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We project the need for significant capital spending and increased working capital requirements over the next several years. Although we have recently secured financing in an amount up to $34,500,000, strict penalty provisions are attached to the funds and if we default we may lose some or all of our assets and be responsible for default payments. Finally, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we are unable to secure necessary financing with favorable terms, we will not have the funds to continue to produce, market and sell our products.

 Our business is seasonal, which could cause our market price to fluctuate.

         Our industry is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are likely to be highest during the fourth calendar quarter and lowest in the first calendar quarter. This and other factors may cause fluctuations in the market price of our common stock.

We are dependent on third parties for supply of our products and if we are not able to maintain good working relationships with these parties or enter into new third party agreements, we may not be able to meet our distribution and sale goals.

         We currently own three vineyards with the facilities for wine production. However, we primarily market and distribute wines produced by third parties under our own label or the label of such third party producers. Except for any contractual rights and remedies that we may have with such producers, we have no control over the availability of our products, their quality or cost. If for any reason we are unable to maintain or acquire new relationships with third party producers on commercially acceptable terms, we may not be able to distribute our products as planned. If we encounter delays or difficulties with contract producers in producing or packaging our products, the distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply or abandon or sell product lines on unsatisfactory terms. We may not be able to enter into alternative supply arrangements on commercially acceptable terms, if at all. There can be no assurance that the producers we engaged will be able to provide sufficient quantities of these products or that the products supplied will meet our specifications.


We are dependent on certain key existing and future personnel, without whom the Company will not run as efficiently as it has in the past.

         Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees such as Joel Shapiro, our Chief Executive Officer and Jon Sebastiani, our President. The loss of the services of either of these employees, or other key employees could have a material adverse effect on our operations. Joel Shapiro has vast experience in the finance industry and has been with us since our Reverse Acquisition on August 1, 2003, which gives him unmatched knowledge about our Company's history. Jon Sebastiani has over 12 years of experience in the wine business and has been President of Viansa Winery, which we recently acquired since 1992. We do not currently maintain key man life insurance on any of our key employees. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in the wine industry and we cannot assure that we will be able to successfully attract and retain such key personnel. If, for any reason our current key employees leave our employ and we are unable to retain comparable replacements, we will lack a strong management team and that could lead to a temporary or permanent breakdown.

We may have difficulty competing with larger and better-financed companies in our sector, which could result in a decrease of sales.

         The premium table wine industry is intensely competitive and highly fragmented. Our wines may compete in the premium wine market segments with many other premium domestic and foreign wines. Our wines may also compete with popular-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios. Being a fairly new, and smaller company than many of our competitors who have greater financial, technical, marketing and public relations resources than we presently do, may put us at a disadvantage. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.

Winemaking and grape growing are subject to a variety of agricultural risks that may lead to a decrease in supply of our product.

         Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available, decreasing the supply of our products and negatively impacting profitability. Many California vineyards have been infested in recent years with phylloxera. Although we intend to work towards limiting the risk from phylloxera, there can be no assurance that the vineyards owned or utilized by the producers with whom we have contracted, or future vineyards that we may acquire, will not become susceptible to current or new strains of phylloxera.
Pierce's Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. The agricultural industry is actively trying to control this pest and is making every reasonable effort to prevent an infestation in vineyards. We cannot, however, guarantee that our current producers will succeed in preventing contamination in existing vineyard or that we will succeed in preventing contamination in future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production. Grape growing also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines, which could lead to a shortage of our product supply.

Our business may be adversely effected by our ability to grow or acquire enough high quality grapes for our wines, which could result in a supply shortage.

         The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient regular supplies of grapes from a combination of acquisitions and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs. An increase in production cost could lead to an increase in our wine prices, which may ultimately have a negative effect on our sales. Depending upon our independent growers and acquisitions, a shortage in grape supply could have a stronger effect on us than our competitors. Since wine is our only product at this time, a shortage like the one described above would harm our business.

A potential oversupply of grapes due to an increase in domestic and foreign vineyards could cause our prices to decrease and reduce sales.

         Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This increase in grape production has resulted in an excess of supply over demand and has forced wineries to reduce, or maintain prices without the ability to increase them. A reduction in our wine prices could have a material adverse effect on our sales and overall business. Specifically, reduced grape prices could result in a greater number of wine companies and increased competition for our product.

We may experience barriers to conducting business due to government regulations.

         The United States wine industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any acquisition of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our profits. Future legal challenges to the industry, either individually or in the aggregate, could harm our business if they mandate documents to continue our business and we are unable to obtain such documents.

Foreign exchange rates risks, political stability risk, and/or the imposition of adverse trade regulations could harm our business.

         In the past we conducted some of our business in foreign currencies and we may do so again in the future. When we produce more wine for The Global Collection of Guy Buffet product line, we will have to import from Australia.

Additionally, management is seeking to purchase additional property in Australia to produce wines. Furthermore, as part of our plans to acquire other businesses we may expand our operations to other countries, operate those businesses in foreign currencies, and export goods from the United States of America. Presently, we have not engaged in any financial hedging activities to offset the risk of exchange rate fluctuations. We may in the future, on an as-needed basis, engage in limited financial hedging activities to offset the risk of exchange rate fluctuations. There is a risk that a shift in certain foreign exchange rates or the imposition of unforeseen and adverse political instability and/or trade regulations could adversely impact the costs of these items and the liquidity of our assets, and have an adverse impact on our operating results. In addition, the imposition of unforeseen and adverse trade regulations could have an adverse effect on our imported wine operations. We expect the volume of international transactions to increase, which may increase our exposure to future exchange rate fluctuations.

Our business may be adversely affected by changing public opinions about alcohol.

         A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry as a whole, including us.

Contamination of our wines could lead to a diminishing reputation of our product, which would harm our business.

         Because our products are designed for human consumption, our business is subject to certain hazards and liabilities related to food products, such as contamination. A discovery of contamination in any of our wines, through tampering or otherwise, could result in a recall of our products. Any such recall would significantly damage our reputation for product quality, which we believe is one of our principal competitive assets, and could seriously harm our business and sales. Although we maintain insurance to protect against such risks, we may not be able to maintain such insurance on acceptable terms and such insurance may not be adequate to cover any resulting liability. Therefore, if our products are recalled and we do not have adequate insurance coverage, our business will suffer a significant loss of sales and profit, as well as capital to cover the difference in the liability cost.

Infringement of our brand name may damage our business.

         Our wines are branded consumer products. Our ability to distinguish our brand name from those of our competitors depends, in part, on the strength and vigilant enforcement of our brand name. Competitors may use trademarks, trade-names or brand names that are similar to those we use, thereby weakening our intellectual property rights. If our competitors infringe on our rights, we may have to litigate in order to protect such rights. Litigation may result in significant expense and divert our attention from business operations. In addition, we cannot assure you that we would be successful in protecting our rights.

If we default in our obligations under secured Notes, the holders of such notes, which are two of our key investors, may declare us in default and will become entitled to relief.

         We entered a Security and Purchase Agreement with Laurus Master Fund, Ltd. on July 7, 2005. Under the Security and Purchase Agreement, if Laurus declares an event of default, it has the option to demand repayment in full of all outstanding loans, whether or not otherwise due and until all such loans are fully satisfied, and it retains a first security lien in almost all of our and our subsidiaries' property and assets, to which it can take immediate possession.

         We entered a note dated April 21, 2004 with Gryphon Master Fund, LP. Under that note, if Gryphon declares an event of default it has the option to either foreclose on all of our assets or require us to immediately pay the entire outstanding principal amount of the note and any accrued and unpaid interest thereon in cash. One of the events of default listed in the note is the failure to have the current registration statement declared effective by June 15, 2004. Since this date has passed and the registration statement has not yet been declared effective, Gryphon maintains the right to declare us in default under the note and to require payment within 20 days from the date of notice. If we are unable pay the amount due under the note, Gryphon's investment is secured by a first priority security interest in our 50% ownership interest in Kirkland Knightsbridge, LLC, a California limited liability company and all of its assets. Although Gryphon has agreed, for the present time to waive the default, there is no assurance that they will not demand payment in the future.


Risks Relating to the Offering

The fact that our directors, officers and joint venture partners own 26.44% of our capital stock may decrease your influence on shareholder decisions.

         Our executive officers, directors and joint venture partners, in the aggregate, beneficially own 26.44% of our capital stock. As a result, our officers and directors, will have the ability to influence our management and affairs and the outcome of matters submitted to shareholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.


There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

         There is currently only a limited public market for our common stock, which is traded on the Over-the-Counter Bulletin Board, and there can be no assurance that a trading market will develop further or be maintained in the future. As of August 3, 2005, the closing price of our common stock on the Over-the-Counter Bulletin Board was $0.20. As of August 3, 2005, we had approximately 520 shareholders of record not including shares held in street name. During the month of June 2005, our common stock traded an average of 35,586 shares per day with a trading range of $0.45 per share to $0.20 per share. In addition, during the past two years our common stock has had a trading range with a low price of $0.13 per share and a high price of $4.97 per share.

The outstanding warrants may adversely affect us in the future and cause dilution to existing shareholders.

         There are currently 34,390,556 warrants outstanding, which are exercisable at various prices between $0.01 and $2.70 per share, subject to adjustment in certain circumstances, with terms that extend until as late as July 7, 2010. Exercise of the warrants may cause dilution to the interests of other shareholders as a result of the additional common stock that would be issued upon exercise. In addition, sales of the shares of our common stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock. Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.

If we need shareholder approval to increase our authorized capital, our stockholders may not approve it and then we will not be able to cover all of the shares underlying the outstanding notes and warrants if all such notes are converted and all such warrants are exercised.

        As a result of the July 2005 financing with Laurus, we do not currently have enough shares of authorized capital to cover all of the shares underlying the outstanding notes and warrants if all such notes are converted and all such warrants are exercised. Accordingly, we intend to increase our total number of authorized shares of common stock by 600,000,000 shares later this quarter, which may require shareholder approval. If shareholder approval is required we will be required to convene as many meetings as is necessary to obtain the necessary approval, which could cause us to incur significant costs for producing and mailing the proxy solicitation materials and the administering such meetings. Although members of our management who own approximately 16.83% of the outstanding shares of our common stock agree to vote their shares in favor of such an increase in the total number of authorized shares of our common stock, we cannot guarantee that our shareholders will approve such an increase in the number of authorized shares of our common stock.


                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

         This prospectus, any supplement to this prospectus and the documents incorporated by reference include "forward-looking statements". To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes" or similar expressions. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus.

         In addition, these forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS


         We have registered these shares because of registration rights granted to the investors in our recent private financing and registration granted to one consultant. We could receive up to $34,500,000 from the notes issued in the July 2005 financing. We could receive up to $8,747,222.36 from the exercise of the warrants when and if exercised and up to $164,924.36 from the exercise of the options when and if exercised. We currently intend to use the funds from the notes, warrants and option issued in the July 2005 financing in the following manner:


Use of Funds (1)                    Funds received from Notes         Funds received from
----------------                    -------------------------         -------------------
                                                                       Option and Warrant
                                                                       ------------------

Viansa Purchase                           26,282,000
Fees related to closing Viansa             3,924,500
Working Capital                            1,664,854                        8,912,146
Past Debt                                  2,156,000
Pre-paid expenses                            472,646

   Total                                  34,500,000                        8,912,146


         (1) The following table represents estimates only. The actual amounts may vary from these estimates.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information concerning the resale of the shares of our common stock by the Selling Shareholders. Unless otherwise described below, to our knowledge, no Selling Shareholder nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. Unless otherwise described below, the Selling Shareholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act, as amended. Those Selling Shareholders that are broker-dealers have confirmed to us that that they purchased the securities in the ordinary course of business and that at the time of the purchase of the securities to be resold, the seller had no agreements or understandings, directly or indirectly, with any person to distribute the securities

         The Selling Shareholders may offer all or some portion of the shares of common stock or the shares of common stock issuable upon conversion of the note and/or exercise of the warrants. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Shareholders upon termination of sales pursuant to this prospectus. In addition, the Selling Shareholders identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. Individual beneficial ownership of the Selling Shareholders also includes shares of common stock that a person has the right to acquire within 60 days from the date of this prospectus.

         As of August 3, 2005, there were 47,883,726 shares of our Common Stock outstanding and 188,303,030 shares from the notes and 34,390,556 shares from our warrants outstanding, which are treated on as converted basis for the purposes of computing the percentage of outstanding securities owned by the Selling Shareholders. Unless otherwise indicated, the Selling Shareholders have the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of our common stock by the Selling Shareholders.

         The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including Regulation M. These provisions may restrict  activities  of, and limit the timing of purchases  and sales of any of the shares by, the Selling Shareholders or any other such persons.  Furthermore, pursuant to Regulation M, persons  engaged in a  distribution  of securities are prohibited from  simultaneously  engaging in market making and other  activities with  respect to those  securities  for a specified  period of time prior to the
commencement  of  such  distributions,   subject  to  specified   exceptions  or
exemptions.  All of these limitations may affect the marketability of the shares offered hereby. The offering will terminate when all of the Selling Shareholders have sold their shares  pursuant to this  prospectus or in reliance on exemption or safe harbor available  pursuant to the Securities Act or until the shares are freely tradable under the Securities Act.

                                  Ownership of Common Stock by Selling Shareholders
                                  -------------------------------------------------

Name of Selling           Number of Shares prior to   Number of Shares   Number of Shares To    Percentage of
Stockholder               the Offering                Offered Hereby     Be Owned After the     Ownership After the
                                                      (2)                Offering               Offering (1)(3)

Gryphon Master Fund,      3,000,000(4)                31,021,073(5)      31,021,073(2)          1.05%
L.P.
Laurus Master Fund, L.P.  0                           195,685,765 (6)     4,193,329(2)          0.00%
Wynthrop Barrington, Inc  0                           30,303,030 (7)     30,303,030             0.00%
Shazamstocks, Inc.        150,000                     150,000            150,000                0.00%



     * Less than 1% ownership of our common stock  following the  offering.

(1) All Percentages have been rounded up to the nearest one hundredth of one percent.
(2) The number of shares offered by this prospectus will vary from time to time based upon several factors including the total amount of warrants that may be exercised. See "Prospectus Summary - Recent Developments - Financing." Based upon the terms of the warrants, holders may not exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock and in the case of all of the holders of warrants, an additional 4.99% cap on exercise of the warrants, which limit may be waived by the holder on 65 days written notice with respect to other holders.
(3) Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that all of the selling shareholders will sell all of the shares offered herein for purposes of determining their percentage of ownership following the offering.
(4) As part of the July 7, 2005 financing and to induce Gryphon to enter into the Subordination Agreement, Mr. Joel "Jake" Shapiro (CEO) transferred 3,000,000 of his personally held Company shares of common stock to Gryphon Master Fund L.P.
(5) Represents 20,000,000 shares of common stock underlying Gryphon's convertible secured term note, 7,055,556 shares of common stock underlying Gryphon's common stock purchase warrants and 3,965,517 shares of common stock. The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. is E.B. Lyon, IV, Authorized Agent.
(6) Represents 138,000,000 shares of common stock underlying Laurus' convertible secured term note, 12,000,000 shares of common stock underlying Laurus' minimum borrowing notes, 25,000,000 shares of common stock underlying Laurus' common stock purchase warrant and 4,193,329 shares of common stock. It also includes 16,492,436 shares of common stock underlying Laurus' option, 4,193,329 of which Laurus received when the July 2005 financing closed. Pursuant to the registration rights agreement we entered into with Laurus on July 7, 2005, we must register all of the shares Laurus is entitled to receive from the July 2005 financing. However, due to the limitations disclosed in footnote 2 above, Laurus cannot own more than 4.99% of our outstanding common stock at any one time.
(7) Represents 30,303,030 shares of common stock underlying Wynthrop Barrrington's three-year secured convertible term note.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling shareholders. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

     o transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

     o    in the over-the-counter market;

     o in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     o    in connection with short sales of the shares;

     o    by pledge to secure or in payment of debt and other obligations;

     o through the writing of options, whether the options are listed on an options exchange or otherwise;

     o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     o    through a combination of any of the above transactions.

         Each Selling Shareholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to the purchaser or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchaser. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The offering will terminate once all of the Selling Shareholders have sold their shares.

         We have entered into registration rights agreements for the benefit of the selling shareholders to register the common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling shareholders incident to the registration of the offering and sale of the common stock.

                             DESCRIPTION OF BUSINESS

Overview

         We were incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. We believe that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. We further believe that by adopting and applying consumer beverage marketing principals within the wine industry we can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for us. On August 1, 2003, we completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation, incorporated on May 15, 2000. Following the reverse acquisition, we changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Effective February 15, 2005 we changed our name from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company. 360 Global is now the parent company to our operating subsidiaries and is referred to herein as 360 Global.

         Most of our current costs consist primarily of expenses associated with developing our corporate strategy. As a result of our plan to expand our operations through new internal and external initiatives to expand revenue growth, we expect these costs to increase. Our profitability and success depends upon our success in executing our strategy to consolidate and build an efficient operation and our ability to raise capital in order to execute our growth plans.

Industry Background

         The wine industry is generally segregated into three categories: premium table wines that retail for more than $3 per 750ml bottle; "jug" wines that retail for less than $3 per 750 ml bottle; and other wine products, such as sparkling wines, fortified wines, wine coolers and flavored wines. We produce and sell only premium table wines. The premium category is generally divided by the trade into four segments: popular-premium ($3-$7 per 750ml); super-premium ($7-$14 per 750 ml); ultra-premium ($14-$25 per 750 ml); and luxury (over $25 per 750 ml). We sell wines in each segment of the premium table wine market.

Corporate History

         We were incorporated under the laws of the state of Nevada in May 15, 2000, with the name Tech-Net Communications, Inc. Our original business was to establish an Internet e-commerce gateway, the Technet Gateway, for exchange of telecommunications services specifically targeted to small and medium size users of such services. It was our intention to provide the US telecommunications industry an online tool enabling them to market and sell their products through our website thereby allowing them to reach an untapped market of buyers consisting of small to medium size businesses in need of telecommunication products.

         Due to deteriorating market and lack of additional financing, in the summer of 2003, we determined that we would search for an ongoing business that we could purchase solely for stock rather than having to raise capital necessary for completely launching our existing business enterprise. On August 1, 2003, in connection with the reverse acquisition of Tech-net Communications, we completed a share exchange with Knightsbridge Fine Wines, Inc. As a result of the share exchange, Knightsbridge Fine Wines, Inc. became our wholly owned subsidiary.


Products

Current Product Line

         As of the date of this filing, with the exception of wines we hope will be produced by Viansa, our recent acquisition in Sonoma, California and wines produced by Kirkland Knightsbridge, LLC, our joint venture with the Kirkland
Ranch, we currently market and distribute wines produced by third parties under our own or such other parties' labels. These include a variety of red and white wines produced under the following labels by the following parties:

------------------------------------------- --------------------------------------- ----------------------------------
                Wine/Label                                 Producer                        Ownership of Label

------------------------------------------- --------------------------------------- ----------------------------------
The Global Collection of Guy Buffet         Kirkland Knightsbridge, LLC             360 Global (1)
------------------------------------------- --------------------------------------- ----------------------------------
Kirkland Ranch Estate Wines                 Kirkland Knightsbridge, LLC             Kirkland Knightsbridge (2)
------------------------------------------- --------------------------------------- ----------------------------------
Kirkland Ranch                              Kirkland Knightsbridge, LLC             Kirkland Knightsbridge (2)
------------------------------------------- --------------------------------------- ----------------------------------
Jamieson Canyon                             Kirkland Knightsbridge, LLC             Kirkland Knightsbridge (2)
------------------------------------------- --------------------------------------- ----------------------------------
Alexander Park                              Dominion Wines, Ltd (3)                 Dominion Wines, International
------------------------------------------- --------------------------------------- ----------------------------------
Vinus                                       Dominion Wines, Ltd (3)                 Dominion Wines, International
------------------------------------------- --------------------------------------- ----------------------------------
Saddle Mountain                             Dominion Wines, Ltd. (3)                Dominion Wines, International
------------------------------------------- --------------------------------------- ----------------------------------
Viansa Winery                               Viansa Winery                           360 Viansa, LLC (4)
------------------------------------------- --------------------------------------- ----------------------------------
Santerra Winery                             Viansa Winery                           360 Viansa, LLC (4)
------------------------------------------- --------------------------------------- ----------------------------------


     (1) During the first run of this line of wines, which was produced by a third party, we were the sole marketer and distributor. Kirkland Knightsbridge, LLC will produce the second run of this line at the Kirkland Ranch, but we will be the sole owners of this label.
     (2) Pursuant to the Capital Stock Contribution Agreement, from which the joint venture subsidiary Kirkland Knightsbridge, LLC was formed, we have a 50% ownership interest in this wine.
     (3) We do not provide any services to Dominion Wines, Ltd. We are the majority owner of Dominion Wines International, maintaining a 56% ownership interest.
     (4)  360 Viansa, LLC is our wholly-owned subsidiary.


Future Products

         As a result of our recent acquisition of Viansa Winery and the property in Texas, we plan to begin independently producing and distributing our own wines in the future. We anticipate that the initial series of 360 Global owned and/or produced wines will include the following:

-----------------------------    ------------------------------
         Name                           Producer

-----------------------------    ------------------------------
Andy Warhol Collection           360 Global
-----------------------------    ------------------------------
Britto Collection                360 Global
-----------------------------    ------------------------------

Current Sales and Marketing

         Prior to acquiring Kirkland Knightsbridge, LLC we marketed and distributed wines produced by third parties under such other parties' labels. However, with the acquisition, we entered into an exclusive agreement with the Kirkland Knightsbridge, LLC to sell wine and wine related products under its label. Additionally, under a separate bottling agreement, Kirkland Knightsbridge, LLC agreed to serve as the exclusive bottler of our products in California. We sell our wines through direct sales, independent distributors, our own customer list, and directly from the winery in limited quantities. Distributors generally remarket the wines through specialty wine shops and grocery stores, selected restaurants, hotels and private clubs across the country, and in certain overseas markets. We rely primarily on word-of-mouth recommendation, wine tastings, positive reviews in various publications; select wine competitions and company-sponsored promotional activities in order to increase public awareness of our wines.

         Independent distributors market our wines throughout the United States, including the District of Columbia and Puerto Rico, and internationally in the Caribbean Islands and Canada. We are currently investigating how to extend our distribution network into the Far East and Europe. As part of this process, we signed a sales and marketing agreement with a European winery. We employ 3 dedicated sales and marketing professionals who work directly with distributors in a particular region of the United States, and their customers. We also have 25 broker agents who assist our sales and marketing forces with distributing our wines.

         Through our wholly owned subsidiary's purchase of Viansa Winery & Italian Marketplace, we will be able to sell any wines produced by or for Viansa through the Viansa sales channels. Moreover, we will adjust the license at Viansa to make it possible to sell brands that we own. The purchase of Viansa also included purchasing Enoteca Viansa, a tasting room and wine bar, as well as Cucina Viansa a restaurant located in Sonoma, California. We expect to sell bottles of our wines at the Winery and Enoteca Viansa, and to include our wines on Cucina Viansa's menu.

Customers

         Since we are still in the development stage, and due to our sales and distribution strategy as described herein, we are not currently dependent on one or a few major customers.

Growth Strategy

         We intend to grow our operations through both internal initiatives and external acquisitions. The internal initiatives include developing new and innovative brands and alliances with noted artists that leverage their proprietary designs into award winning wine labels that produce a differentiated consumer product. We further intend to internally grow sales by providing a wider selection of brands and products for our sales force to introduce into the marketplace thereby reducing average sales cost per product and increasing product variety to our client base. We believe that by increasing our ability to provide an ever-growing inventory of brands and products we will be able to increase our ability to provide wholesalers with better promotional advantages than our smaller peers. This could lead to an increased competitive position and drive internal growth. The external initiatives include targeting and subsequently acquiring small to mid-sized wineries and distressed brands or inventory, which we can assimilate into our business model. We believe that by assimilating the small to mid-sized wineries we can add brands to our portfolio, which we can introduce into our sales and marketing channels, which in turn, should provide wider public awareness and a greater level of sales.

         The   following   initiatives   represent  the  internal  and  external
transactions that we have recently initiated, developed, or acquired.

Kirkland sales and marketing agreement

         On June 1, 2003, we entered into a sales and marketing agreement with Kirkland Ranch Winery, a Napa Valley based company, to represent their products on an exclusive commission basis through our sales and marketing group. The terms of the agreement call for the parties to pursue certain transactions relating to a proposed joint-venture between the parties and for us to receive certain discounts on wine purchases. See "Acquisitions During the Current Fiscal Year."

The Artist Series of Fine Wines

         In order to complement our growth, we decided to create new brands based upon world-renowned artists to maximize brand name recognition while minimizing marketing costs. As part of this strategy, we entered into two agreements with renowned artists.

         On July 9, 2003, we entered into a license agreement with Guy Buffet to market an international collection of wines that blends Mr. Buffet's artistic talent with the winemaking talent of our winemakers. This collection of wines, each featuring a unique Guy Buffet designed label, initially features California Chardonnay, Merlot, Cabernet Sauvignon, Sauvignon Blanc, and Shiraz from Australia. As distribution grows internationally, we intend to add varietal blends from New Zealand and Bordeaux. In addition, we have the right to use Guy Buffet's name, portrait, or picture in advertising and other promotional materials associated with the sale of products licensed under the agreement. Guy Buffet receives non-refundable royalties on sales of the licensed products we sell at a rate of $5.00 per twelve-bottle wine cases. In addition, we will pay Guy Buffet a non-refundable guaranteed minimum royalty in the amount of $150,000.00, to be paid in 12 monthly installments during the term of the agreement, as an advance against the royalties previously described. The agreement expires on July 8, 2006 and we launched this artist series during the fourth quarter of 2003.

         On September 22, 2003, the Company entered into a license agreement with the Andy Warhol Foundation for the Visual Arts to market an international collection of wines. The agreement expires on December 31, 2006, and we anticipate launching this artist series during the second half of 2004. Under the agreement, we were granted a non-exclusive license to use Andy Warhol's artwork throughout North America, in connection with our wine products. Specifically, we are entitled to use artwork and quotations created by Andy Warhol on our wine labels; use of such artwork and quotations must be pre-approved on a case by case basis by the Andy Warhol Foundation. Pursuant to the terms of the agreement, we are to pay four percent (4%) of all net sales of the wine including Andy Warhol's artwork or quotes that we sell, to the Andy Warhol Foundation. We are also required to pay minimum royalty fees to the Andy Warhol Foundation as follows: $40,000 on December 31, 2003; $45,000 on December 15, 2005; $135,000 on December 15, 2005; and, $180,000 on December 15, 2006. A
portion of the proceeds from the sale of these art-inspired releases will benefit the Andy Warhol Foundation and its mission, fostering innovative artistic expression and advancing the visual arts through support of cultural organizations.

Gutsverwaltung Niederhausen Schlossbockenheim sales and marketing agreement

         On February 1, 2004 the Company entered into a sales and marketing agreement with Gutsverwaltung Niederhausen Schlossbockenheim, a German Winery. Gutsverwaltung produces and sells certain wines under the name Gutsverwaltung Niederhausen-Schlossboeckelheim. Pursuant to the agreement, we have the exclusive right to sell Gutsverwaltung's wines in North America, Asia, and duty free shops. Under the agreement, we have a goal to purchase at least 70,000, 750 milliliter bottles of wine; our target for 2004 however, is 100,000 bottles. We solicit and confirm all orders we choose to accept and arrange for shipments to be sent directly by Gutsverwaltung or such warehouse or shipping location as designated by us and we are responsible for all freight charges. The agreement expires on December 31 2004, but may be automatically renewed for successive one-year terms.

Acquisitions During the Fiscal Year Ended December 31, 2003

Dominion Wines International

         On February 17, 2003, we acquired a majority ownership interest in Dominion Wines International, an international sales and distributor of Australian sourced wines sold under several Company owned brands. We purchased 56% of Dominion's issued and outstanding shares for 694,850 of our common stock. In addition to the shares, we also received all rights and properties owned, possessed or controlled by Dominion, tangible or intangible, of every kind and description including all assets used by Dominion in connection with its business and operations as a going concern.

Bodegas y Vinedos Anguinan S.A.

     On November 6, 2003, we used a portion of the net proceeds from our October 2003 private financing to complete the acquisition of Bodegas y Vinedos Anguinan S.A. through our wholly-owned subsidiary, KFWBA Acquisition Corp, a Nevada Corporation. KFWBA acquired all of the assets, including all of the issued and outstanding shares of Bodegas for a purchase price of $2,700,000. When the Stock Purchase Agreement was signed, $2,500,000 was paid to Bodegas, through the issuance and delivery of an aggregate of 1,000,000 shares of our restricted common shares. Additionally, KFWBA issued 10 puts to Bodegas under Put Agreements, pursuant to which Bodegas may require KFWBA to purchase from Bodegas up to an aggregate of $2,500,000 of the restricted common stock issued to Bodegas, based on the original issuance price to them, at their option. KFWBA's performance under the Put Agreement is guaranteed by us, as KFWBA's parent and secured by a Stock Pledge Agreement. On December 16, 2004, we entered into a Termination, Settlement & Release of Claims with our wholly owned subsidiary, KFWBA Acquisition Corp., and Bodegas and its former principals to divest ourselves of our ownership interest in Bodegas. Pursuant to the terms of that agreement, we all agreed to return any equity in the other party and to terminate any further obligations between us, including, but not limited to the put options we granted as part of the acquisition and any employment agreements between us and the principals of Bodegas.

Acquisitions During the Current Fiscal Year

Vanderbilt Series of Wines

         In November 2004, we entered into a worldwide licensing agreement with Consuelo Vanderbilt Costin. As a result, we have an initial ten-year sales and marketing agreement covering a select series of Vanderbilt label premier wines. Furthermore, Consuelo Vanderbilt Costin agreed to lend her name and talent to the joint venture, serving as the spokesperson for this series of Vanderbilt wines.

         The Vanderbilt series will include Consuelo Vanderbilt Wines, Vanderbilt Estates, Vanderbilt Reserve Wines, and Vanderbilt Cellars offering a wide range of premier wines to discerning wine enthusiasts across the globe. We have received correspondence from an attorney representing The Biltmore Company claiming that they own the rights to the name "Vanderbilt" and requesting that we cease and desist using such name in connection with the sale of our products. Unless this dispute is settled, it is possible that we will be unable to proceed with this series of wines. For additional information please see "Legal

Proceedings."

Acquisition of Kirkland Knightsbridge, LLC

         We used the net proceeds from a senior secured convertible note as part of the financing of our purchase of our 50% ownership interest in Kirkland Knightsbridge, LLC, a California limited liability company. In exchange for our 50% membership interest in the joint venture, we made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares of our common stock, par value $.001 per share, at an initial valuation of $2.35 per share. Pursuant to the joint venture agreements, Kirkland Ranch contributed all of its assets and certain of its liabilities to the joint venture subsidiary, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. Kirkland Knightsbridge has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot state-of-the-art winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, we entered into an exclusive distribution and marketing agreement with Kirkland Knightsbridge to sell wine and wine related products under our labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, Kirkland Knightsbridge will serve as the exclusive bottler of our products in California. Please See Note 9: Acquisition of Interest in Kirkland Knightsbridge LLC, to the Financials Statements.

Acquisition of 136.58 acres of land in Burnet, Texas

         On June 27, 2005 we purchased 136.58 acres of land in Burnet, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc. The property, located in the heart of Texas wine country near the LBJ resort communities of Horseshoe Bay and Marble Falls, currently includes approximately 130,000 square feet of office, warehouse and mixed used space. This includes one granite and block office building, five warehouse style buildings and several smaller mixed used buildings. The property recently appraised for approximately $6,000,000. The acquisition also includes approximately $9,000,000 of finished and unfinished granite products. We are investigating improving the property by developing a commercial winery, and vineyard in combination with a future residential development. A portion of this development will be funded from the proceeds of the sale of finished and unfinished granite product. The total purchase price for the property was $12,500,000, $2,500,000 of which was paid in cash at the closing and $10,000,000 of which was given in the form of a three-year Secured Convertible Term Note to Wynthrop Barrington, Inc. Interest on the Wynthrop Barrington Term Note shall be 7% annually; with $350,000 paid monthly in advance at the rate of $29,667 and the balance of the annual amount accruing at the stated rate. The Wynthrop Barrington Term Note may be converted into shares of common stock. The number of such shares to be issued shall be the number determined by dividing (i) the portion of the amount to be converted by (ii) the then applicable fixed conversion price, which initially is $0.33 and is subject to adjustment for stock splits, reorganizations and other extraordinary events. We agreed to register all of the shares of common stock underlying the Wynthrop Barrington Term Note. We may prepay the Wynthrop Barrington Term Note under the same terms and conditions as set forth above for the Laurus Secured Convertible Term Note.

Viansa Winery & Marketplace

         In July 2005, our wholly owned subsidiary, 360 Viansa, LLC acquired the Viansa Winery & Italian Marketplace, Enoteca Viansa and Cucina Viansa from Viansa Winery, a California Limited Partnership and La Fontana di Viansa, LLC, a California limited liability company. The purchase price for these assets was $30,000,000, subject to change pursuant to certain Viansa accounts receivables. The Viansa Winery, which is an Italian style wine hospitality center and vineyard, is located in the Sonoma Valley of California. The property on which the Viansa Winery is located consists of 175 acres including the hilltop winery and marketplace, 23 acres of producing vineyards, over 1,000 producing olive trees, and a 90-acre wetland preserve for wildfowl. The majority of Viansa's winemaking occurs in a 50,980 square feet warehouse production facility located at a separate facility in Sonoma. Viansa produces over 55,000 cases of wine annually, with a selection that includes 12 different Italian varietals and 11 California varietals. The winemaking (fermentation, stainless steel tank and barrel storage), bottling, bottled case storage (including bonded and tax-paid wine storage), and office improvements is all done in the warehouse, which houses Viansa's marketing and call center.

         Enoteca  Viansa,   located  at  334  Grant  Street  in  San  Francisco,
California is a tasting room and wine bar. Cucina Viansa, located at 400 First Street East in Sonoma, California is a restaurant and wine bar.

Competition

         The premium segment of the wine industry is intensely competitive. Our competitors produce table, premium and other wines in the United States of America, Europe, South Africa, South America, Australia and New Zealand. Our domestic competitors in the popular-premium and super-premium segments include Beringer Blass Wine Estates (Beringer, Meridian), Brown-Forman (Fetzer), Constellation Brands (Estancia, Talus, Vendange, Nathanson Creek), Diageo (Beaulieu Vineyards), Kendall-Jackson and the Wine Group (Glen Ellen). Our higher-priced wines compete with several hundred smaller California wineries, generally from Napa or Sonoma County, and with numerous foreign vintners, that produce premium wines. In recent years some very large producers of primarily generic wines have introduced varietal wines in the growing premium wine market. Our wines also compete with other alcoholic and non-alcoholic beverages for shelf space in retail stores and for marketing focus by our independent distributors, all of which also carry other wine or beverage brands. Many of our domestic and international competitors have significantly greater resources and as a result, there can be no assurance that we will be able to successfully compete with these competitors or that we will not face greater competition from other wineries and beverage manufacturers.

         At present, we do not have a single main competitor. Rather, we compete with different companies in different wine categories. In addition, we compete with various beverage companies for shelf space in retail stores that carry wine or other beverage brands. As a development stage company, we have a relatively small competitor position within the industry, but we believe that as we execute upon our business strategy, our relative position within the industry should rise.

Industry Taxes and Costs

     The United States Government imposes a federal excise tax of $2.55 per case on table wine. In addition, various states (including California) also impose excise taxes on wine. There can be no guarantee that the Federal or State Governments will not increase excise tax on wines in the near future. There can be no guarantee that the Federal or State Governments will not increase excise tax on wines in the near future.

Research and Development

         We did not conduct any significant research and development activities during the fiscal years ended December 31, 2003 and December 31, 2004.

Employees

         At August 3, 2005, we had 6 full time employees based throughout the United States and an additional 82 full time employees working for 360 Viansa, LLC at Viansa Winery & Italian Marketplace. We also pay approximately 25 broker-agents on a commission basis, as independent contractors, to assist our sales and marketing forces with the distribution of our wines.

         None of our employees is represented by a labor union and we consider our relationships with our employees to be good.

REGULATORY ENVIRONMENT

Regulation; Permits and Licenses

                  The wine industry is subject to extensive regulation by the Federal Alcohol and Tobacco Tax and Trade Bureau, various foreign agencies and state and local liquor authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising restrictions and relations with wholesalers and retailers. Expansion of our existing facilities and development of new vineyards and wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, sales taxes or international tariffs, could materially adversely affect our financial results. Currently, however, we believe we are in compliance with all currently applicable federal and state regulations.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities is also required. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.


                             DESCRIPTION OF PROPERTY

         For the fiscal year ended December 31, 2003, our United States corporate office was located at 65 Shrewsbury Road, Livingston, NJ 07039. This space was provided on a rent-free basis by our majority shareholder. As a result, we did not recognize rental expense in the fiscal year.

         Commencing April 21, 2004, our principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by
Knightsbridge Kirkland, our joint venture subsidiary, and has an existing mortgage securing a $20,000,000 loan. The Kirkland property consists of sixty-nine (69) acres of vineyard land and a 57,000 square winemaking facility.

         By virtue of 360 Viansa  LLC's recent  acquisition,  we also own Viansa

Winery and Italian Marketplace located in Sonoma California, Enoteca Viansa at 334 Grant Street, San Francisco, California and Cucina Viansa at 400 First Street East Sonoma, California. The purchase price for these properties was $30,000,000, which we paid in cash. 360 Viansa entered into a Deed of Trust, Assignment of Rents, Security Agreement and Fixture filing with First American Title Company, as trustee and Laurus Master Fund, Ltd as beneficiary. Pursuant thereto, we granted, mortgaged, bargained, sold, alienated, enfeoffed, released, conveyed and confirmed, in trust, with power of sale, all of our estate, right, title and interest in, to and under any and all of the Viansa Winery property and Cucina Viansa property. Gryphon Master Fund also maintains a `silent' second position security interest in all of Viansa's assets, including a second lien mortgage on all Viansa winery property.

         On June 27, 2005 we purchased 136.58 acres of land out of the Arthur Luckey Survey No. 23, Abstract No. 530 in Burnet County, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc. We paid $2,500,000.00 in cash and issued a $10,000,000.00 Convertible Note to Wynthrop Barrington, Inc. We entered into a Deed Of Trust, Security Agreement and Fixture Filing for this property with Phillip Weller, as trustee and Laurus Master Fund, Ltd., as beneficiary. Gryphon Master Fund also maintains a `silent' second position security interest in all of the Texas winery assets, including a second lien mortgage on all Texas winery property.

         Pursuant to the debt financing with Laurus, if we default in our obligations to them, they can take possession of the Sonoma County and Texas Properties, or offer them for sale.

         We believe our existing properties are adequately covered by insurance.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTOL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

         The following table and text set forth the names and ages of our directors and executive officers as of August 3, 2005. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. We did not hold an annual meeting in 2004. There are no family relationships among our directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.


    NAME                   AGE                POSITION
    ----                   ---                --------

Joel Shapiro                34                CEO
Jon Sebastiani              35                President
Anthony J. A. Bryan         80                Non-Executive Chairman, Director
Jay Essa                    61                Executive Vice President of Sales
Charles D. Marin            39                Director of Finance
Michael Jeub                61                Director
Phillip E. Pearce           74                Director


         JOEL SHAPIRO, Chairman of the Board, CEO. Joel ("Jake") Shapiro is our CEO and Chairman, and has served on the Board since August 1, 2003. He has reviewed or visited almost 100 wineries in 4 continents in his quest to build the world's best wine company. He is charged with developing, sourcing and negotiating our acquisitions and strategic partnerships. He also guides corporate strategy, ensuring that we stay on-track to meet our long-term goals. Prior to joining us, Mr. Shapiro was President of JS Capital LLC, an east coast based finance boutique that specialized in mergers & acquisitions, and public corporate finance. JS Capital financed a variety of industry non-specific companies including software production firms in Pakistan, fiber optic systems in Mexico, and five star European hotel owners and operators. JS Capital had a strong presence in both apparel and mass media sectors, and maintained a number of Hollywood celebrity clients. JS Capital is no longer an active company as Mr. Shapiro now dedicates his full time to us. Mr. Shapiro began his finance career in 1992 working in the back offices of the investment-banking firm of M.H. Meyerson & Company. While attending night school at the Rutgers University Graduate School of Business for his MBA, Mr. Shapiro quickly rose up the ranks from working in the operations division of M.H. Meyerson to becoming one of the youngest Senior Traders, where he executed institutional orders on behalf of Wall Street's biggest firms, including Goldman Sachs, Merrill Lynch, and Credit Suisse First Boston. Mr. Shapiro attended Rutgers University, where he completed his studies in three years and received departmental and collegiate honors. As an undergraduate, Mr. Shapiro also attended the National University of Singapore, and through a joint venture program with Columbia University, the Shanghai Teachers College in China.

         JON SEBASTIANI, President. Mr. Sebastiani has over 12 years of experience in the wine business. He was President and Director of Operations of the Viansa Winery from 1992-2004, where he played a key role in establishing Viansa as the most successful wine club and catalog business in California's "wine country" by effective use of database marketing through targeted direct mail and CRM technology. In those positions, he restructured Viansa's marketing direction, eliminated the traditional distribution tiers and strategically repositioned the company as a direct-to-consumer organization. Mr. Sebastiani was also the President, Founder and Owner of Lo Spuntino from 1995-2000 during which he pioneered the direct-to-consumer sale of wines via the Internet and initiated features that enabled visitors to make wine purchases and book special events online. He was also Managing Director of wine.com in 2003. Through these positions, Mr. Sebastiani developed and implemented tools to manage cash flow effectively and learned how to eliminate accounts receivable issues by using a direct-to-consumer business model and a credit-card-based fulfillment system. Mr. Sebastiani has managed to achieve flat-to-moderate business growth during a two-year period of severe economic decline. Additionally, Mr. Sebastiani is the Co-founder of Wine Brats, a national nonprofit organization, as a promotional vehicle to bring dynamic marketing elements to selling wine. He secured partnerships with Sony, Elle Magazine, Food & Wine Magazine and other companies to generate nearly $2 million in annual funding. Mr. Sebastiani has built Wine Brats to over 55 chapters nationwide and approximately 100,000 members and has obtained features in television, radio and multiple publications, such as Forbes, People, Entrepreneur, Elle and numerous newspapers, including the front page of the Chicago Sun-Times. Mr. Sebastiani obtained his Bachelors of Science in Economics from the Santa Clara University, Santa Clara, CA, in 1992.

         CHARLES D. MARIN, DIRECTOR OF FINANCE. Charles Marin is Director of Finance. Mr. Marin is responsible for our consolidated financial operations. He has over 14 years of accounting experience including seven years of financial management experience in the wine industry specializing in Napa Valley vineyards. Prior to joining us, he held management positions with Domaine Chandon, an international sparkling wine house and Roundhill Cellars, a nationally distributed wine producing company. With these companies he managed the day-to-day finance functions, international consolidations, budgeting & forecasting, contract review, and procedural development. Prior to his experience in the wine industry, Mr. Marin held positions in public accounting, construction and the service industries. Mr. Marin's financial background is enhanced by his in-depth knowledge of human resources management practices. Mr. Marin is a graduate of the University of California at Davis with an accounting accreditation from the University of Washington in Seattle.

         JAY ESSA, EXECUTIVE VICE PRESIDENT OF SALES. Jay Essa is our Executive Vice President of Sales. Mr. Essa was previously our Vice President of National Accounts, where he was instrumental in the development and expansion of sales and marketing team. In this position, he helped craft the our Sales team and helped locate and develop our initial customer base. Prior to joining us, Mr. Essa was Vice President of Sales and Marketing for Golden State Vintners. In this position, he managed 4 regional sales mangers to develop national brands and private labels for major clients, including Safeway, Kroger and Albertson. Prior to that, Mr. Essa was Vice President International Marketing and Western Division Manager for Palm Bay Imports. He led the development of an international sales and marketing program for both Italian and California wines. Before joint Palm Bay, Mr. Essa was President and CEO of Geerlings & Wade, Inc. (NASDAQ: GEER). He led the company's return to profitability in only 6 months and grew the top line revenues and profits for 3 consecutive years. He also helped position the company as the largest direct marketer and e-tailer of wine in North America. In addition, he personally developed numerous strategic alliances, including Starbucks, Greg Manning Auctions and Starchefs. Previously he was Managing Director in Europe for E&J Gallo Winery where he was responsible for development and management of operations in 18 countries. He has also served as E&J' Gallo Winery's Managing Director in UK & Ireland, General Manager of Gallo Sales Company, Regional Manager of Vintage Wine Division in California and a General Sales Manager for both Mountain Wine and Valley Winners. Mr. Essa graduated from the Pasadena City College in Pasadena, California where he majored in English Literature.

         ANTHONY J.A. BRYAN, NON-EXECUTIVE CHAIRMAN, DIRECTOR. Anthony J. A. Bryan is one of our directors and has served in this capacity since November 4, 2003. Mr. Bryan is the former Chairman and CEO of Copperweld Corporation, a bimetallic wire and steel tubing company, and the former CEO of Cameron Iron Works, a company in the oil service business. Mr. Bryan has served on the Board of Directors of Federal Express (1987-96), Chrysler Corporation (1975-91), PNC Financial Corp (1978-89), ITT Corporation, Koppers Corporation, Hamilton Oil Corporation, First City National Bank of Houston, Imetal, and Hospital Corporation International. Mr. Bryan received his Master Degree in Business Administration from the Harvard Business School.

         PHILLIP E. PEARCE, DIRECTOR. Phillip E. Pearce is one of our directors and has served in this capacity since December 11, 2003. Mr. Pearce is an independent business consultant with Phil E. Pearce & Associates, and a member of the Board of Directors for a number of domestic and internationally headquartered companies. Mr. Pearce was Senior Vice President and a director of E.F. Hutton, Chairman of the Board of Governors of the National Association of Securities Dealers, a Governor of the New York Stock Exchange and a member of the Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce has been a featured speaker to the European Economic Committee in Belgium representing the United States on a symposium on public disclosures. Mr. Pearce is a graduate of the University of South Carolina and the Wharton School of Investment Banking at the University of Pennsylvania.

         MICHAEL JEUB, DIRECTOR AND CHAIRMAN OF THE AUDIT COMMITTEE. Michael Jeub is one of our directors and has served in this capacity since July 2004. Mr. Jeub is a Partner with the San Diego office of Tatum Partners. He is a financial management executive with a 30-year background in finance and operations. He is fully familiar with SEC requirements and compliance issues, and auditor and shareholder relations. From June 2002 to October 2003, Mr. Jeub served as Chief Financial Officer and Vice President of Finance for The Immune Response Corporation, a biotech company co-founded by Jonas Salk, which is developing a therapeutic AIDS vaccine. While in this position, Mr. Jeub was responsible for all accounting, SEC reporting, property and human resources. Prior to joining Tatum Partners, Mr. Jeub was Senior Vice-President and CFO of Jenny Craig International, a $350,000,000 NYSE company for five years.

Previously, Mr. Jeub was Senior Vice-President and Chief Financial Officer of National Health Laboratories, a $800,000,000 NYSE company, at which he was the financial liaison with the controlling investor. Mr. Jeub also served first as Chief Financial Officer and then as President of Medical Imaging Centers of America, a publicly held chain of freestanding imaging centers and hospital leased imaging centers. Mr. Jeub spent 18 years with International Clinical Laboratories, a publicly held national chain of medical testing facilities. Mr. Jeub began his career at ICL as regional controller, was promoted to Chief
Financial Officer during the bulk of his tenure and was President-ICL East for the last two years. Mr. Jeub was responsible for SEC filings and analyst presentations at ICL. Mr. Jeub holds a B.S. in Accounting from California State Polytechnic University-Pomona. Upon graduation Mr. Jeub joined Ernst& Young where he earned his CPA Certificate.

AUDIT COMMITTEE AND FINANCIAL EXPERT

         We have an Audit Committee as specified in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, composed of Mr. Mike Jeub and Mr. Tony Bryan. The Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to our:
          o    quarterly  and  annual  consolidated   financial  statements  and
               financial information filed with the Securities and Exchange Commission;
          o    system of internal controls;
          o    financial accounting principles and policies;
          o    internal and external audit processes; and
          o    regulatory compliance programs.

         The committee meets periodically with management to consider the adequacy of our internal controls and financial reporting process. It also discusses these matters with our independent auditors and with appropriate financial personnel employed by us. The committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

         The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

AUDIT COMMITTEE FINANCIAL EXPERT.

         Michael Jeub is our Audit Committee Financial Expert, as that term is defined in Item 401 of Regulation S-B and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Mr. Jeub's qualifications as an audit committee financial expert are described above.


                             EXECUTIVE COMPENSATION


         The following sets forth the annual and long-term compensation for services in all capacities to us for the fiscal years ended December 31, 2004, 2003 and 2002 for each person who served as our Chief Executive Officer and the other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year.

                           Summary Compensation Table


                                                               ------------------------------ -----------
Annual Compensation                                            Awards                         Payouts
-------------------------------------------------------------- -------------- --------------- -----------

(a)           (b)        (c)       (d)      (e)                    (f)           (g)            (h)        (i)
                                                               Restricted
                                                               Stock          Securities        LTIP      All
Name                                        Other              Award(s)       Underlying      Payouts     Other
And                                         Annual                $           Options/           ($)      Compen-
Principal                                   Compen-                                                       sation
Position      Year       Salary($) Bonus    sation($)                         SARs (#)                       ($)



-------------------------------------------------------------- ------------------------------ ----------- ------------
Joel Shapiro   2004          0        0             0         0  0                0            0           159,500
Chairman,      2003          0        0             0         0                                            114,500
President, &   2002          0        0             0         0
CEO (1)
Jon Sebastiani 2005        250,000    0             0         0  50,000           500,000      0           0
President (2)
Paul Gardner   2004        50,700     0             0         0  0                0            0           50,700
Chief          2003        125,000(4) 0             0         0                                            22,800 (5)
Marketing      2002        0          0             0         0
Officer (3)
Joseph Carr    2004        139,375    0             0         0  20,000           100,000      0           0
President      2003        125,000(4) 0             0         0  0                0
(6)            2002        0          0             0         0  0                0
Jay Essa       2004        117,500    0             0         0  20,000           0            0           0
Executive      2003                                              0                0
Vice Pres.     2002                                              0                0
Of Sales (7)
Charles Marin  2004        85,000     0             0         0  10,000                        0           0
Executive      2003
Vice Pres.     2002
Of Finance (8)


     (1) Mr. Carr replaced Mr. Shapiro as President in September 2004 and Mr. Bryan replaced Mr. Shapiro as Chairman of the Board in November 2004.
     (2) Mr. Sebastiani was hired as our President in July 2005. Pursuant to the terms of Mr. Sebastiani's employment agreement, he is to receive a base salary of $250,000.00 per annum. As a signing bonus, Mr. Sebastiani received 50,000 shares of common stock ($0.001 par value) and a five-year warrant to purchase 500,000 shares of common stock, exercisable at $5.00 per share. The warrant vests quarterly on a pro rata basis throughout the year at the rate of 100,000 shares annually.
     (3) On April 16, 2004, we and Mr. Gardner mutually agreed to terminate their working relationship. As part of the agreement, we agreed to pay Mr. Gardner approximately $50,700 of salary and expenses and Mr. Gardner agreed to wave his severance package.



     (4) Mr. Gardner and Mr. Carr are each compensated by Knightsbridge, LLC our wholly owned subsidiary.
     (5) Mr. Gardner received 986,700 shares of Knightsbridge's common stock valued at $22,800.
     (6) Mr. Carr was our Executive Vice President of Sales from August 2003 until September 2004, when he was promoted to President. Pursuant to the terms of Mr. Carr's employment agreement for his position as President, he is to receive $155,000 compensation. Mr. Carr was removed from his position as President in June 2005 and Mr. Sebastiani was hired as our President in July 2005.
     (7) Mr. Essa was hired to replace Mr. Carr as our Executive Vice President of Sales in September 2004. (8) Mr. Marin was promoted to Executive
          Vice President/Director of Finance in November 2004.


                         OPTION/SAR IN LAST FISCAL YEAR
                                Individual grants

------------------------ ------------------------ ---------------------- --------------- ----------- -----------------
NAME                     NUMBER OF SECURITIES     PERCENT OF TOTAL       EXERCISE OR     MARKET      EXPIRATION
                         UNDERLYING               OPTIONS/SARS GRANTED   BASE PRICE      PRICE ON    DATE
                         OPTIONS/SARS GRANTED     TO EMPLOYEES IN        ($/SH)          DATE OF
                         (#)                      FISCAL YEAR                            GRANT
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------

          (a)                      (b)                    (c)                 (d)                          (e)
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------
Joel Shapiro                        0                       0                  0             0              0
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------
Jon Sebastiani                   500,000                 56.18%               5.00                      6/29/2005
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------
Paul Gardner                        0                       0                  0             0              0
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------
Joseph Carr                      100,000                 25.64%               1.05                       6/27/17
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------
Jay Essa                            0                       0                  0             0              0
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------
Charles Marin                       0                       0                  0             0              0
------------------------ ------------------------ ---------------------- --------------- ----------- -----------------


Aggregated Option/SAR Exercised And Fiscal Year-End Option/SAR Value Table
--------------------------------------------------------------------------

         Neither our executive officers nor the other individuals listed in the tables above, exercised options or SARs during the last fiscal year.

Long Term Incentive Plans

         No Long Term Incentive awards were granted in the last fiscal year.

BOARD OF DIRECTORS

         Our directors who are employees do not receive any compensation from us for services rendered as directors. Outside directors receive $1,000 a month for serving on the Board of Directors, an additional $1,000 per committee meeting and for service on a committee of the Board of Directors and may in the future be granted incentive-based stock compensation. Cash fees to be paid to directors have not been paid as of December 31, 2003 and are currently accruing. On November 22, 2004, Mr. Bryan received an additional grant of 325,000 shares of our common stock and Mr. Pearce received an additional grant of 400,000 shares of our common stock. These shares are subject to forfeiture if the corresponding directorship is terminated before the one-year issuance anniversary or if certain performance criteria, to be determined, have not been met. Mr. Jeub received a warrant to purchase 120,000 shares of our common stock.

EMPLOYMENT AGREEMENTS

         On February 20, 2003, we entered into an employment agreement with Mr. Paul Gardner as one of our executive officers effective March 1, 2003. Pursuant to the share exchange and reverse acquisition with Tech-Net Communications, Inc., that we completed on August 1, 2003, Mr. Gardner also became our Chief Marketing Officer. Mr. Gardner's compensation was $125,000 (Australian Dollars) (US $94,155 at March 31, 2004) per annum along with other similar employee benefits as offered to employees of the Company. In addition, Mr. Gardner received 986,700 shares of our stock valued at $22,800. On April 16, 2004, we mutually agreed to terminate our relationship with Mr. Gardner. As part of their mutual agreement, the Company agreed to pay Mr. Gardner approximately $50,700 as salary and expenses and Mr. Gardner agreed to wave his severance package.


         On August 3, 2004 we entered into an employment agreement with Mr. Jay Essa as an Executive Vice President effective September 24, 2004. Mr. Essa will serve at the pleasure of the Board of Director's. Mr. Essa's compensation will be $130,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Essa also received 100,000 shares of common stock of the Company.

         On October 8, 2004 we entered into an employment agreement with Mr. Charles Marin as an Executive Vice President effective November 1, 2004. Mr. Marin will serve at the pleasure of the Board of Directors. Mr. Marin's compensation will be $100,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Marin also also received 75,000 shares of common stock of the Company.

         On June 29, 2005, we entered into an employment agreement with Mr. Sebastiani. The Board of Directors may terminate his employment at any time with or without cause. In consideration for his services, Mr. Sebastiani shall receive a base salary of $250,000.00 per annum, payable in equal monthly installments. As a signing bonus and inducement to join our Company, we will give Mr. Sebastiani 50,000 shares of common stock ($0.001 par value) and a five-year warrant to purchase 500,000 shares of common stock, exercisable at $5.00 per share. The warrant vests quarterly on a pro rata basis throughout the year at the rate of 100,000 shares annually. Mr. Sebastiani is also entitled to a bonus plan to be mutually agreed upon between himself and the Board of Directors. He is also entitled to participate in and receive benefits under any employee benefit plan, fringe benefit plan, retirement or pension plan, incentive savings plan, stock option and appreciation rights plan, or any other incentive compensation plan we institute and maintain. If we terminate Mr. Sebastiani's employment, we shall pay him his Accrued but Unpaid Compensation equaling (i) his earned but unpaid Base Salary and any unpaid vacation through the date of termination and (ii) his earned but unpaid Bonus Plan monies and the benefits, if any, to which he is entitled as a former full time employee under the Corporation's employee plans and programs and compensation plans and programs as described above. All compensation and benefits shall cease on and as of the date of any such termination. If we terminate Mr. Sebastiani's employment for cause, then all compensation and benefits shall cease on such termination date and he shall only receive his Accrued but Unpaid Compensation. If we terminated his employment without cause, he will receive his Accrued but Unpaid Compensation and be paid a severance payment equal to five months of his Base Salary in effect on the date prior to his termination without cause.

STOCK OPTION PLANS


         We do not currently have any stock option or incentive plans.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

         As of August 3, 2005, we had a total of 47,883,726 shares of common stock and no shares of preferred stock issued and outstanding, which are our only issued and outstanding voting equity securities.

         The following table sets forth, as of August 3, 2005: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock beneficially owned by each such person, and the percent of our common stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock except as otherwise indicated.


                                           Amount and Nature of Beneficial       Percentage
 Name and Address                               Ownership                        Of Voting of
                                                                                  Securities
                                                                                      (1)

Joel Shapiro                               5,550,225                              11.59%
CEO, Chairman
One Kirkland Ranch Road
Napa, California 94558

Anthony J. A. Bryan                          600,000                               1.25%
Director
2525 North Ocean Blvd
Gulfstream, FL 33483

Phillip E. Pearce                            600,000                               1.25%
Director
6624 Glenleaf Court
Charlotte, NC  28270

Jay Essa                                     595,000                               1.24%
Executive Vice President of Sales
1644 Black Fox Canyon Road
Henderson, NV 89052



                                                                              28

                                           Amount and Nature of Beneficial       Percentage
Name and Address                               Ownership                         Of Voting of
                                                                                  Securities
                                                                                     (1)

Charles D. Marin                             595,000                               1.24%
Controller
1 Kirkland Ranch Rd
Napa, CA 94558

                                             120,000(2)                            0.25%
Michael Jeub
12959 Chaparral Ridge Rd
San Diego, CA 92130


Jon Sebastiani                               550,000 (3)                           1.15%
1400 Old Winery Ct
Sonoma, CA 95476
Gryphon Master Fund, L.P.                  4,783,584 (4)                           9.99%
100 Crescent Court, Suite 490
Dallas, Texas 75201

Laurus Master Fund, Ltd.                   4,193,329 (5)                           8.78% (5)
825 Third Avenue, 14th Fl.
New York, New York 10022

Larry Kirkland                             4,255,320 (6)                           8.89%
One Kirkland Ranch Road
Napa, CA 94558

Redwood Grove Capital                      2,700,000                               5.64%
Management, LLC
The Transamerica Pyramid
600 Montgomery Street, 4th Floor
San Francisco, CA 94111

TriPoint Capital Advisors, LLC             2,436,825                               5.09%
400 Professional Drive, Ste 310
Gaithersburg, Maryland 20879

All directors and officers as a group (5   8,060,225                              16.83%
   persons)


__* Included in this table are persons who may not own 5% of our outstanding Voting Stock but who currently hold positions as our officers or directors.
--------------

      (1) All percentages have been rounded up to the nearest one hundredth of one percent.

      (2) Includes the 120,000 warrants, at an exercise price of $1.05 per share, granted to Mr. Jeub in July 2004.

      (3) Includes 50,000 shares of common stock and a five-year warrant to purchase 500,000 shares of common stock, exercisable at $5.00 per share, granted to Mr. Sebastiani as part of his signing bouns. The warrant vests quarterly on a pro rata basis throughout the year at the rate of 100,000 shares annually.
      (4) The number of shares offered by this prospectus will vary from time to time based upon several factors including the total number of shares of common stock the holders of the note intend to convert and the amount of warrants that may be exercised. Based upon the terms of the both the note and the warrants, holders may not convert the note and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock. Additionally, the shares underlying the note are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the note's conversion price. But for this contractual limitation, Gryphon could own as much as 64.78%. The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. is E.B. Lyon, IV, and Authorized Agent.
      (5) The number of shares offered by this prospectus will vary from time to time based upon several factors including the total number of shares of common stock the holders of the note intend to convert and the amount of warrants that may be exercised. Based upon the terms of the both the note and the warrants that Laurus received in the July 2005 financing, it may not convert the note and/or exercise the warrants, if on any date, it would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock. Furthermore, Laurus cannot convert its note or exercise its warrants into an amount of shares that would exceed the difference between
            (i) 4.99% of the issued and outstanding shares of our common stock and (ii) the number of shares of common stock Laurus beneficially owns. But for these contractual limitations, Laurus could own as much as 80.78% over time. When the July 2005 financing with Laurus closed, Laurus received 4,193,329 shares of common stock, which represents 8.78% of our common stock. Additionally, the shares underlying the note are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the note's conversion price. The person having voting, dispositive or investment powers over Laurus is Eugene Grin.
      (6) Per the terms of the membership agreement between 360 Global Wine Company, Kirkland Ranch Winery and Mr. Larry Kirkland, Mr. Kirkland and/or various trusts that Mr. Kirkland controls the voting rights to one hundred (100%) percent of the 4,255,320 shares of 360 Global that are owned by Kirkland Knightsbridge, LLC. Therefore, Mr. Kirkland beneficially owns 4,255,320 shares of our voting stock


CHANGES IN CONTROL

         We are not aware of any arrangements that may result in a change in control of our company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Commencing April 21, 2004, our principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by
Knightsbridge Kirkland, our joint venture subsidiary, and has an existing mortgage securing a $20,000,000 loan. The Kirkland property consists of sixty-nine (69) acres of vineyard land and a 57,000 square winemaking facility. Since relocation, our office in Livingston, NJ is used as our U.S. satellite office.

         We formerly subleased our Australian office located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193 pursuant to a verbal lease agreement with The PLS Super Annuation Fund, a company that is 100% owned by Paul Gardner. We occupied this space on a rent-free basis.

         Because of their management positions, organizational efforts and/or percentage share ownership in us, Messrs. Shapiro and Kirkland may be deemed to be "parents" and "promoters" of us, as those terms are defined in the Securities Act of 1933 and the applicable Rules and Regulations under the Securities Act. Because of the above-described relationships, transactions between and among us and Messrs. Shapiro and Kirkland such as the sale of our common stock to each of them as described above, should not be considered to have occurred at arm's-length.

         Furthermore, with regard to our predecessor Tech-Net Communications, Mr. Jayeson Carmichael, Mr. Ed Wong and Ms. Diane Travis, may have been deemed to be "promoters" or "parents" of Tech-Net due to their share holdings. However, Mr. Carmichael, Mr. Wong and Ms. Travis no longer have any affiliation with us.

         On September 24, 2004, Gryphon Master Fund, L.P., Warren W. Garden, P.C., and Joel Shapiro, our Chief Executive Officer and Chairman entered a Stock Pledge Agreement, pursuant to which Mr. Shapiro pledged 3,000,000 of his personally owned shares. The Agreement secures the payment of all of our obligations existing under the Debt Restructuring Agreement and the Promissory Note dated September 24, 2004, issued by us to Gryphon. These shares were transferred to Gryphon and are being registered herein.

         Pursuant to a Pledge Agreement dated September 30, 2004 between Mr. Shapiro and Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP, Mr. Shapiro pledged 250,000 of his personally owned shares as security for the performance of our obligations under the Note Purchase Agreement, the notes granted pursuant thereto, and the Amended Agreement with Longview. Upon foreclosure under the Pledge Agreement, the pledged shares shall be deemed registrable securities, and such pledged shares shall be registered with the Securities and Exchange Commission in accordance with the terms, conditions and provisions of the Note Purchase Agreement.



                            DESCRIPTION OF SECURITIES

         Our authorized capital consists of 100,000,000 shares of common stock, $.001 par value per share, and no shares of preferred stock. As of August 3, 2005, there were outstanding 47,883,726 shares of common Stock and no shares of preferred stock.

COMMON STOCK

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors, in its discretion, from funds legally available therefore. Upon liquidation or dissolution, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. Our common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to shares of our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.


CONVERTIBLE NOTES

October 16, 2003 and December 22, 2003 Notes

         The first note was due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date (October 16,
2006), to the extent such principal amount and interest have not been repaid or converted into shares of the our common stock. The conversion rate of the note into shares of our common stock is $0.55 per share. Interest on the unpaid principal balance of the note accrues at the rate of 7.5% per annum from the date of original issuance until the note becomes due and payable on October 16, 2006, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms of the note. See Exhibit 10.2 "Convertible Note Agreement" and Exhibit 10.3 "Registration Rights Agreement".

         The second note was due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date (December 22,
2006), to the extent such principal amount and interest have not been repaid or converted into shares of the our common stock. The conversion rate of the note into shares of our common stock is $0.55 per share. Interest on the unpaid principal balance of the note accrues at the rate of 7.5% per annum from the date of original issuance until the note becomes due and payable on December 22, 2006, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms of the note. See Exhibit 10.6 "Convertible Note Agreement" and Exhibit 10.9 "Registration Rights Agreement".

         In connection with the offering, we entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. through which, Gryphon exchanged its prior securities from the October 16, 2003 and December 22, 2003 Purchase Agreements stated above, for a Note in the principal amount of $5,500,000 and new warrants to purchase shares of common stock. The Note issued is a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000, $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. Pursuant to the Securities Exchange Agreement, the agreement Gryphon entered into on October 16 is terminated and of no further force or effect; however, the agreement Gryphon entered into on December 22 is amended and restated, into an Amended and Restated Security Agreement, according to the terms of the exchange. (Form of Securities Exchange Agreement by and between us and Gryphon Master Fund, L.P., is incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on May 3, 2004). See Exhibit 10.18 "Convertible Note Agreement" and Exhibit 10.21 "Registration Rights Agreement".

         Under the terms of the Amended and Restated Security Agreement, dated April 21, 2004, Gryphon exchanged, among other things, the Company's 7.5% Secured Convertible Note due December 2006 that was the subject of the Original Security Agreement dated December 22, 2003 for a note and we agreed to grant Gryphon a security interest in our properties and assets to secure the payment of the new note. Gryphon continues to have a first priority security interest in any and all of our assets, but it is to secure payment of the new note rather than the original note. Pursuant to the terms of the new note, we promise to pay to or upon the order of Gryphon, the principal sum of $5,500,000, together with all accrued but unpaid interest thereon, if any, on the second anniversary of the issuance date or April 21, 2006 to the extent such principal amount and interest have not been repaid or converted into shares of our common stock, $.001 par value. We have the right to prepay all or any portion (in increments of $100,000) of the new note, in cash, at the applicable call amount based upon the formula set forth in the new note. (Form of Amended and Restated Security Agreement by and between us and Gryphon Master Fund, L.P., is incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K filed on May 3,
2004).

         Pursuant to the financing we completed in July 2005, the payment schedule and amounts owned to Gryphon were revised. Although Gryphon maintains its first security interest in our 50% membership interest in Kirkland Knightsbridge LLC and the "current assets" of Kirkland, due to the July 2005 financing Gryphon now maintains a second security interest in our other assets and property. Please see July 7, 2005 Notes below.

June 28, 2005 Note

         On June 28, 2005 we purchased 136.58 acres of land in Burnet County, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc. The total purchase price for the property was $12,500,000, $10,000,000 of which was given in the form of a three-year Secured Convertible Term Note to Wynthrop Barrington, Inc. Interest on the Wynthrop Barrington Term Note is 7% annually; with $350,000 paid monthly in advance at the rate of $29,667 and the balance of the annual amount accruing at the stated rate. The Wynthrop Barrington Term Note may be converted into shares of common stock. The number of such shares to be issued shall be the number determined by dividing (i) the portion of the amount to be converted by (ii) the then applicable fixed conversion price, which initially is $0.33 and is subject to adjustment for stock splits, reorganizations and other extraordinary events. We agreed to register all of the shares of common stock underlying the Wynthrop Barrington Term Note.

July 7, 2005 Notes

         On June 27, 2005, we entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd.. Pursuant to the Security and Purchase Agreement, we will issue to Laurus (i) a three-year term note in the aggregate principal amount of $34,500,000; and (ii) a three-year revolving note equal to up to $3,000,000, which we will be able to draw upon based available accounts receivable. After the initial drawing, we are required to maintain a minimum outstanding balance of $500,000 under the revolving note, which will be evidenced by convertible minimum borrowing notes. If a minimum borrowing note is converted into our common stock, a new minimum borrowing note will be issued.

         Amortization payments of principal on the term loan are payable monthly commencing on November 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an event of default or termination of the Security and Purchase Agreement. The maturity date of the loans is July 7, 2008. The monthly amount to be paid to Laurus includes amortization payments of the aggregate principal amount of the term loan, any accrued but unpaid interest on that portion of the principal plus any and all other unpaid amounts then owing under the loans.

         The monthly amount may be paid in cash or may be converted into shares of common stock. If paid in cash, then we shall pay an amount equal to 103% of the monthly amount due and owing on that date. If the following conditions are met, we must pay the monthly amount in shares of common stock: (i) the average closing price of our common stock for the five (5) trading days immediately preceding the current due date shall be greater than or equal to 120% of the fixed conversion price, which initially is $0.25 and is subject to adjustment for stock splits, reorganizations and other extraordinary events, and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of our common stock for the period of twenty-two
(22) trading days immediately preceding such due date. The number of shares of common stock to be so issued shall be the quotient of (i) the portion of the monthly amount converted into shares of common stock divided by (ii) the then applicable fixed conversion price.

         The interest on the loans accrue per annum at a contract rate equal to the "prime rate" published in The Wall Street Journal, plus two percent (2.0%). However, if we have registered the shares of the common stock underlying the conversion of the notes, warrants and options issued in the July 2005 financing and the market price of our common stock for the five (5) trading days immediately preceding a determination date exceeds the then applicable fixed conversion price by at least twenty-five percent (25%), the contract rate for the succeeding calendar month shall automatically be reduced by two percent (2%). However, the contract rate shall not at any time be less than zero percent (0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on July 1, 2005 through and including the maturity date. Following the occurrence and during the continuance of an event of default, we will pay additional interest of 2% per month.

         We may prepay the term note by paying 128% of the principal amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to Laurus arising under the notes or the Security and Purchase Agreement. No early payment fees will be due during the last 6 months of the term of the Security and Purchase Agreement.

         Laurus has the option to convert all or any portion of the issued and outstanding principal amount of the term note or accrued interest and fees due and payable into shares of common stock at the fixed conversion price set forth therein. If the shares of common stock issuable to Laurus upon conversion of the loans are not delivered timely, then we shall pay $500.00 per day for each day that the shares are not delivered to Laurus.

         Following the occurrence and during the continuance of an event of default, additional interest of 2% per month will accrue on the loans. Additionally, Laurus may demand repayment in full of all obligations and liabilities under the loans or the Security and Purchase Agreement and may elect, to require us to make a default payment. The default payment shall be 128% of the outstanding principal amount of the loans, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable to Laurus.

         The revolving loans will not, in the aggregate at any time outstanding, exceed the lesser of (x) (I) the capital availability Amount ($3,000,000) minus
(II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time and (y) the formula amount (which is equal to (I) the accounts availability minus (II) the reserves). After the initial drawing, we are expected to maintain a minimum outstanding balance of $500,000 under the revolving note (subject to the foregoing) which will be evidenced by a convertible minimum borrowing Note. If this minimum borrowing note is converted into equity, a new minimum borrowing note will be issued.

         We are required to file a registration statement with the Securities and Exchange Commission to register shares of our Common Stock for issuance to Laurus upon conversion of the notes, exercise of the warrants and exercise of the options issued in the July 2005 financing. Subject to certain restrictions, Laurus can convert principal outstanding amounts under the minimum borrowing amount and secured convertible term note into common stock at the fixed conversion price, which initially is $0.25 and is subject to adjustment for stock splits, reorganizations and other extraordinary events.

         To secure repayment of the notes to Laurus, we granted a continuing security interest in and lien upon the following collateral: all of our and our subsidiary's property and assets, whether real or personal, tangible or intangible, other than our 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, to Laurus until such time as the notes are repaid in full. This security agreement is cross-collateralized by a Guaranty Agreement entered into by our subsidiaries and a Stock Pledge Agreement covering all capital stock of our subsidiaries, as well. We, and our wholly-owned subsidiary 360 Viansa, LLC, also entered into a Lien Subordination Agreement with Laurus and Gryphon Master

Fund, L.P. To induce Gryphon to enter into the Subordination Agreement, Mr. Jake Shapiro (CEO) transferred 3,000,000 of his personally held shares of our common stock to Gryphon. Pursuant to the Subordination Agreement, Laurus has a first-priority senior security interest in the previously stated collateral, which in no event, shall include our 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, over which Gryphon retains a first priority security interest. Gryphon subordinated all of its other security interests in our assets and property to Laurus, but we have agreed, with Laurus' consent, to grant Gryphon a `silent' second position security interest in all of the assets of 360 Viansa and the Texas Property, including a second lien mortgage on all 360 Viansa and Texas Property winery property, now owned or hereafter acquired. In consideration of our preexisting indebtedness to Gryphon (including the August 16 and October 22 Notes stated above) Laurus wire transfered the following funds directly to Gryphon on our behalf: (i) the entire outstanding balance of Gryphon's $700,000 promissory note issued by us on September 24, 2004, plus all accrued but unpaid interest thereon (which is currently $732,900, including accrued interest through July 7, 2005); and (ii) interest in the amount of $206,250 due on July 1, 2005 pursuant to Gryphon's $5.5 million 7.5% Senior Secured Convertible Note Due 2006 issued by us on April 21, 2004. We shall also pay Gryphon $500,000 as principal payment of the 7.5% Senior Secured Note. The conversion price of the note and exercise price of Gryphon's warrant dated April 21, 2004 was also be reduced to $0.31 and $0.25, respectively.


WARRANTS

Warrants from December 22nd and April 21st Convertible Debt Financing

         Each warrant from the convertible debt financing (completed on December 22, 2003 and amended on April 21, 2004) allows its holder to purchase one share of our common stock at an exercise price of $0.70, subject to adjustment, until five years after the date of issuance (April 21, 2009). Holders may also exercise the warrants through a net exercise using the following formula:


                                  X = Y x (A - B)
                                      -----------
                                          A

where,

                  X = the number of shares of common stock to be issued to the Holder

                  Y = the number of shares of common stock as to which this warrant is to be exercised

                  A = the Current Fair Market Value of one share of our common stock calculated as of the last trading day immediately preceding the exercise of this Warrant

                  B =      the purchase price of the warrant then in effect.

         For example, if a warrant holder exercises a warrant for 100,000 common shares ("Y") at a Current Fair Market Value of $1.00 per share (A) with a Purchase Price of $0.70 (B), then the number of shares of Common Stock (X) that the holder is entitled to is as follows:

                           X = 100,000 x (1.00 - 0.70)
                                            0.70

                            X = 30,000 common shares

         For additional terms of the warrants, see Exhibit 10.6 "Purchase Agreement" and the form of Investor Warrant annexed hereto as Exhibit 10.8.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including split-ups or combinations of our common stock, dividends payable in common stock, and the issuance of rights to purchase additional shares of common stock or to receive other securities or rights convertible into or entitling the holder to receive additional shares of common stock with or without payment of any consideration.

         Pursuant to the terms of the warrants, we shall not effect the exercise of any warrants, and no person who is a holder of these warrants shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person (together with such person's affiliates) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

Additional Warrants from the April 21, 2004 Convertible Debt Financing

         On April 21, 2004, in conjunction with completion of a $2 million convertible debt financing and settlement of potential penalties and fees from a October 16, 2003 and December 22, 2003 financing, we issued a warrant to purchase 5,000,000 shares of our common stock exercisable for a period of five
(5) years from the date of issuance at a purchase price of $0.01 per share.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including split-ups or combinations of our common stock, dividends payable in common stock, and the issuance of rights to purchase additional shares of common stock or to receive other securities or rights convertible into or entitling the holder to receive additional shares of common stock with or without payment of any consideration.

         Pursuant to the terms of the warrants, we shall not effect the exercise of any warrants, and no person who is a holder of these warrants shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person (together with such person's affiliates) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

         For additional terms of the warrants, see Exhibit 10.20, Green Shoe Warrants.

Warrants from the July 7, 2005 financing

         On July 7, 2005, in conjunction with completing an aggregate of up to $34,500,000 convertible debt financing, we issued a warrant to purchase 25,000,000 shares of our common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.31 per share. Holders may also exercise the warrants through a net exercise using the following formula:


                           X=       _Y(A-B)_
                                        A

         Where,

                  X = the number of shares of common stock to be issued to the Holder

                  Y = the number of shares of common stock purchasable under this warrant or, if only a portion of this warrant is being exercised, the portion of this warrant being exercised (at the date of such calculation)

                  A = the Fair Market Value of one share of our common stock (at the date of such calculation)

                  B = the Exercise Price per share (as adjusted to the date of such calculation)


         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including issuing additional shares of common stock as a dividend or other distribution on outstanding common stock or any preferred stock issued, subdivision of our outstanding shares of common stock, or combining our outstanding shares of the common stock into a smaller number of shares of the common stock.

         Pursuant to the terms of the warrants, we shall not effect the exercise of any warrants, and no person who is a holder of these warrants shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person (together with such person's affiliates) would beneficially own in excess of 9.99% of our shares of common stock outstanding immediately after giving effect to such exercise.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

         For additional terms of the warrants, see Exhibit 10.20, Common Stock Purchase Warrant


Other Warrants

         Each warrant from various financing and consulting agreements between December 16, 2002 and November 24, 2003 allows its holder to purchase one share of common stock at prices ranging from $1.50 to $2.70, subject to adjustment, until five years after the date of issuance.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including split-ups or combinations of our common stock, dividends payable in common stock, and the issuance of rights to purchase additional shares of common stock or to receive other securities or rights convertible into or entitling the holder to receive additional shares of common stock with or without payment of any consideration.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

DIVIDEND POLICY

         It is the policy of our Board of Directors to retain our earnings for use in our day-to-day operations and expansion of our operations. We have not declared any dividends on our common stock, nor do we intend to declare any dividends in the foreseeable future.

REGISTRATION RIGHTS

         In connection with the Laurus financing we completed on July 7, 2005 and the financing we completed in April 2004, Laurus and Gryphon were granted registration rights. Pursuant to the terms of the financing, we are obligated to file this registration statement with the Securities and Exchange Commission on or before August 5, 2005, covering all of the shares of common stock and common stock underlying the notes, warrants and options issued in the July 2005 financing. Since we remain subject to Gryphon's registration rights from previous financings, we must also register all of Gryphon's shares in this registration statement. If the registration statement is not filed on or before August 5, 2005, or not declared effective by the Securities and Exchange Commission on or before November 5, 2005, we will owe damages to the holders. In addition, we agreed, at our expense, to keep such registration statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all the registered securities covered by such Registration Statement have been sold or (ii) all the registered securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k).

         Pursuant to the acquisition of the property in Texas, we agreed to register all of the shares underlying the secured note granted to Wynthrop Barrington, Inc.



                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TGWC." Our common stock originally traded under the symbol "TNTC" and from September 25, 2003 to February 24, 2005, the date on which our name changed from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company, it traded under the symbol "KFWI."

         The following  table sets forth the  quarterly  high and low bid prices for our  common  stock as of the  share  exchange  and  reverse  acquisition  of
Knightsbridge   on  August  1,  2003.  The  prices  set  forth  below  represent interdealer  quotations,  without retail markup,  markdown or commission and may not be reflective of actual transactions.

Fiscal 2005                                          High            Low
                                                     ----            ---
  First Quarter 2004............................    $2.90           $1.69
  Second Quarter 2004...........................    $2.53           $0.83
  Third Quarter 2004............................    $1.28           $0.46
  Fourth Quarter 2004...........................    $0.97           $0.27
  First Quarter 2005............................    $0.61           $0.32
  Second Quarter 2005...........................    $0.60           $0.22

         At August 3, 2005, the closing bid price of our common stock was $0.19.
At August 3, 2005 there were approximately 520 record holders of the common stock. This number excludes any estimate of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

         We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

         The following  table provides  information as of December 31, 2004 with respect to compensation plans (including individual  compensation  arrangements)
under which any of our equity securities are authorized for issuance:
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Number of securities to be   Weighted-average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining for future
                                outstanding options,         options, warrants and        issuance under equity
                                warrants and rights (a)      rights (b)                   compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a))
                                                                                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------

Equity compensation plans                   -0-                          N/A                          -0-
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not           100,000 (1)                     $1.50                         -0-
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------



                                                                              39

Equity compensation plans not            25,000(2)                      1.90                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not            25,000(3)                      1.90                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not            40,000(4)                      2.01                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not            10,000(5)                      2.00                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not            15,000(6)                      2.00                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not            20,000(7)                      0.86                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not            10,000(8)                      0.90                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not            15,000(9)                      0.92                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not           100,000(10)                     1.05                           0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not           20,000(11)                      0.90                           0
approved by security holders

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                     390,000                       $1.50                         -0-
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) We issued 100,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $1.50 per share pursuant to a consulting agreement dated November 24, 2003.
(2) We issued these options, which entitle the holder to purchase one share of our common stock for a period of five years until February 16, 2009 at a price of $1.90 per share pursuant to the recipient's employment agreement.
(3) We issued these options, which entitle the holder to purchase one share of our common stock for a period of five years until February 16, 2009 at a price of $1.90 per share pursuant to the recipient's employment agreement.
(4) We issued these options, which entitle the holder to purchase one share of our common stock for a period of five years until February 8, 2009 at a price of $2.01 per share pursuant to the recipient's employment agreement.
(5) We issued these options, which entitle the holder to purchase one share of our common stock for a period of ten years until January 5, 2015 at a price of $2.00 per share pursuant to the recipient's employment agreement.
(6) We issued these options, which entitle the holder to purchase one share of our common stock for a period of ten years until January 5, 2015 at a price of $2.00 per share pursuant to the recipient's employment agreement.
(7) We issued these options, which entitle the holder to purchase one share of our common stock for a period of ten years until October 14, 2014 at a price of $0.86 per share pursuant to the recipient's employment agreement.
(8) We issued these options, which entitle the holder to purchase one share of our common stock for a period of ten years until July 2, 2014 at a price of $0.90 per share pursuant to the recipient's employment agreement.
(9) We issued these options, which entitle the holder to purchase one share of our common stock for a period of ten years until October 2, 2014 at a price of $0.92 per share pursuant to the recipient's employment agreement.
(10) We issued these options, which entitle the holder to purchase one share of our common stock for a period of ten years until June 27, 2014 at a price of $1.05 per share pursuant to the recipient's employment agreement.
(11) We issued these options, which entitle the holder to purchase one share of our common stock for a period of ten years until July 2, 2014 at a price of $0.90 per share pursuant to the recipient's employment agreement.


Stock Price

         The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

            o     quarterly variations in operating results;

            o     changes in financial estimates by securities analysts;

            o     changes in market valuations of other similar companies;

            o announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

            o     additions or departures of key personnel;

            o any deviations in net sales or in losses from levels expected by securities analysts; and

            o     future sales of common stock.

         In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION

         The following discussion should be read in conjunction with our Financial Statements and Notes thereto which appear elsewhere in this prospectus. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

OVERVIEW

         360 Global Wine Company, a Nevada corporation, was incorporated on October 8, 2002 and is a development stage company. From its inception, 360 had a vision to establish and build a diversified international wine company. 360 believed that there was an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength. It also believed that an opportunity existed to strategically consolidate a group of these small and mid-sized wineries and create an enterprise that would maximize economies of scale by strategically leveraging wine production in under utilized facilities and increasing the efficiency of sales by utilizing a singular global sales and marketing group.

         On August 1, 2003, 360 completed a share exchange and reverse acquisition with Tech-Net Communications, Inc., a Nevada corporation. Tech-net was incorporated on May 15, 2000. Subsequent to the share exchange and reverse acquisition between 360 and Tech-net, Tech-net changed its name to Knightsbridge Fine Wines, Inc. Therefore Tech-net became the parent company of 360, its operating subsidiary. As a result of this transaction the directors and officers of 360 became the directors and officers of Tech-net. Also, 360 is treated as the acquirer for accounting purposes and the historical financials are those of 360 and not of Tech-net.

         During 2003, we entered into sales and marketing agreements with two California wineries, initiated agreements to develop two brands with renowned artist, entered into several letters of intent to purchase interest in targeted wineries, executed a definitive purchase agreement with one of the wineries in November of 2003, entered into contingent purchase agreements to purchase several brands and inventory of distressed properties, closed on two financing agreements in October and December of 2003 to finance our ongoing development stage operations, launched a sales and marketing effort which included hiring and deploying an internationally based group of sales and marketing professionals, and initiated the development of an administrative staff to coordinate and account for our activities. We also acquired a 56% equity interest in Dominion Wines International on February 17, 2003, an international sales and distributor of Australian sourced wines sold under several of our proprietary brands.

         In April 2004, we acquired a 50% membership interest in Kirkland Knightsbridge, LLC. In connection with this acquisition, we entered into an exclusive distribution and marketing agreement with the Kirkland Knightsbridge, LLC to sell wine and wine related products under its labels. Under a separate bottling agreement, the Joint Venture Subsidiary will serve as the exclusive bottler of our products in California. As a result, we plan to develop our business along two lines; internal and external initiatives. Internally, we plan to grow our operations by developing new innovative brands of wines produced at Kirkland Knightsbridge, LLC and expanding our current product portfolio. Externally, we plan to identify and target other small and mid-sized wineries, brands and/or inventories that we can acquire and assimilate into our operations.

         As part of our external initiative, in the third quarter of 2005, we completed a private debt financing from which we can receive up to $34,500,000. With the funding we received, we were able to purchase Viansa Winery & Marketplace, which produces over 55,000 cases of wine annually and we were able to purchase more than 135 acres of land in Burnet County, Texas.

         We have experienced significant integration issues between our management and the management of the Kirkland Ranch, with whom we share operating responsibility at Kirkland Knightsbridge, LLC. In particular, we experienced problems integrating the accounting and record keeping systems of Kirkland Ranch with our own accounting and record keeping systems. Other issues have involved differing management philosophies between our Board and executive officers and the management of the Kirkland Ranch. These integration problems resulted in significant delays of our filing the Form 8-K/A with regard to the financial information for the joint venture with Kirkland Ranch. The delay in these filings contributed to delays in our ability to have our registration statement for Gryphon Master Fund L. P. declared effective, which has cost us substantial penalties, as well as the goodwill of our investors, and may have contributed to our difficulty securing additional financing. We have taken steps to correct these issues, such as appointing a new controller for the joint venture and working to integrate the accounting systems of the joint venture with our own systems. However, if these steps do not prove sufficient and if management cannot be more fully integrated, we may experience additional material setbacks in carrying out our current business plans.


Liquidity and Cash Resources

         At December 31, 2004, we had a cash balance of $79,892. We expect to achieve operating positive cash flow no earlier than the first quarter of 2006. However, there is no assurance that we will achieve positive cash flow. Additionally, we are in default on our short-term notes payable. As a result, we will be required to raise substantial amounts of cash during 2005. There can be no assurance that we will be successful in our efforts and any failure to raise such monies would have a material negative effect on our business and operations.


SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated. This includes Kirkland Knightsbridge LLC. The Company does not have voting control, it is shared with its joint venture partner, but management has concluded that it must be consolidated under the principles set-forth in FASB Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)").

         Voting control of Kirkland Knightsbridge, LLCis formerly split between 360 Global Wine and Kirkland Ranch. Pursuant to the Operating Agreement of Kirkland Knightsbridge, LLC, we were granted disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. Although we do not have voting control, management has concluded that it must be consolidated under the principles set forth in FIN 46(R) The reasons for consolidation, which are explained further below, are the fact that we are responsible for maintaining the value of its initial capital contribution to Kirkland Knightsbridge, LLC, which was made in the form of common stock, and the fact that substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch.

         Ownership interests in Kirkland Knightsbridge, LLC are based on the maintenance of capital accounts, rather than shares as would be the case with a corporation. The minority interest in Kirkland Knightsbridge, LLC as shown on the balance sheet represents the joint venture partner's share of Kirkland Knightsbridge, LLC's net assets based on the partner's capital account. As described in EITF Issue No. 98-2 - Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of Its Parent Company of Joint Venture Partner, there is no consensus as to the methodology under generally accepted accounting principles for eliminating parent company stock owned by a consolidated, partly owned subsidiary. Because Kirkland Knightsbridge, LLC owns a material amount of our stock, any policy adopted by 360 Global Wine in this unsettled area is a particularly significant accounting policy.

         As of the date of this filing, almost the entirety of Kirkland Knightsbridge, LLC's activities involve and are conducted on behalf of 360 Global Wine. Kirkland Knightsbridge, LLC maintains the right to conduct independent bottling and storage of third party wines, but it has been conducting minimal third party work since the creation of the joint venture. In addition, Kirkland Knightsbridge, LLC is the production facility which produces Napa Valley, Central Coast and California Appellation products which are sold solely by 360 Global Wine. The brands owned by Kirkland Knightsbridge, LLC are sold through channels which are developed by 360 Global Wine. Kirkland Knightsbridge, LLC exists to fill the needs of the distribution channels opened by 360 Global Wine.

         Under the terms of the Kirkland Knightsbridge, LLC's governing document, 360 Global Wine and the Kirkland Ranch share equally in all gains and losses of our common stock which is owned by Kirkland Knightsbridge, LLC. However, we have guaranteed a minimum value to the stock, which will eventually be distributed to the Kirkland Ranch. Because we will receive full credit in our capital account for any payment of the guarantee, and the Kirkland Ranch will be charged with the full fair value of the stock withdrawn, our policy is to eliminate half of the common stock owned by Kirkland Knightsbridge, LLC as treasury stock, valued at the date of the acquisition and to eliminate the other half as minorinty interest.

         In connection with the operations of the joint venture and subject to the occurrence of certain events, we are required to make additional cash capital contributions in order to fund the budget of the joint venture for certain business purposes. Such cash contributions include but are not limited to certain principal and interest payments owned under the Travelers Note through April 21, 2007, to the extent not previously paid from cash at closing. We also agreed, solely upon occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk forfeiture of our membership interest in Kirkland Knightsbridge, LLC.

         Because of the requirement for 360 Global Wine to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the shares of our common stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 27, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). We believe this is true despite sharing of income and losses between 360 Global Wine and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected losses" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses 360 Global Wine would incur more than 50% of the loss.

         For  the  reasons  stated  above,   we  have  concluded  that  Kirkland
Knightsbridge, LLC is a Variable Interest Entity under FIN 46R and must be consolidated.

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of December 31, 2004 was $79,892.

Accounts Receivable

         Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determined its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer's current ability to pay its obligation to 360 Global Wine and the condition of the general economy and the industry as a whole. We write-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         We established a reserved for finished products which have been identified as slow moving inventory.

         We have initiated production of an Artist Series brand in which we are building inventory through contract producers and the procurement of goods. We have adopted the FIFO ("first in first out") method of accounting for this inventory.

We may also contract for the warehousing and sale of our products in areas where we are not ourselves licensed to sell.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                     Years
                                                                     -----
                  Land Improvements                                  25
                  Vineyards                                          25
                  Buildings                                          40
                  Cooperage                                          40
                  Equipment                                          3-7

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Concentrations of Credit Risk

         Financial instruments that potentially subject us to credit risk consist of cash and cash equivalents, accounts receivable, and notes receivable.

FOREIGN CURRENCY TRANSLATION

         The functional currency of our foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.


Revenue Recognition

         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.


Income Taxes

         We account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. 360 Global continues to reduce our net deferred tax assets by a 100% valuation allowance.

Stock-based Compensation

         We account for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting
Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123
"Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of our common stock and the amount an employee must pay to acquire the stock.

Basic and Diluted Net Loss Per Share

         Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.


COMPARISON OF RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, TO THE FISCAL YEAR ENDED DECEMBER 31, 2003.

      Revenues. Revenues for the fiscal year ended December 31, 2004, were approximately $2,868,000. We had revenues of approximately $690,000 for the fiscal year ended December 31, 2003. This is an increase of approximately $2,178,000 or 316%. In 2004, the majority of our revenue resulted from sales of wines produced by our joint venture and custom services events at our joint venture. Prior to the acquisition, our revenue resulted from commissions and sales of products from the sales and marketing relationships we entered into with two wineries in July and August of 2003.

      Sales and marketing expenses. Sales and marketing expenses for the fiscal year ended December 31, 2004, were approximately $1,890,000. Sales and marketing expenses for the fiscal year ended December 31, 2003 were approximately $1,130,000. This is an increase of approximately $760,000 or 40%. Our sales and marketing expenses were a result of expenses associated with establishing, building, and funding our sales and marketing team which is the major direct expense related to producing our sales commissions. We anticipate our sales and marketing expenses to grow as we continue to establish and build a sales and marketing infrastructure to support the anticipated sales volume of both our own brands and our sales and marketing relationships.

      General and administrative. General and administrative expenses for the fiscal year ended December 31, 2004, were approximately $4,207,000. Our general and administrative expenses were approximately $1,020,000 for the fiscal year ended December 31, 2003. This is an increase of approximately $3,187,000 or 312%. Our general and administrative expenses for the year ended December 31, 2004 were attributable to costs associated with establishing, building, and supporting our infrastructure and included various consulting costs, legal and accounting fees, overhead, realized stock compensation and salaries. We anticipate that these costs will rise as we continue to expand our operations.

         Stock compensation expense. During the year ended December 31, 2004, our Board of Directors authorized the issuance of shares of our restricted common stock to various consultants and employees in lieu of cash payments and in conjunction with various debt financing and refinancing completed during 2004. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash expenses of approximately $2,973,622 for the issuance of these shares during the year ended December 31,

2003 and $1,938,846 for the issuance of these shares during the year ended December 31, 2004.

         Loss on divestment in subsidiary. During the year ended December 31, 2004, the Company divested it's investment in Argentina. The expense related to that divestment was approximately 2,621,000.

         Other income (expense), net. We had interest income of approximately $30,000 for the fiscal year ended December 31, 2004. For the fiscal year ended December 31, 2003, we had interest income of approximately $13,000. This represents an increase in interest income of approximately $17,000 or 131%. Interest expense for the fiscal year ended December 31, 2004 was approximately $3,522,000, due to various notes payable and interest on outstanding payables. The interest expense for the fiscal year ended December 31, 2003 was approximately $447,000 attributable to interest from short term loans entered into by the Company to fund operations. This represents an increase in interest expense of $3,075,000 or 687%. For the fiscal year ended December 31, 2004, we had a gain of approximately $3,800 on currency transactions. We had no gain on currency transaction for the year end ended December 31, 2003. As a result, we had net other expense of approximately $3,733,000 for the year ended December 31, 2004 and approximately $434,000 for the year ended December 31, 2003.

      Minority Interest. Minority interest in the consolidated loss was approximately $880,000 for the year ended December 31, 2004. This minority interested was a result of our Joint Venture subsidiary Kirkland-Knightsbridge, LLC. As a result of diminishing activities at our Dominion Wines, Ltd. subsidiary and the fact that all losses for minority shareholders were fully absorbed in 2003, there was no minority interest generated by Dominion Wines, Ltd. for the year ended December 31, 2004. For the year ended December 31, 2003, minority interest of approximately $14,000 was generated due to income from our Dominion Wines, Ltd. subsidiary.

      Net loss. As a result of the above, the net loss for the year ended December 31, 2004, was approximately $13,201,000 as compared to a net loss of approximately $5,043,000 for the year ended December 31, 2003.

COMPARISON OF RESULTS FOR THREE MONTHS ENDED MARCH 31, 2005 TO THREE MONTHS ENDED MARCH 31, 2004.

      Revenues. Revenues for the three-month period ended March 31, 2005, were approximately $449,000. We had revenues of approximately $490,000 for the three months ended March 31, 2004. This is an decrease of approximately $41,000 or 9%. In the first quarter of 2005, the majority of our revenue resulted from sales of wines produced by our joint venture and custom services events at our joint venture. In the first quarter of 2004, our revenue resulted from commissions and sales of products from the sales and marketing relationships we entered into with two wineries in July and August of 2003.

      Sales and marketing expenses. Sales and marketing expenses for the three-month period ended March 31, 2005, were approximately $286,000. Sales and marketing expenses for the three months ended March 31, 2004 were approximately $687,000. This is a decrease of approximately $401,000 or 58%. Our sales and marketing expenses were a result of expenses associated with establishing, building, and funding our sales and marketing team which is the major direct expense related to producing our sales commissions. We anticipate our sales and marketing expenses to grow as we continue to establish and build a sales and marketing infrastructure to support the anticipated sales volume of both our own brands and our sales and marketing relationships.

      General and administrative. General and administrative expenses for the three month period ended March 31, 2005 were approximately $878,000. Our general and administrative expenses were approximately $827,000 for the three month period ended March 31, 2004. This is an increase of approximately $51,000 or 6%. Our general and administrative expenses for the three months ended March 31, 2005 were attributable to costs associated with establishing, building, and supporting our infrastructure and included various consulting costs, legal and accounting fees, overhead, realized stock compensation and salaries. We anticipate that these costs will rise as we continue to expand our operations.

      Stock compensation expense. During the three month period ended March 31, 2005, our Board of Directors authorized the issuance of shares of our restricted common stock to various consultants and employees in lieu of cash. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash consulting expenses of approximately $114,000 for the issuance of these shares during the three month period ended March 31, 2005

      Other income (expense), net. We had no interest income for the three month period ended March 31, 2005. For the three months ended March 31, 2004, we had interest income of approximately $12,000. Interest expense for the three months ended March 31, 2005 was approximately $942,000, due to various notes payable and interest on outstanding payables. The interest expense for the three months ended March 31, 2004 was approximately $342,000 due to various notes payable. This represents an increase in interest expense of $600,000 or 175%. For the three month period ended March 31, 2005, we had a loss of approximately $3,000 on currency transactions. We had a loss of approximately $16,000 for the three months ended March 31, 2004. As a result, we had net other expense of approximately $1,120,000 for the three months ended March 31, 2005 and approximately $346,000 for the three months ended March 31, 2004.

      Minority Interest. Minority interest in the consolidated loss was approximately $541,000 for three months ended March 31, 2005. This minority interested was a result of our Joint Venture subsidiary Kirkland-Knightsbridge, LLC. As a result of diminishing activities at our Dominion Wines, Ltd. subsidiary and the fact that all losses for minority shareholders were fully absorbed in 2003, there was no minority interest generated by Dominion Wines, Ltd. for the three months ended March 31, 2005. There was no minority interest for the three months ended March 31, 2004.


      Net loss. As a result of the above, the net loss for the three month period ended March 31, 2005 was $1,698,000 as compared to a net loss of approximately $1,849,000 for the three month period ended March 31, 2004. .


LIQUIDITY AND CAPITAL RESOURCES

         Since inception, we have financed our operations through the sale of stock, the issuance of promissory notes; convertible notes; and convertible, exchangeable debentures, many of these with detachable warrants.

         Cash used in operating activities for the three months ended March 31, 2005, was approximately $438,000. The use of cash during the first three months of 2005 was primarily to fund our operating loss.

         Cash provided from financing activities for the three months ended March 31, 2005, was approximately $152,000. The cash provided from financing activities during the three months ended 2005 was primarily a result of the proceeds from notes issued during the period.

         Cash used in investing activities for the first three months of 2005 was $226,000.

         As of March 31, 2005, we had negative net cash flow of approximately $57,000. We had a negative net working capital of approximately $1,170,000 as of March 31, 2005.

         At March 31, 2005, we had a cash balance of approximately $22,000. We expect to achieve operating positive cash flow no earlier than the third quarter. However, there is no assurance that we will achieve positive cash flow. Additionally, we are in default on our short-term notes payable. As a result, we will be required to raise substantial amounts of cash during 2005. There can be no assurance that we will be successful in our efforts and any failure to raise such monies would have a material negative effect on our business and operations.

OTHER

         Inflation has not had a significant effect on our operations.

         The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         Pursuant to the Share Exchange Agreement, Morgan & Company, our former accountant, resigned as principal accountants for Tech-Net Communications, Inc. and Marks, Paneth & Shron, our principal accountants, were appointed as our principal accountants effective August 1, 2003.

         With regard to Morgan & Company's reports on our consolidated financial statements for the years ending Match 31, 2002 and March 31, 2003 respectively, neither of these reports contained an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the past two fiscal years and in the subsequent eight months prior to Morgan & Company's dismissal effective August 31, 2003 there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Morgan and Company would have caused them to make reference thereto in their report on the financial statements for such periods.

         In connection with our audit for the fiscal year ended December 31, 2002 and a review of financial statements for interim period ending June 30, 2003, Morgan and Company did not advise us with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

         We have had no disagreements with Marks Paneth & Shron, LLP on any matter of accounting practices or principles, financial statement disclosure, or auditing scope or procedure.

         Our Board of Directors approved the change of accountants.

         Marks Paneth & Shron LLP resigned as our principal accountants on August 20, 2004. We engaged Lopez, Blevins, Bork & Associates, LLP as its principal accountants effective August 20, 2004. Our board of directors and audit committee approved the decision to engage Lopez, Blevins, Bork & Associated.

         Marks Paneth & Shron's report dated April 14, 2004 on our and our subsidiaries consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for the year then ended, for the period October 8, 2002 (Inception) to December 31, 2002 and for the period October 8, 2002 (Inception) to December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except to the extent that, as discussed in their report, we have suffered significant losses and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            In connection with our audit of 360 Global for the fiscal year ended December 31, 2003, Marks Paneth & Shron did not advise us with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

            Lopez, Blevins, Bork & Associates, L.L.P, resigned as our principal accountants on May 26, 2005. We engaged David S. Hall P.C. as our principal accountants effective May 25, 2005. The decision to engage the new accountants was approved by our board of directors and audit committee.

            Lopez's report dated May 11, 2005 on our consolidated balance sheet as of December 31, 2004, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for the year then ended, for the period January 1, 2003 (Inception) to December 31, 2003 and for the period January 1, 2004 to December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except to the extent that, as discussed in Lopez's report, we suffered significant losses and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            In connection with our audit for the fiscal year ended December 31, 2004, Lopez did not advise us with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-B.

            During the two most recent fiscal years ended December 31, 2004 and 2003 and in the subsequent interim periods through the date of dismissal, there were no disagreements with Lopez on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Lopez would have caused Lopez to make reference to the matter in their report.

         We have not previously consulted with Hall regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event during our two most recent fiscal years ended December 31, 2003 and 2004, and any later interim period, including the interim period up to and including the date the relationship with Lopez ceased. Neither have we received any written report or any oral advice concluding that there was an important factor we should consider in reaching a decision as to an accounting, auditing, or financial reporting issue.


                                LEGAL PROCEEDINGS

         On April 14, 2004, a complaint was filed by the California Wine Company, as plaintiff, against us in Napa County Superior Court of the State of California. The complaint alleges breach of contract, anticipatory breach of contract, breach of an interim sales agent agreement and breach of the implied covenant of good faith and fair dealing. Although management disputes any claims for damages, plaintiff seeks damages in excess of $2.5 million, which are based on future events which management believes will not occur. The plaintiff alleges, among other things, the failure of us to perform our obligations to purchase grapes under a certain grape purchase agreement, and costs incurred for moving and storing bulk wines. We are currently negotiating a settlement with the plaintiff.

         We have not accrued an allowance for a loss in this matter as there is no reason to believe that a loss is probable. Due to the uncertainties of litigation, it is, however, reasonably possible that an unfavorable outcome, resulting in a loss, will occur, although the amount of such an effect cannot currently be estimated.

         In September 2004, we received correspondence from counsel to an entity purportedly known as Knightsbridge Wine Shoppe, which alleged that we were infringing upon its use of the trademark "Knightsbridge Wine." Due to the high cost of litigating this type of claim and our pre-existing plan to re-brand our products, management believed that it was in our best interest to settle the case. Accordingly, we signed a settlement agreement with Knightsbridge Wine Shoppe in November 2004. Pursuant to the settlement agreement, we agreed to change our name on or before February 15, 2005. Effective as of February 15, 2005, our name was changed from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company.

         Management has become aware that a suit was filed in August 2004 in Supreme Court of the State of New York, New York County, by three of our former shareholders alleging, inter alia, that we improperly cancelled stock owned by the plaintiff shareholders for non-payment. We have been informed that unless we appear in this action or settle the matter, the plaintiff shareholders intend to seek a default judgement against us. Management is actively seeking to settle this matter and does not believe that this will have a material adverse impact on us.

         In March 2005, a suit was also filed against us in the United States District for the Southern District of New York, by another one of our former shareholders, also as a result of our cancellation of his stock for non-payment. Although we feel that Management's actions in canceling his stock were wholly appropriate, we plan to attempt to settle this matter as well. As with the suit in the New York State Supreme Court, we do not believe that this matter will have a material adverse impact on us.

         On March 11, 2005 we received correspondence from counsel to seven of our former employees alleging that we owe them outstanding debts. We are currently in negotiations to settle this dispute.

         On  January  7,  2005,  we  received  correspondence  from an  attorney representing The Biltmore Company claiming that they owned the rights to the name "Vanderbilt" and requesting that we cease and desist from using such name in connection with the sale of our products. At the time, we instructed representatives of Consuelo Vanderbilt Costin to contact the attorney representing The Biltmore Company in order to settle the claim. On April 12, 2005, we received a second correspondence from the attorney representing The Biltmore Company informing us that they have yet to reach an acceptable settlement agreement with representatives of Consuelo Vanderbilt Costin. Furthermore, their attorney stated that The Biltmore Company would still consider our use of "Vanderbilt" to be unacceptable and would likely initiate legal action seeking remedies if we proceed with the introduction of a "Vanderbilt Series" of wines. Although we believe that this dispute will eventually be settled, it is possible that the parties will not be able to settle their differences and that we will not be able to proceed with the introduction of a "Vanderbilt Series" of wines or its introduction will be substantially delayed.

         On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. We have taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State.

         Except as otherwise disclosed herein, we are not involved in any other material legal proceedings.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation and bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section
78.7502 of the Nevada Revised Statutes. Our bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents required or permitted to be indemnified pursuant to our bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                 TRANSFER AGENT

         The transfer agent for our common stock is Pacific Stock Transfer, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

                                     EXPERTS

         The financial statements included in the Prospectus have been audited by David S. Hall P.C., independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Law Offices of Louis E. Taubman, P.C., has passed upon the validity of the securities being offered hereby.

         Louis E. Taubman is considered  "counsel" as that term is defined under
Item 508 of Regulation S-B. We retained the Law Offices of Louis E. Taubman pursuant to a retainer agreement dated May 4, 2004. Under the terms of the retainer agreement, the Law Offices of Louis E. Taubman will assist us with drafting and provide us with general advice regarding applicable provisions of U.S. Securities Law. Mr. Taubman is also one of three owner/managers of both TriPoint Capital Advisors, LLC and TriPoint Holdings, LLC, which is a holding company that owns 100% of Tripoint Capital Advisors. Deciding to augment our management expertise in the area of corporate and business development to support our business and growth, we entered into a consulting agreement with TriPoint Capital Advisors on May 4, 2004. Pursuant to Mr. Taubman's affiliation with TriPoint Capital Advisors, in the Retainer Agreement, we waived any conflicts that may arise between Mr. Taubman's representation of us and his affiliation with TriPoint Capital Advisors; provided, however, that either party may terminate the Retainer Agreement upon written notice if either party feels it is inappropriate for Mr. Taubman to continue representing us. We further agreed to release and hold harmless the Law Offices of Louis E. Taubman, P.C. and Louis E. Taubman, personally from any claim or liability that may arise from any conflict between TriPoint Capital Advisors and us. Additionally, TriPoint Capital Advisors currently owns 5.66% of our outstanding capital stock.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read or obtain a copy of the registration statement or any other information we file with the SEC, without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is www.360wines.com

                              FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
  360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) Napa, California

We have audited the accompanying consolidated balance sheet of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) has incurred losses of $13,201,462 and $5,042,785 for the years ended December 31, 2004 and 2003. 360 Global will require additional working capital to develop its business until 360 Global either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about 360 GLobal's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 15. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Lopez, Blevins, Bork & Associates, LLP
------------------------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas


May 11, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.)

We have audited the consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) for the year ended December 31 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, cash flows and stockholders' equity for the year ended December 31, 2003 present fairly, in all material respects, the consolidated results of operations and cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. We have not audited the consolidated financial statements of 360 Global Wine Company for any period subsequent to December 31, 2003.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered significant losses and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marks Paneth & Shron LLP
----------------------------
Marks Paneth & Shron LLP
New York, NY

April 14, 2004, except for note 9, as to which the date is April 21, 2004 (Kirkland Knightsbridge Acquisition) and 16 as to which the date is October 28, 2004.





ITEM 7.      FINANCIAL STATEMENTS

                            360 GLOBAL WINE COMPANY
                           CONSOLIDATED BALANCE SHEET

                                December 31, 2004

                                     ASSETS

Current assets:
     Cash                                                                    $     79,892
     Accounts receivable, net of allowance of $46,000                             155,024
     Inventory                                                                  5,606,870
     Prepaid interest                                                           1,093,497
     Other Prepaid expenses                                                       127,677
                                                                             ------------

                                                                                7,062,960

Property and equipment, net of accumulated depreciation                        38,474,443


Goodwill                                                                           28,588
Other assets                                                                      326,473
Deferred financing costs                                                        1,238,639
                                                                             ------------

     Total assets                                                            $ 47,131,104
                                                                             ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable - Trade                                                $  2,064,209
     Accounts payable - Affiliated Entity                                    $    390,490
     Accrued interest expenses                                                    140,237
     Other Accrued expenses                                                       197,234
     Notes payable                                                              2,174,467
     Notes payable - Affiliated Entity                                          2,250,000
                                                                             ------------

     Total current liabilities                                                  7,216,637

Long-term debt, net of unamortized discount of $3,454,042
     face amount $25,500,000                                                   22,045,958
                                                                             ------------

     Total liabilities                                                         29,262,595
                                                                             ------------

Minority interest                                                              15,917,192
                                                                             ------------

Stockholders' Equity
     Common stock, $0.001 par value, 100,000,000 shares authorized
         41,073,297 outstanding as of  December 31, 2004                           41,073




                                                                              57


     Subscription receivable                                                      (18,972)
     Additional paid in capital                                                20,216,184
     Accumulated other comprehensive income - foreign exchange adjustment          (5,988)
     Deficit accumulated                                                      (18,280,981)
                                                                             ------------

     Total stockholders' Equity                                                 1,951,318
                                                                             ------------

     Total Liabilities and Stockholders' Equity                              $ 47,131,104

                                                                             ============






                             360 GLOBAL WINE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEARS ENDED DECEMBER 31,




                                                         2004                     2003
                                                  ------------------------------------------

Revenues:
      Commissions                                            $ 20,780           $ 399,826
      Sales                                                 2,576,888             289,682
      Custom services and events                              270,359                   -

                                                  ----------------------------------------

            Total                                           2,868,027             689,508
                                                  ------------------------------------------

Operating expenses:
      Cost of goods sold                                    2,558,156             187,297
      Sales and marketing                                   1,890,278           1,130,269
      General and administrative                            4,207,374           1,020,389
      Stock compensation expense                            1,938,846           2,973,662
      Loss on divestment in Subsidiary                      2,620,914
                                                  ----------------------------------------

            Total                                          13,215,568           5,311,617
                                                  ------------------------------------------

Loss from operations                                      (10,347,541)        (4,622,109)
                                                  ------------------------------------------

Other income (expense):
      Interest income                                          30,400              13,337
      Interest expense                                     (3,522,253)           (447,763)
      Other Expense                                          (245,574)
      Gain (loss) on currency transactions                      4,110                   -

                                                  ------------------------------------------
                Other income (expense), net                (3,733,317)           (434,426)
                                                  ------------------------------------------

Loss before minority interest                             (14,080,858)         (5,056,535)

Minority interest in consolidated loss                        879,682              13,750
                                                  ------------------------------------------


Net loss                                                $ (13,201,175)        $ (5,042,785)
                                                  ==========================================

Net loss per share:
      Basic and diluted                                       $ (0.36)            $ (0.21)

Weighted average shares outstanding:
      Basic and diluted                                    37,181,011          24,410,559


                             360 GLOBAL WINE COMPANY
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                            YEARS ENDED DECEMBER 31,





                                             2004                2003
                                         -------------------------------------

Net loss                                    $ (13,201,175)       $ (5,042,785)

Foreign currency translation adjustment            96,533            (102,838)
                                         -------------------------------------

Comprehensive loss                          $ (13,104,462)       $ (5,145,623)
                                         =====================================




                             360 GLOBAL WINE COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                 Warrant                Common Stock                         Prepaid         Add'l
                                         ------------------------------------------------  Subscriptions      Stock          Paid in
           ACTIVITY                         Number        Value       Number        Value   Receivable     Compensation      Capital
------------------------------------------------------------------------------------------------------------------------------------

Balance 12-31-02                           100,000         10,000    17,705,050    17,705    (17,705)  $       --           10,000

February 17, 2003
  Acquisition of Dominion Wines Int'l                                 1,000,000     1,000                                    16,501


February 20, 2003
  Common stock issued as compensation                                   986,700       987                                    21,813

May 15, 2003
  100,000 warrants issued for
  note of $100,000                         100,000                                                                           41,217

May 15, 2003
  25,000 warrants issued for
  note of $25,000                                                                                                            10,603

May 27, 2003
  25,000 warrants issued for note           25,000                                                                           10,576

July 1, 2003
  3,313,250 shares issued as
   compensation                                                       3,313,250     3,313      (3,313)   (299,625)        2,647,287

July 7, 2003
  25,000 warrants issued for
  note of $25,000                           25,000                                                                           10,304

July 22, 2003
  Payment of subscription receivable                                                            1,252

July 28, 2003
  Common stock issued for cash                                            6,250         6                                    24,994

July 28, 2003
  75,000 warrants issued for
  note of $250,000                          75,000                                                                           46,744

August 1, 2003
  Tech-Net Merger                                                     5,122,000     5,122                                    (5,122)


                                                                              61



                                                                         Accumulated
                                                                       Foreign Exchange
                                                                         Translation
            ACTIVITY                                 Deficit             Adjustments       Total
--------------------------------------------------------------------------------------------------
Balance 12-31-02                                     (37,020)           $     --         (17,020)

February 17, 2003
  Acquisition of Dominion Wines Int'l                                                     17,501

February 20, 2003
Common stock issued as compensation                                                       22,800

May 15, 2003
  100,000 warrants issued for note
  of $100,000                                                                             41,217

May 15, 2003
  25,000 warrants issued for note
  of $25,000                                                                               10,603

May 27, 2003
  25,000 warrants issued for note                                                          10,576

July 1, 2003
  3,313,250 shares issued as compensation                                               2,344,662

July 7, 2003
  25,000 warrants issued for note
  of $25,000                                                                               10,304

July 22, 2003
  Payment of Subscription Receivable                                                        1,252

July 28, 2003
  Common stock issued for cash                                                             25,000

July 28, 2003
  75,000 warrants issued  for note of
   $250,000                                                                                46,744

August 1, 2003
  Tech-Net Merger                                                                              --








                                                                              62





                             360 GLOBAL WINE COMPANY
                                     AUDITED
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                 Warrant                Common Stock                         Prepaid         Add'l
                                         ------------------------------------------------  Subscriptions      Stock          Paid in
           ACTIVITY                         Number        Value       Number        Value   Receivable     Compensation      Capital
------------------------------------------------------------------------------------------------------------------------------------

August 6, 2003
  900,000 shares of stock issued to
   company founder                                                   900,000        900            (900)

August 6, 2003
  Common stock issued as compensation                                130,000        130                        (14,400)      14,270

August 8, 2003
  900,000 shares of stock issued to
  company founder                                                    900,000        900            (900)

August 28, 2003                             50,000
  50,000 warrants issued for note
  of $50,000 Beneficial conversion
   feature on note                                                                                                           30,281
                                                                                                                             19,719
September 9, 2003                           25,000
  25,000 warrants issued for note
  of $25,000 Beneficial conversion                                                                                           15,964
   feature on note                                                                                                            9,036

September 23, 2003                          25,000
  25,000 warrants issued for note
  of $25,000 Beneficial conversion                                                                                           16,130
  feature on note                                                                                                             9,251

October 16, 2003                           416,667                                                                          374,443
  416,667 warrants issued for note
  of $1,500,000 Beneficial conversion                                                                                     1,125,557
  feature on note 25,000 warrants
  issued as financing cost                                                                                                   84,000

November 4, 2003
  Common stock issued as compensation                                325,000        325                       (617,500)     617,175

November 6, 2003                                                   1,000,000      1,000                              -    2,499,000
  1,000,000 Shares Common stock
  issued-subsidiary

November 24, 2003
  100,000 warrants issued as
  consultants compensation                                                                                                  175,000

December 11, 2003
  Common stock issued as compensation                                250,000        250                       (425,000)     424,750

December 22, 2003                      1,111,111                                                                             711,927
  1,111,111 warrants issued for note                                                                                         867,482
  of $2,000,000 Beneficial conversion                                                                                        122,400
  feature on note 60,000 warrants
  issued as financing costs

Amortization of prepaid stock
compensation                                                                                  428,200

Net loss

Foreign currency translation
adjustment
                                                  ----------------------------------------------------------------------------------
Balance 12-31-03                                                  31,638,250     31,638     $ (21,566)   $ (928,325)     $ 9,951,302
                                                  ==================================================================================




                                                                         Accumulated
                                                                       Foreign Exchange
                                                                         Translation
            ACTIVITY                                 Deficit             Adjustments       Total
------------------------------------------------------------------------------------------------------

August 6, 2003
  Common stock issued to company founder                                                       --

August 6, 2003
  Common stock issued as compensation                                                          --

August 8, 2003
  900,000 shares of stock issued to company founder                                            --

August 28, 2003
  50,000 warrants issued  in connection with
  note payable of $50,000                                                                      30,281
  Beneficial conversion feature on notes payable                                               19,719

September 9, 2003
  25,000 warrants issued in connection with note
  payable of $25,000                                                                           15,964
  Beneficial conversion feature on notes payable                                                9,036

September 23, 2003
  25,000 warrants issued in connection with
  note payable of $25,000                                                                      16,130
  Beneficial conversion feature on notes payable                                                9,251

October 16, 2003
  416,667 warrants issued in connection with
  notes payable of $1,500,000                                                                 374,443
  Beneficial conversion feature on notes payable                                            1,125,557
  25,000 warrants issued as financing cost                                                     84,000

November 4, 2003
  Common stock issued as compensation                                                          --

November 6, 2003
  Common stock issued to acquire subsidiary                                                 2,500,000

November 24, 2003
  100,000 warrants issued as consultant
  compensation                                                                                175,000

December 11, 2003
  Common stock issued as compensation                                                            --

December 22, 2003
  1,111,111 warrants issued in connection with
  notes payable of $2,000,000                                                                 711,927
  Beneficial conversion feature on notes payable                                              867,482
  60,000 warrants issued as financing cost                                                    122,400

Amortization of prepaid stock compensation                                                    428,200


Net income                                              (5,042,785)                        (5,042,785)


Foreign currency translation adjustment                                     (102,838)        (102,838)
                                                      -----------------------------------------------

Balance 12-31-03                                      $ (5,079,805)       $ (102,838)     $ 3,860,406

                                                      ===============================================


                      See notes to the financial statements



                                                                 360 GLOBAL WINE COMPANY
                                                     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                       Prepaid          Add'l Paid
                                                      Common Stock             Subscriptions             Stock              in
                                             -----------------------------
                 ACTIVITY                      Number          Value            Receivable         Compensation           Capital
-------------------------------------------- ---------- -------------------- ---------------- -----------------         -----------

Common stock in connection with

  investment in Joint Venture                  4,255,320          4,255                                                  4,746,745

Common stock and warrants issued as
compensation                                   1,181,000          1,181                                 (126,000)        1,009,340

Amortization of prepaid stock                                                                          1,054,325


Common stock for cash, net                     7,272,727          7,273                                                  2,021,050

Common stock cancelled in connnection with

  non payment of subscription recievable       (2,594,000)        (2,594)    2,594

Common stock issued in connection with

  note payable of $500,000                     320,000            320                                                      316,280


Divestment in subsidiary                       (1,000,000)        (1,000)

Discount on allocation of warrants on debt                                                                               1,769,702

Beneficial converson feature of notes                                                                                      401,765

Net Loss

Foreign currency translation adjustment

                                             ------------------ ---------- ---------------- --------------------- ----------------
Balance 12-31-04                               41,073,297       $ 41,073   (18,972)                           --      $ 20,216,184
                                             ================== ========== ================ ===================== ================




                                                                              65


                             360 GLOBAL WINE COMPANY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                       Accumulated
                                                                       Foreign Exchange
                                                                         Translation
            ACTIVITY                                 Deficit             Adjustments       Total
------------------------------------------------------------------------------------------------------

Common stock in connection with
 investment in Joint Venture                                                             4,751,000


Common stock and warrants issued as compensation                                           884,521

Amortization of prepaid stock                                                            1,054,325

Common stock for cash, net                                                               2,028,323

Common stock cancelled in connection with
 divestiture of former subsidiary                                                                -

Common stock issued in connection with
 note payable of $500,000                                                                  316,000

Divestment in subsidiary                                                                    (1,000)

Discount allocation of warrrants on debt                                                 1,769,702

Beneficial conversion feature of notes                                                     401,765

Net Loss                                           (13,201,175)                         (13,201,175)

Foreign currency translation adjustment                     --            96,850             96,850

                                                  ---------------------------------------------------
Balance 12-31-04                                  $18,280,980)            (5,988)      $  1,961,317
                                                  ===================================================


                             360 GLOBAL WINE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,



                                                   2004          2003
                                               ----------------------------

Cash flows from operating activities:

   Net loss                                    $ (13,201,175) $ (5,042,785)

   Adjustment to reconcile net
    loss to cash used in operating activities:

   Depreciation and amortization
    - property and equipment                       1,243,132        23,999
   Bad Debt expense                                   46,000             -
   Non-cash interest expense                       1,650,117       376,218
   Loss on divestiture in subsidiary               2,620,914
   Repayment of notes payable representing
    amortized discount                                     -      (119,696)
   Stock compensation                              1,938,846     2,973,662
   Minority interest in loss                        (879,682)      (13,750)
   Other                                                                 -

   Changes in current assets and liabilities:
   Accounts receivable                               (15,906)      (10,789)
   Inventories                                      (850,610)     (440,367)
   Prepaid expenses                                 (252,109)       14,843
   Other current assets                             (904,900)            -
   Accounts payable                                1,102,755       579,736
   Accrued expenses                                 (116,065)      347,989
   Customer prepaid liability                                            -
   Other                                                   -           153
                                               ----------------------------

Net cash used in operating activities             (7,618,684)   (1,310,787)
                                               ----------------------------

Cash flows from investing activities:

   Acquisition of KKLLC                              316,503
   Acquisition of property and equipment              (4,745)     (441,974)
   Notes receivable                                        -      (226,706)
   Deposits                                                -      (217,500)
   Other assets                                            -       (90,800)
                                               ----------------------------

Cash used in investing activities                    311,758      (976,980)
                                               ----------------------------

Cash flows from Financing activities:

   Issuance of common stock                        2,028,323        37,343
   Proceeds from notes payable                     1,795,000     2,781,810
   Proceeds from issuance of warrants                      -     1,268,190
   Repayment of note payable not representing
    unamortized discount                            (108,728)     (269,116)
   Deferred Financing costs                                -      (320,000)
   Proceeds from affiliated entity                 2,250,000
   Cash Overdraft                                          -             -
                                               ----------------------------

Cash provided by financing activities             5,964,5956     3,498,227
                                               ----------------------------

Foreign Currency Translation effect                   96,850           (87)
                                               ----------------------------

Net decrease in cash                              (1,245,481)    1,210,373

Cash, beginning of period                          1,325,373       115,000
                                               ----------------------------

Cash, end of period                                 $ 79,892   $ 1,325,373
                                                ============================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid                                   $  1,287   $          -

Interest paid                                       $ 19,737   $    128,273

                              360 GLOBAL WINE, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.  BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS

         360 Global Wine Company ("360 Global Wine") was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. 360 Global Wine believed that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. 360 Global Wine further believed that by adopting and applying consumer beverage marketing principals within the wine industry we can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for the company.

           On August 1, 2003, 360 Global Wine completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation, incorporated on May 15, 2000. Following the reverse acquisition, we changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Effective February 15, 2005, we changed our name from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company, Inc. 360 Global Wine Company is now the parent company to our operating subsidiaries and is referred to herein as 360 Global Wine. Although the Company is the legal parent company, the share exchange was treated as a recapitalization of 360 Global Wine. 360 Global Wine is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if 360 Global Wine had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction results in severe limitations being in place on the use of the Company's net operating loss carryovers.

         On April 21, 2004 360 Global Wine acquired 50% of Kirkland Knightsbridge, LLC, a California limited liability company, pursuant to a Capital Stock Contribution Agreement, dated as of April 21, 2004, by and among Kirkland Ranch, LLC, a California limited liability company, Kirkland Knightsbridge, 360 Global Wine and Mr. Larry Kirkland.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated. This includes Kirkland Knightsbridge LLC. The Company does not have voting control, it is shared with its joint venture partner, but management has concluded that it must be consolidated under the principles set-forth in FASB Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)").

     Voting control of Kirkland Knightsbridge, LLC is split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement of Kirkland Knightsbridge, LLC, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. Although the Company does not have voting control, management has concluded that it must be consolidated under the principles set forth in FIN 46(R) The reasons for consolidation, which are explained further below, however are the fact that the Company is responsible for maintaining the value of its initial capital contribution to Kirkland Knightsbridge, LLC, which was made in the form of common stock, and the fact that substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch.

         Ownership interests in Kirkland Knightsbridge, LLC are based on the maintenance of capital accounts, rather than shares as would be the case with a corporation. The minority interest in Kirkland Knightsbridge, LLC as shown on the balance sheet represents the joint venture partner's share of Kirkland Knightsbridge, LLC net assets based on the partner's capital account. As described in EITF Issue No. 98-2 - Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of Its Parent Company of Joint Venture Partner, there is no consensus as to the methodology under generally accepted accounting principles for eliminating parent company stock owned by a consolidated, partly owned subsidiary. Because Kirkland Knightsbridge, LLC owns a material amount of Company stock, any policy adopted by the Company in this unsettled area is a particularly significant accounting policy.

         As of the date of this filing, almost the entirety of Kirkland Knightsbridge, LLC activities involve and are conducted on behalf of 360 Global Wine. Kirkland Knightsbridge, LLC maintains the right to conduct independent bottling and storage of third party wines, but it has been conducting minimal third party work since the creation of the joint venture. In addition, Kirkland Knightsbridge, LLC is the production facility which produces Napa Valley, Central Coast and California Appellation products which are sold solely be the Company. The brands owned by Kirkland Knightsbridge, LLC are sold through channels which are developed by the Company. Kirkland Knightsbridge, LLC exists to fill the needs of the distribution channels opened by the Company.

         Under the terms of the Kirkland Knightsbridge, LLC governing document, the Company and the joint venture partner share equally in all gains and losses of Kirkland Knightsbridge, LLC's Company stock. The Company has guaranteed a minimum value to the stock, which will eventually be distributed to the joint venture partner. Because the Company will receive full credit in its capital account for any payment of the guarantee, and the joint venture partner will be charged with the full fair value of the stock withdrawn, the Company has effectively extended half the guarantee to itself. Considering these facts, the Company's policy is to eliminate half of the Company's stock owned by Kirkland Knightsbridge, LLC as treasury stock, valued at the quoted market price on the date of the acquisition.

         In connection with the operations of the joint venture and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in order to fund the budget of the joint venture for certain business purposes. Such cash contributions include but are not limited to certain principal and interest payments owned under the Travelers Note through April 21, 2007, to the extent not previously paid from cash at closing. The Company also agreed, solely upon occurrence of non-payment of principal and interest payments owed under the Travelers Note to risk forfeiture of its membership interest.

         Because of the requirement for 360 Global Wine Company to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 27, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected losses" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses 360 Global Wine would incur more than 50% of the loss.

         Since substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch, the Company has concluded that Kirkland Knightsbridge, LLC is a Variable Interest Entity under FIN 46R and must be consolidated.

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of December 31, 2004 was $79,892.

Accounts Receivable

         Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $46,000 at December 31, 2004.

Inventory

     Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in,


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

first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         The Company has initiated production of an Artist Series brand in which the Company is building inventory through contract producers and the procurement of goods. The Company has adopted the FIFO ("first in first out") method of accounting for this inventory.

         At December 31, 2004, Inventory consisted of the following

         Wine making, packaging materials      $   161,463
         Grapes in process                          17,650
         Retail Merchandise                         37,551
         Finished goods                          3,120,320

         Bulk Wines                              2,269,886
                                               -----------

         Total                                 $ 5,606,870
                                               ===========

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                               Years
         Land Improvements                     25
         Vineyards                             25
         Buildings                             40
         Cooperage                             40
         Equipment                             3-7

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Deferred Financing Costs

         Costs incurred in connection with the issuance of debt are deferred and amortized on the interest rate method over the term of the related debt. Amortization is included in interest expense.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, loans receivable, accounts payable, notes payable, long-term debt and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of December 31 2004 due to their short-term nature or their recent creation.

Long-term debt is carried on the balance sheet as $25,450,000. The fair value of the debt payable to Travelers' Life Insurance Company ("Travelers") approximates its $21,891,641 carrying value because of its recent issuance. The fair value of the remaining debt, if all convertible debt were valued based on the number of shares that would be received on conversion at December 31, 2004 multiplied by $0.35 closing price on the Over-the-Counter Bulletin Board would be approximately $2,749,500. When added to the Travelers debt fair value the total fair value is $21,641,141.

Foreign Currency Translation

         The functional currency of the Company's foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.

Revenue Recognition

         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.


Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.
Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company continues to reduce its net deferred tax assets by a 100% valuation allowance.

Stock-based Compensation

         The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123

"Accounting for Stock-Based Compensation," as amended by SFAS No. 148. Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of the Company's common stock and the amount an employee must pay to acquire the stock.

         The Company periodically issues common stock for acquisitions and services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock.

Basic and Diluted Net Loss per Share

         Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, diluted loss per share equaled the basic loss per share as all convertible instruments were anti-dilutive.

New accounting pronouncements

         In 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Severance pay under SFAS 146, in many cases, would be recognized over the remaining service period rather than at the time the plan is communicated. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SEAS 146 for any actions initiated after January 1, 2003, and any future exit costs or disposal activities will be subject to this statement.

         In 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 defines a variable interest entity (VIE) as a corporation, partnership, trust, or any other legal structure that does not have equity investors with a controlling financial interest or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires consolidation of a VIE by the primary beneficiary of the assets, liabilities and results of activities effective in 2003. FIN 46 also requires certain disclosures by all holders of a significant variable interest in a VIE that are not the primary beneficiary. The Company will adopt FIN 46 for any actions initiated after January 1, 2003, and any future investment in variable interest entities will be subject to this statement.

         In 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

         Pursuant to SFAS No. 148, the Company has elected to account for employee stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense. Accordingly, no compensation expense has been recognized for options granted to employees under such a plan since the Company at this time does not have an option plan in place.

         In 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative; (2) clarifies when a derivative contains a financing component; (3) amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others"; and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively.

 The Company does not expect the adoption of SFAS 149 to have a material impact on its financial position, cash flows or results of operations.

         In December 2004, the Financial Accounting Standards Board issued Statement 123 (revised 2004), Share-Based Payment (Statement 123(R)). This Statement requires that the costs of employee share-based payments be measured at fair value on the awards' grant date using an option-pricing model and recognized in the financial statements over the requisite service period. This Statement does not change the accounting for stock ownership plans, which are subject to American Institute of Certified Public Accountants SOP 93-6, "Employer's Accounting for Employee Stock Ownership Plans." Statement 123(R) supersedes Opinion 25, Accounting for Stock Issued to Employees and its related interpretations, and eliminates the alternative to use Opinion 25's intrinsic value method of accounting, which the Company is currently using.

         Statement 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123(R). The second method is the modified retrospective application, which requires that the Company restates prior period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this statement. The Company is currently determining which transition method it will adopt and is evaluating the impact Statement 123(R) will have on its financial position, results of operations, EPS and cash flows when the Statement is adopted. Upon making its determination of the transition method the Company will adopt Statement 123(R).


NOTE 3:  PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 2004 consisted of the following:

             Land                                                   $ 3,237,583

             Cultivated land                                         11,451,275

             Buildings, improvements and equipment                   24,815,073
                                                                     ----------
                                                                     39,503,931
             Less:  accumulated depreciation and  amortization          860,374
                                                                    -----------
                                                                    $38,643,557
                                                                    ===========

Depreciation expense was $1,243,132 and $23,999 for the year ended December 31, 2004 and 2003 respectively..


NOTE 4.  SHORT-TERM NOTES PAYABLE

         Short-term notes payable consist of nine notes issued from December 2002 to April 2004 at a total face-value amount of $1,220,000 and three notes issued on May 28, 2004 at a total face-value of $500,000, and two notes issued on September 24 and December 27, 2004 at a face-value of $800,000 for a total of $2,520,000.

         The original terms for the nine notes issued between December 2002 and April 2004 ranged from 90 days to one year. Interest ranged from 8% to 12% if not in default and rose to 19% if in default for the 2002 and 2003 notes. The April 2004 note is at 10% interest. At September 2004, the interest and penalties due on the April 2004 long term note from Gryphon Master Fund were combined into a new note which is due on August 2005. The September 2004 note is at 10% interest. The September 2005 note is secured with 3,000,000 common shares of stock owned by Joel Shapiro. During 2003, $350,000 of principal (representing five of the notes) was repaid. For the twelve months ended December 31, 2004, an additional $50,000 of principal (representing two notes) was repaid. Of the remaining notes shown on the December 31, 2004, $325,000 of principal plus interest are convertible into approximately 194,445 shares at prices ranging from $1.50 to $2.00 per share. Some of the notes payable are currently in default and the note holders have at this time extended the notes pending a refinancing of the liabilities.

         In conjunction with the issuance of the May 28 notes, the lenders were given 75,000 shares of the Company's common stock. An additional 25,000 shares were issued to the note holders effective July 28, 2004 because the principal had not been repaid at that time. $58,766 of the $500,000 proceeds were allocated to the 75,000 shares issued, based on the relative estimated fair values of the stock and the convertible debt, resulting in a discount on the debt. A further $103,766 was allocated to the beneficial conversion feature inherent in the convertible notes resulting in a further discount. $72,236 of the discounts were amortized as interest expense during the quarter ended June 30, 2004, the remaining $90,298 has been amortized during the quarter ending September 30, 2004.

         The notes issued on May 28, 2004 have a Maturity Date of August 26, 2004 with interest accruing at a rate of six percent (6%) per annum for the first 60 days and twelve percent (12%) per annum from the 61st day until the Maturity Date. The Company and lender have negotiated a first extension of this maturity date to November 9, 2004 with interest from August 26, 2004 accruing at eighteen (18%) per annum. Subsequently, the Company and the lender verbally agreed to a second extension until January 1, 2006 under the same terms. The $470,000 principal and accrued but unpaid interest is convertible into the Company's common stock at $1.00 per share.

         As part of the joint venture transaction, the Kirkland Cattle Co. provided inventory loans to Kirkland Knightsbridge, LLC in the aggregate amount of $2.25 million to be paid with other debt from any initial profits of Kirkland Knightsbridge, LLC. The loans bear no interest and have no call option.

         Other miscellaneous debts carry a balance of $84,467 of short term debt.

         As a result, at December 31, 2004, that Company had $4,424,467 of short term notes.

NOTE 5:  LONG TERM DEBT

            On April 21, 2004, as part of the financing of the Company's purchase of its 50% membership interest in Kirkland Knightsbridge, LLC, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to Kirkland Knightsbridge, LLC. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, the Company issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding with exercise prices of $0.70 and $2.40, and (ii) a warrant to purchase 5,000,000 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.01 per share. The holder of the Note has the option, during the term of the Note, to convert the outstanding principal amount under the Note into the Company's common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between the Company and Gryphon, the Note is secured by a lien and pledge of all of the assets of the Company. The incorporation of the previously outstanding $3,500,000 has been accounted for as a modification of the terms of the note under EITF 96-19 Debtor's Accounting for a Modification or Exchange of Debt Instruments.

         Using the Black-Scholes model the Company estimated the fair value of the additional warrants and the modification of the terms of the previously issued warrants and allocated $1,702,001 of the proceeds from the April 21, 2004 financing to the warrants which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization which is being recorded as interest expense over the three-year term of the note on the interest rate method. On the date of the issuance of the note, the Company's common stock had an average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80. Based on the terms of the conversion associated with the note, there was an intrinsic value associated with the beneficial conversion feature estimated at $297,299, the entire additional proceeds of the note after allocation to the warrants issued, which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization, which is being recorded as interest expense over the three-year term of the note. At December 31, 2004, the $5,500,000 face value note was shown as $1,891,641 on the balance sheet which was net of unamortized discounts. Based on the $1,891,641 carrying value at December 31, 2004 and the future contractual cash payments under the debt, if not converted, the prospective effective interest rate on the note is approximately 77.7% per annum. Total interest expense for this note, not including any liquidated damages, as discussed two paragraphs below, is expected to be $284,000 for the three months ended December 31, 2004.

            The terms of the Note required that the shares underlying the warrants and conversion rights be subject to a registration statement filed by April 30, 2004 that is declared effective by June 15, 2004. Failure to meet these requirements puts the Note in default and gives the lender the right to demand immediate payment of the $5,500,000 principal, any accrued interest and liquidated damages equal to 25% of outstanding principal ($1,375,000). The lender has agreed for the present time to waive this default so neither acceleration of the discount amortization, nor liquidated damages have been recorded and the liability on the balance sheet continues to be shown as a non-current liability.

            On September 24, 2004, Knightsbridge Fine Wines, Inc. and Gryphon Master Fund, L.P. entered a Debt Restructuring Agreement. Pursuant to the Agreement, Gryphon agreed to cancel certain penalties due to it under the Senior Secured Convertible Note dated April 21, 2004, and to freeze remaining penalties that may come due pursuant to the terms of the Registration Rights agreement dated April 21, 2004. Gryphon also agreed to cancel certain interest payments currently due and which will become due pursuant to the terms of the $5,500,000 note dated April 21, 2004. In consideration for the foregoing agreements by Gryphon, a new promissory note was issued in the amount of seven hundred thousand dollars ($700,000), which will bear interest at 6% per annum and is due and payable on August 31, 2005.

            These consolidated financial statements include Kirkland Knightsbridge, LLC's mortgage note to Travellers which is guaranteed by 360 Global Wine itself (see Note 9). The principal amount of the debt is $20,000,000 but $1,950,000 was withheld at closing for prepaid interest through October 31, 2005. The $1,950,000 was recorded as a discount on the debt which is being amortized as interest expense on the interest rate method over the term of the debt. The debt requires payments, including principal and interest at 6.5% p.a., of $149,115 monthly, beginning December 1, 2005 with a balloon payment due March 1, 2009. The effective rate, considering the discount, is 6.724% p.a. The Company's joint venture partner in Kirkland Knightsbridge, LLC and parties related to the joint venture partner are listed as co-borrowers and have pledged certain land as collateral for the debt. The agreement among the Company,
Kirkland Knightsbridge, LLC and the joint venture partner is that Kirkland Knightsbridge, LLCis the borrower and that the legal co-borrowers are effectively guarantors, consequently the full amount of the debt has been recorded as that of Kirkland Knightsbridge, LLC and, in consolidation, the Company's. The debt is also collateralized by the real property and other certain assets of Kirkland Knightsbridge, LLC.

         As a result, at December 31, 2004, that Company had $25,5000,000 of long term debt less unamortized discount and prepaid interest of $3,454,042 for a balance of $22,045,958.

NOTE 6.  INCOME TAXES



         The provision for taxes consisted of the following:

                                                                                 2004               2003
                                                                               -------------   -------------


         Loss before income taxes                                              $ (14,081,000)   $ (5,050,000)
                                                                               =============   =============

         Current                                                                 -                   -
         Deferred                                                                -                   -
                                                                               -------------   -------------
               Total provision                                                   -                   -
                                                                               =============   =============


                                                                                  2004                2003
                                                                               -------------   -------------

         Federal income taxes  at statutory rate                              $ (14,788,000)   $ (1,763,000)
         State income taxes                                                        (718,000)       (253,000)
         Increase in taxes resulting from:
             Benefit of U.S. tax loss not recognized                              3,868,000       1,781,000
             Benefit   of   temporary    difference    from   stock
             compensation not recognized                                            961,000         121,000
             Interest expense arising from beneficial conversion
             features not deductible                                                680,000          79,000
             Other, net                                                                   -          35,000
                                                                               -------------   -------------
         Provision for income taxes                                               -                   -
                                                                               =============   =============

         The primary  components of deferred  income tax assets and  liabilities are as follows:

                                                                                    2004             2003
                                                                                    ----             ----
         Deferred income tax assets:
             Loss and credit carryforwards                                     $  3,200,000    $  1,796,000
             Benefit of temporary difference from stock compensation not recognized
                                                                                   961,000          121,000

                                                                               -------------   -------------
                                                                                 4,161,000        1,917,000
         Less Valuation allowance                                                4,161,000        1,917,000
                                                                               -------------   -------------
                                                                                    -                -
                                                                               =============   =============

The valuation allowance increased by $2,244,000 in the year ended December 31, 2004

         Realization of the Company's deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of loss carryforwards. Management believes that, more likely than not, deferred tax assets will not be fully realized in the future and have therefore provided a valuation allowance to reserve for those deferred tax assets not considered realizable. Despite the current estimate, it is possible that some of the deferred tax assets will be realized in the future. Should this happen, the valuation allowance will be reduced.

         At December 31, 2004, the Company had tax operating loss carryforwards for U.S. federal tax purposes approximating $9,000,000 expiring in years 2022 and 2023. These do not include Tech-Net's carryovers as of the August 1, 2003 merger/recapitalization which are subject to severe limitations. These Tech-Net carryovers were also not taken into consideration in calculating the deferred tax assets disclosed above.

NOTE 7.  INTEREST INCOME (EXPENSE), NET

         In conjunction with a loan receivable the Company had interest income for the year ended December 31, 2004, of 30,400.

         The table below outlines the interest expense for the year ended December 31, 2004

         Notes Payable - $4,424,467
              Amortization of discount on notes payable            $        0
              Contractual interest                                    143,525
              Beneficial conversion features                                0

         Notes Payable - $21,891,641
              Contractual interest and discount on notes payable    1,342,010
              Beneficial conversion features                          718,714


         Other                                                        255,151
                                                                   ----------

                  Total                                            $2,459,400
                                                                   ==========


         In conjunction with a loan receivable the Company had interest income for the year ended December 31, 2003, of 12,378.

         The table below outlines the interest expense for the year ended December 31, 2003

         Notes Payable - $725,000
              Amortization of discount on notes payable            $ 190,987
              Contractual interest                                    76,156
              Beneficial conversion features                          38,006

         Notes Payable - $3,500,000
              Contractual interest and discount on notes payable      50,646
              Beneficial conversion features                          85,294



                     Other                                             6,674
                                                                   ---------
                  Total                                            $ 447,763
                                                                   =========

NOTE 8.  Stock-compensation expense

During 2004, the company issued 1,181,000 shares of stock to various parties who had or would provide services to 360 Global Wine Group. These shares were valued based on the market price for shares of our common stock at the time of issuance. In August 2004, the Company terminated the contract of a consultant and canceled the 250,000 shares that were originally granted on June 18, 2004. As a result, these transactions resulted in the Company recording stock compensation expense of $1,938,846 as of December 31, 2004.

         In July 2003, Knightsbridge issued 3,313,250 shares of stock to various parties, who had or would provide services to Knightsbridge, through a stock subscription agreement for $0.001 per share. Subsequently in August 2003, Knightsbridge was acquired by the Company pursuant to a share exchange. As a result of the share exchange between the parties, Knightsbridge used the difference between the average first day trading price split adjusted and the issuance price of the stock issued by Knightsbridge in the stock subscription agreement as the estimate of the value given. Knightsbridge believes that use of an amount based on the initial public trading value of the stock, immediately following announcement of the reverse merger, was reasonably indicative of the value of the shares as a private Company shortly before the finalization of its plans to effectuate a recapitalization as a public company. In addition, Paul Gardner received 986,700 shares. Also, in the fourth quarter of 2003 Company directors received 575,000 unvested shares and in the third quarter, consultants received 130,000 shares and 100,000 warrants. These shares and warrants were valued were based on the quoted marketprice of the shares on the grant dates. The consultant shares are earned on a monthly basis. These transactions resulted in the recording of additional stock compensation expense of $2,973,662 on the statement of operations and prepaid stock compensation expense in stockholders' equity at December 31, 2003 totaling $928,325.


NOTE 9.  ACQUISITION OF INTEREST IN KIRKLAND KNIGHTSBRIDGE LLC

         On April 21, 2004 the Company acquired a 50% membership interest in Kirkland Knightsbridge, LLC, a California limited liability company pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), Kirkland Knightsbridge, LLC, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a
Market Value less than the amount of ten million dollars ($10,000,000), 360 Global Wine shall, as an additional capital contribution, contribute to Kirkland Knightsbridge, LLC(to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the

Initial Shares, equals the sum of ten million dollars ($10,000,000). As of September 30, 2004, if the price of the Company's Stock remains unchanged from the $0.90 closing price on the Over-the-Counter Bulletin Board, the Company would have to issue an additional 6,855,791 shares of common stock on the Valuation Date. Because the governing document of Kirkland Knightsbridge, LLC specifies that gains or losses on the value of Kirkland Knightsbridge, LLC's assets, which would include the 4,255,320 shares of Company stock, are allocated 50% each to the Company and Kirkland Ranch, one half of the shares issued were recorded at $5,000,000, representing their $2.35 per share guaranteed value pursuant to the Contribution Agreement and one-half of the shares were recorded at $3,829,788, representing the average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80.

         As part of the financing for the joint venture transaction, the Company provided loans to Kirkland Knightsbridge, LLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of Kirkland Knightsbridge, LLC. The loans have been eliminated in consolidation and included in the acquisition cost of the Company's controlling financial interest in Kirkland Knightsbridge, LLC.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by Kirkland Knightsbridge, LLC.

         Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to the Joint Venture , including all of the assets of the Kirkland Ranch Winery located in Napa Valley,
California. Kirkland Knightsbridge, LLC has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with Kirkland Knightsbridge, LLC to sell wine and wine related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, the Joint Venture will serve as the exclusive bottler of the Company's products in California.

         In connection with the operations of the Joint Venture and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in accordance with the budget to Kirkland
Knightsbridge, LLC for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the Travelers Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.

         Voting control of Kirkland Knightsbridge, LLC is formally split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement, however, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. The Company has concluded that Kirkland Knightsbridge, LLC is a Variable Interest Entity under Financial Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)"). Because of the requirement for 360 Global Wine to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 21, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite the basic sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected income" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses Knightsbridge would incur more than 50% of the loss.

         The Company recorded the assets and liabilities of Kirkland Knightsbridge, LLC, including the "minority interest" (joint venture partner's) share based on their preliminary estimated fair values. Pursuant to the capital account maintenance provisions of the Limited Liability Company Agreement the minority interest was credited with the full net value of assets and liabilities less the $5,000,000 agreed-upon value of one-half of the Company shares contributed to Kirkland Knightsbridge, LLC which are eliminated in consolidation. This resulted in an increase in the Company's net assets of $5,000,000. The preliminary estimate of the fair values of Kirkland
Knightsbridge, LLC's assets and liabilities was based on a June 3, 2002 independent appraisal of the land, buildings and fixtures and on management estimates of other assets and liabilities. Management is arranging for current independent appraisals of values as of April 21, 2004. Kirkland Knightsbridge, LLC's asset and liability values will be adjusted when the current appraisals are obtained.

         The Company also incurred $28,588 of transaction costs in acquiring its joint venture interest. Because the fair value of Kirkland Knightsbridge, LLC's identified assets and liabilities above the $5,000,000 of stock credited to the minority interest was allocated to the minority interest, an amount equal to the transaction cost was recorded as goodwill. The Company believes that paying this relatively small amount in excess of the identified assets and liabilities was worthwhile to acquire Kirkland Knightsbridge, LLC to use as an initial United States base for its plan to establish a diversified international wine company.

         The allocation of the acquisition costs follow:

         Cash                                             $    316,503
         Accounts Receivable                                   130,483
         Inventory                                           4,424,373
         Other current assets                                  693,119
                                                          ------------

         Total current assets                                5,564,478
                                                          ------------

         Property, Plant and Equipment                      39,402,080
         Goodwill                                               28,588
                                                          ------------

         Total Assets                                       44,995,146

         Liabilities assumed                               (23,169,684)

         Minority Interest                                 (16,796,874)
                                                           ------------

         Total Allocation of Acquisition Cost              $ 5,028,588
                                                           ============



         The following unaudited pro forma financial information reflects the consolidated results of operations of the Company as if the acquisitions had taken place on January 1, 2002. The pro forma information includes primarily adjustments for the depreciation of the tangible property acquired. The pro forma information is not necessarily indicative of the results of the operations as it would have been had the transactions been effected on the assumed date.

----------------------------------------- ------------------ ------------------
                                          2003 Pro Forma     2002 Pro Forma
                                          --------------     --------------
----------------------------------------- ------------------ ------------------
Revenue                                   $ 3,032,103        $3,211,608
----------------------------------------- ------------------ ------------------
Net loss                                  $ (6,496,181)      $ (2,055,339)
----------------------------------------- ------------------ ------------------
Basic and diluted loss per common share
                                          $(0.21)            $(0.12)
----------------------------------------- ------------------ ------------------

----------------------------------------- ------------------ ------------------




NOTE 10.  COMMITMENTS AND CONTINGENCIES

Corporate Offices

         For the fiscal year ended December 31, 2003, the U.S. corporate office was located at 65 Shrewsbury Road, Livingston, NJ 07039. This space was provided on a rent free basis by our majority shareholder. As a result, the Company did not recognize rental expense in the previous fiscal year.

         Commencing April 2004, the principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by Kirkland Knightsbridge, LLC. Since relocation, our office in Livingston, NJ has been closed. The company now has a satellite U.S. office in New Canaan, CT.

Employment Agreements

         On September 24, 2004 360 Global Wine amended the employment agreement entered on June 1, 2003 with Mr. Joe Carr. Mr. Carr was promoted to the position of Executive President of 360 Global Wine effective September 24, 2004,. Mr. Carr will serve at the pleasure of the Board of Director's. Mr. Carr's compensation will be $155,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Carr also received 100,000 shares of common stock of the Company.

         On August 3, 2004 360 Global Wine entered into an employment agreement with Mr. Jay Essa as an Executive Vice President effective September 24, 2004. Mr. Essa will serve at the pleasure of the Board of Director's. Mr. Essa's Compensation with be $130,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Essa also received 100,000 shares of common stock of the Company.

         On October 8, 2004 360 Global Wine entered into an employment agreement with Mr. Charles Marin as an Executive Vice President effective November 1, 2004. Mr. Marin will serve at the pleasure of the Board of Director's. Mr. Marin's Compensation with be $100,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Marin also also received 75,000 shares of common stock of the Company.

Sales and Marketing Agreements

         There were no new Sales and Marketing Agreements entered into during Fiscal 2004.

Licensing Agreements

         During the third quarter of 2003, the Company entered into two licensing agreements with noted artists in its effort to launch an Artist series brand to be built around leading artists around the world.

         On October 6, 2004, the Company entered into a licensing agreement with Consuelo Vanderbilt Costin in an effort to launch a brand built around the image of American aristocracy.

Litigation

         On April 14, 2004, a complaint was filed by California Wine Company, as plaintiff, against the Company in Napa County Superior Court of the State of California. The complaint alleges breach of contract, anticipatory breach of contract, breach of an interim sales agent agreement and breach of the implied covenant of good faith and fair dealing. Plaintiff seeks damage in excess of $2.5 million. The plaintiff alleges, among other things, the failure of the Company to perform its obligations to purchase grapes under a certain grape purchase agreement, and costs incurred for moving and storing bulk wines. Although a trial date of January 30, 2006 has been set on this matter, the plaintiff and the Company are currently in settlement negotiations.

         In September 2004, we received correspondence from counsel to an entity purportedly known as Knightsbridge Wine Shoppe, which alleged that we were infringing upon its use of the trademark "Knightsbridge Wine." Due to the high cost of litigating this type of claim and the Company's pre-existing plan to re-brand its products, management believed that it was in the best interest of the Company to settle the case. We signed a settlement agreement with Knightsbridge Wine Shoppe in November 2004. Pursuant to the settlement agreement, we agreed to change our name on or before February 15, 2005. Effective as of February 15, 2005, our name was changed from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company.

         Management has been informed that five former shareholders of the Company filed a suit against the Company. Management has not yet reviewed the claim, but believes that the suit was filed because the Company cancelled stock owned by the plaintiff shareholders for non-payment. Management does not believe that this will have a material adverse impact on the Company and intends to defend the claim vigorously.

         On March 11, 2005 the Company received correspondence from counsel to seven former employees of the Company, which alleges that the Company has outstanding debts due to the former employees. The Company is currently in negotiations to settle this dispute.

         On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. 360 Global Wine Company has taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State.

         The Company is involved in lawsuits, claims, and proceedings, including those identified above, which arise in the ordinary course of business. In accordance with SFAS No. 5, "Accounting for Contingencies," The Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company believes it has adequate provisions for any such matters. The Company reviews these provisions at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Litigation is inherently unpredictable. However, The Company believes that it has valid defenses with respect to legal matters pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.



NOTE 11. WARRANTS

Warrants outstanding consist of the following:

Transaction                           No. of Warrants    Exercise Price  Term
Consultants and Issuance of
short-term debt                        550,000            $1.50-$2.70    5 Years
Issuance of long-term debt             1,612,778          $0.70-$1.80    3 Years

NOTE 12.  DIVESTITURE IN SUBSIDIARY

360 Global Wine Company has entered into an agreement to divest itself of its ownership interest in Bodegas Y Vinedos Anguinan S.A, an Argentine wine company in which it acquired an interest in November 2003. Pursuant to the Termination, Settlement & Release of Claims Agreement signed between the Company, its wholly owned subsidiary, KFWBA Acquisition Corp., and Bodegas and its former principals, both parties agreed to return any equity in the other party and to terminate any further obligations between them, including, but not limited to the put options granted by the Company as part of the acquisition and any employment agreements between the Company and the principals of Bodegas.

NOTE 13. CANCELLATION OF SHARES

In July 2004, 360 Global Wine Company cancelled 2,594,000 shares of common stock which were offered with the companies initial stock subscription for failure to pay the purchase price for the shares and/or provide other services for consideration. These shares were originally issued to ten individuals. The Shares are null and void and may not be sold or otherwise transferred to any third party. Management has been informed that four of former shareholders intend to file a suit against the Company.

One of the former shareholders has filed suit against the company for cancellation of his shares. Management has not yet reviewed the claim, but believes that the suit was filed because the Company cancelled stock owned by the plaintiff shareholders for non-payment. Management does not believe that this will have a material adverse impact on the Company and intends to defend the claim vigorously.

NOTE 14. STOCKHOLDER EQUITY

Common Stock

We periodically issue common stock for services rendered. Common stock issued is valued at fair market value, which is the quoted market price. During the years ended December 31, 2004 and 2003, 360 Global Wine Company issued 1,181,000 and 5,011,200 shares of common stock and warrants for services valued at $2,021,050 and $2,393,764, respectively.

On June 16, 2004, the Board authorized 60,000 shares of restricted common shares to Michael McIntyre. pursuant to an investor relations agreement dated August 2003. The shares were release in full per the terms of the agreement. Pursuant to the agreement, Michael McIntyre supplied investor relations related services and assisted the Company with broker relations for our stock. The shares were valued at $1.01 per share, the market price per share at the time of issuance. The total value of the consideration paid to Michael McIntyre was $60,600.

On June 18, 2004, the Board authorized the issue of 30,000 shares of restricted common to Raul Marozof pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Marozof was valued at $36,000.

On June 18, 2004, the Board authorized the issue of 12,000 shares of restricted common to Nan Miller pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Ms. Miller was valued at $14,400.

On June 18, 2004, the Board authorized the issue of 12,000 shares of restricted common to Romero Britto pursuant to a licensing agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Britto was valued at $36,000.

On June 18, 2004, the Board authorized the issue of 15,000 shares of restricted common to Guy Buffet pursuant to a licensing agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Buffet was valued at $186,000.

On June 18, 2004, the Board authorized the issue of 7,500 shares of restricted common to Lydia Carriera pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Ms. Carriera was valued at $9,000.

On June 18, 2004, the Board authorized the issue of 2,500 shares of restricted common to Geoff Howes pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Howes was valued at $3,000.

On June 18, 2004, the Board authorized the issue of 1,500 shares of restricted common to Jerry Burns pursuant to a broker agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Burns was valued at $1,800.

On June 18, 2004, the Board authorized the issue of 20,000 shares of restricted common to Joseph Carr Executive President of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Carr was valued at $24,000.

On June 18, 2004, the Board authorized the issue of 20,000 shares of restricted common to Jay Essa Executive Vice President of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Essa was valued at $24,000.

On June 18, 2004, the Board authorized the issue of 10,000 shares of restricted common to Charles Marin, Executive Vice President of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Marin was valued at $12,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to William Callahan Sales Regional Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Callahan was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to Michael Gallo Regional Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Gallo was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to Daniel Nelson Regional Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Nelson was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 5,000 shares of restricted common to Casey Squire Regional Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Squire was valued at $6,000.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Sean Lynch Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Lynch was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Martin Cotton Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Cotton was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Paul Carey Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Carey was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 3,500 shares of restricted common to Raymond Abramoski Sales Manager of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Abramoski was valued at $4,200.

On June 18, 2004, the Board authorized the issue of 1,500 shares of restricted common to Nicole Shiflet Employee of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Ms. Shiflet was valued at $1,800.

On June 18, 2004, the Board authorized the issue of 100,000 shares of restricted common to Galatin Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $1.20 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Galatin Consulting, Inc. was $120,000.

On November 22, 2004, the Board authorized the issue of 275,000 shares of restricted common to Anthony J. Bryan, Chaiman of the Board of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Bryan was valued at $132,000.

On November 22, 2004, the Board authorized the issue of 350,000 shares of restricted common to Phil E. Pearce, Board Member of the Company. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Pearce was valued at $168,000.

On November 22, 2004, the Board authorized the issue of 33,334 shares of restricted common to Scott R. Griffith, pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Griffith was valued at $16,000.

On November 22, 2004, the Board authorized the issue of 33,333 shares of restricted common to Jesse B. Shelmire IV, pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Shelmire was valued at $16,000.

On November 22, 2004, the Board authorized the issue of 33,333 shares of restricted common Robert R. Blakely Jr., pursuant to a consulting agreement. The shares were valued using the closing stock price on the date of issue, pursuant to which the shares were valued at $0.48 at the time of issuance. Therefore, the total aggregate value of the consideration paid to Mr. Blakely was valued at $16,000.



NOTE 15. GOING CONCERN

         As of December 31, 2004, the Company's working capital has been primarily financed with various forms of debt and convertible debt. The Company has suffered significant operating losses since its inception in its efforts to establish and execute its business strategy. The Company anticipates that it will continue to require additional working capital to fund its ongoing operations, repay certain debts in default and execute its business strategy. In the event that the Company does not continue to raise such required capital it would raise substantial doubt about the Company's ability to continue as a going concern.

         The Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to obtain working capital through operations and to seek additional funding through debt and equity offerings to help fund the Company's operations as it expands. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Note 16 - Restatement of Prior Year Financials

         The original financial statements for year ending December 31, 2003 were filed on May 11, 2004 amended financial statements for the year ending
December 31, 2003 were filed. These financial statements have been prepared using 2003 numbers that were restated from the version originally filed. The restatement principally involved the accounting for the acquisition of the Bodegas, particularly the put option granted to the sellers.

         On November 6, 2003, the company's wholly-owned subsidiary, KFWBA Acquisition Corp., a Nevada corporation (KFWBA) acquired 100% of Bodegas y Venedos Anguinan S.A. (Bodegas). The purchase price consisted of a combination of $357,407 (USD) (including $157,407 of transaction costs, one million shares of the company's restricted common stock and a put option (defined below). The purchase price was paid to the former shareholders' of Bodegas Anguinan Winery.

            Originally the Company valued the stock at $1,900,000 (USD) based on the quoted market price and separately valued the put option as a liability with an estimated value of $1,461,033 for a total of $3,718,440. This treatment was based on the conclusion that the put options were "freestanding financial instruments" as referred to in SFAS 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150") and consequently should be valued separately. This conclusion resulted from the put options being set-forth in a separate agreement that was appended to the agreement for the purchase of the Bodegas stock.

            After review of the terms of the agreement, the Company has now concluded that the put options are not "freestanding financial instruments" but instead are not separable from the Company's agreement to purchase the stock of Bodegas, principally because, in the event of default the option holders are required to offer to take back the Bodegas stock in satisfaction of the amount owed to them pursuant to the put option.

            As a consequence of this reevaluation, the Company considers the put options to be a security price based contingency as defined in SFAS 141 - Business Combinations ("SFAS 141"). The Company is hereby restating the financial statements for the year ended December 31, 2003 to reflect the cost of the Bodegas acquisition as the cash expended of $357,407 (USD), including

$157,407 of transaction costs and one million shares of the company's restricted common stock valued at $2,500,000 ($2.50 per share) pursuant to the agreement. This results in the following changes to previously reported amounts - removal of the put option liability shown as $1,534,825 ($167,886 current, $1,366,939 non-current) at December 31, 2003. The initial recorded valuation of property and equipment acquired in the transaction has been restated at an amount $861,033 lower than originally reported, additional paid-in-capital has been increased by $600,000, interest expense and depreciation expense has been reduced by $73,792 and $6,747 respectively for the year-ended December 31, 2003. This results in the following changes to shareholders' equity at December 31, 2003 and to net loss for the year then ended:

                                                         December 31,
                                                         2003

Shareholders'
   equity   -  as originally reported                   3,169,867
                       -  increase                        680,539
                                                          -------
                       -  as restated                   3,850,406

Net loss    -  as originally reported                  (5,123,324)
                       -  decrease                         80,539
                                                       ----------
                       -  as restated                  (5,042,785)

Loss per share         -  as originally reported            (0.21)
                       -  increase                      ---------
                       -  as restated                       (0.21)


         Pursuant to the Agreement, KFWBA entered into Put Options Agreements with the former shareholders of Bodegas (hereinafter the "Puts"), which provides that those former shareholders can compel KFWBA to purchase a specific portion of the Company's shares delivered as a part of the purchase price according to a schedule attached to each of the Puts. The Company has provided its Guarantee to each of such former shareholders of the performance of KFWBA under the Puts. The Company's shares subject to the Puts are required to be purchased by KFWBA, if exercised, at $2.50 per share. In order to secure the performance of KFWBA under the Puts (and of the Company, under its guarantee of KFWBA's performance under the Puts), the shares of Bodegas Anguinan Estate Winery acquired in this transaction are subject to the terms of a Stock Pledge Agreement.

         During the term of the Pledge Agreement Bodegas Anguinan Estate Winery, among other things, cannot issue additional shares, amend its charter or by-laws in a way that might affect the security under the Pledge Agreement, is subject to limits on the sale, financing, liening or mortgaging of assets of Bodegas Anguinan Estate Winery at the time of the acquisition.

         Bodegas Anguinan Estate Winery encompasses approximately 900 acres in the Andes Mountains of Argentina. An independent appraisal of Bodegas estimates the value of net assets acquired to exceed the $3,718,440 purchase price. The result of operations of Bodegas is included in the consolidated statement of operations from the date of acquisition. The acquisition of Bodegas Anguinan Estate Winery is part of Knightsbridge's strategy to build a diversified international wine company.

         The allocation of the acquisition costs of the acquired subsidiaries follow:

                        Bodegas y Venedos Dominion Wines
                             Anguinan International
                       November 6, 2003 February 17, 2003

         Cash                                $       -          $      7,378
           Accounts receivable                     37,583             26,688
         Inventory                                400,999
         Other current assets                      20,709              7,040

                                                   ------              -----

         Total current assets                     459,291             41,106

         Property, plant and equipment          2,540,795               -
         Other assets                               3,570               -
                                             ------------       ------------
         Total assets                           3,003,656             41,106

         Liabilities assumed                     (146,249)            (9,855)

         Minority Interest                           -               (13,750)
                                             ------------       ------------
         Total allocation of acquisition
         cost                               $  2,857,407       $     17,501
                                             ============       ============


         The following unaudited pro forma financial information reflects the consolidated results of operations of the Company as if the acquisitions had taken place on January 1, 2002. The pro forma information includes primarily adjustments for the depreciation of the tangible property aquired. The pro forma information is not necessarily indicative of the results of the operations as it would have been had the transactions been effected on the assumed date.



                                         2003 Pro Forma      2002 Pro Forma
                                         --------------      --------------


Revenue                                    $    850,677          $  358,196

Net loss                                   $ (5,341,365)         $ (260,551)

Basic and diluted loss per common share          ($0.21)             ($0.04)


NOTE 17. SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

         Purchase of assets in subsidiaries in exchange for:

                                                   2004          2003
                                                ----------    ----------

         Stock (subject to put option)         $4,751,000     $2,500,000
                                                              ==========

  Stock Issued for Prepaid Compensation                 0     $ 928,325
                                               ==========     ==========
  Warrants issued as deferred financing costs           0     $  206,400
                                               ==========     ==========




ITEM I.   FINANCIAL STATEMENTS

                             360 GLOBAL WINE COMPANY
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 March 31, 2005

                                     ASSETS


Current assets:
     Cash                                                                                   $      22,424
     Accounts receivable, net of allowance of $71,557                                              29,754
     Inventory                                                                                  5,753,609
     Prepaid interest                                                                             773,882
     Other Prepaid expenses                                                                        89,210
                                                                                           --------------------

                                                                                                6,668,880

Property and equipment, net of accumulated depreciation                                        38,580,317

Goodwill                                                                                           28,588
Other assets                                                                                      315,794
Deferred financing costs                                                                        1,159,451
                                                                                           --------------------

     Total assets                                                                           $  46,753,029
                                                                                           ====================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable - Trade                                                               $   2,380,413
     Accounts payable - Affiliated Entity                                                         390,490
     Accrued interest expenses                                                                    352,985
     Other Accrued expenses                                                                       139,283
     Notes payable                                                                              2,326,073
     Notes payable - Affiliated Entity                                                          2,250,000
                                                                                           --------------------

     Total current liabilities                                                                  7,839,243

Long-term debt, net of unamortized discount of $3,030,758
     face amount $25,500,000                                                                   22,469,242
                                                                                           --------------------

     Total liabilities                                                                         30,308,485
                                                                                           --------------------

Minority interest                                                                              16,077,352
                                                                                           --------------------

Stockholders' Equity
     Common stock, $0.001 par value, 100,000,000 shares authorized
        41,340,797 outstanding as of  March 31, 2005                                               41,341
     Subscription receivable                                                                      (18,972)
     Additional paid in capital                                                                20,329,692
     Accumulated other comprehensive income - foreign exchange adjustment                          (6,055)
     Deficit accumulated                                                                      (19,978,814)
                                                                                           --------------------

     Total stockholders' Equity                                                                   367,191
                                                                                           --------------------

     Total Liabilities and Stockholders' Equity                                             $  46,753,029
                                                                                           ====================



                                           360 GLOBAL WINE COMPANY
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                            YEARS ENDED MARCH 31,
                                                 (unaudited)



                                                               2005                          2004
                                                    ---------------------------- -----------------------------
Revenues:
      Commissions                                    $         -                  $      22,104
      Sales                                                365,325                      467,997
      Custom services and events                            83,958                          -
                                                    ---------------------------- -----------------------------

                             Total                         449,283                      490,101
                                                    ---------------------------- -----------------------------

Operating expenses:
      Cost of goods sold                                   290,606                      215,845
      Sales and marketing                                  285,695                      686,749
      General and administrative                           878,401                      827,036
      Stock compensation expense                           113,775                      264,225
                                                    ---------------------------- -----------------------------

                             Total                       1,568,477                    1,993,855
                                                    ---------------------------- -----------------------------

Loss from operations                                    (1,119,194)                  (1,503,754)
                                                    ---------------------------- -----------------------------

Other income (expense):
      Interest income                                          -                         12,323
      Interest expense                                    (942,039)                    (341,853)
      Other Expense                                       (174,676)                         -
      Gain (loss) on currency transactions                  (2,911)                     (15,962)
                                                    ---------------------------- -----------------------------
                Other income (expense), net             (1,119,626)                    (345,492)
                                                    ---------------------------- -----------------------------

Loss before minority interest                           (2,238,819)                  (1,849,246)

Minority interest in consolidated loss                     540,986                          -
                                                    ---------------------------- -----------------------------

Net loss                                             $  (1,697,833)               $  (1,849,246)
                                                    ============================ =============================

Net loss per share:
      Basic and diluted                              $       (0.04)               $       (0.06)

Weighted average shares outstanding:
      Basic and diluted                                  41,189,880                   31,568,250





                                360 GLOBAL WINE COMPANY
                     CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                 YEARS ENDED MARCH 31,
                                      (unaudited)



                                                          2005               2004
                                                    ------------------ ------------------

Net loss                                             $  (1,697,833)     $  (1,849,246)

Foreign currency translation adjustment                   2,224             94,732
                                                    ------------------ ------------------

Comprehensive loss                                   $  (1,695,609)     $  (1,754,514)
                                                    ================== ==================




                                                                360 GLOBAL WINE COMPANY
                                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                 YEARS ENDED MARCH 31,
                                                                      (unaudited)

                                                                                         2005                         2004
                                                                             ------------------------------ ------------------------

Cash flows from operating activities:

     Net loss                                                                    $  (1,697,833)              $  (1,849,246)

     Adjustment to reconcile net loss to cash used in operating activities:

       Foreign currency transaction loss                                                   -                        15,962
       Depreciation and amortization - property and equipment                          368,519                      24,047
       Bad Debt expense                                                                    -                        46,000
       Non-cash interest expense                                                       423,284                     253,492
       Loss on divestiture in Subsidiary                                                   -                           -
       Repayment of notes payable representing amortized discount                          -                       (10,304)
       Stock compensation                                                              113,776                     264,225
       Minority interest in loss                                                      (540,986)                        -

     Changes in current assets and liabilities:
       Interest Receivable                                                                 -                       (25,661)
       Accounts receivable                                                             125,270                    (309,661)
       Inventories                                                                    (146,739)                   (255,099)
       Prepaid expenses                                                                437,486                     (37,642)
       Other current assets                                                                -                           -
       Investment                                                                          -
       Accounts payable                                                                324,415                     522,297
       Accrued expenses                                                                154,441                     138,715
       Customer prepaid liability                                                                                      -
       Other                                                                               -                        17,500
                                                                                ----------------------------------- ----------------

Net cash used in operating activities                                                 (438,368)                 (1,205,375)
                                                                                --------------------------- ------------------------

Cash flows from investing activities:

     Acquisition of KKLLC                                                              226,754
     Acquisition of property and equipment                                                 -                        (5,221)
     Notes receivable                                                                      -                       (73,294)
     Other assets                                                                          -                      (210,973)
                                                                                --------------------------- ------------------------

Cash used in investing activities                                                      226,754                    (289,488)
                                                                                --------------------------- ------------------------

Cash flows from Financing activities:

     Proceeds from notes payable                                                       160,000                     245,000
     Repayment of note payable not representing unamortized discount                    (8,394)                    (20,094)
     Cash Overdraft                                                                        -                        38,505
                                                                                --------------------------- ------------------------

Cash provided by financing activities                                                  151,606                     263,410
                                                                                --------------------------- ------------------------

Foreign Currency Translation effect                                                      2,541                     (27,432)
                                                                                --------------------------- ------------------------

Net decrease in cash                                                                   (57,468)                 (1,258,885)

Cash, beginning of period                                                               79,892                    1,325,373
                                                                                ---------------------------- -----------------------

Cash, end of period                                                              $      22,424                $      66,488
                                                                                ============================ =======================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid                                                                $         -                  $       1,287

Interest paid                                                                    $         -                  $      11,449

                          360 GLOBAL WINE COMPANY, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS

         360 Global Wine Company ("360 Global Wine") was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. 360 Global Wine believed that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. 360 Global Wine further believed that by adopting and applying consumer beverage marketing principals within the wine industry we can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for the company.

           On August 1, 2003, 360 Global Wine completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation, incorporated on May 15, 2000. Following the reverse acquisition, we changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Effective February 15, 2005, we changed our name from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company, Inc. 360 Global Wine Company is now the parent company to our operating subsidiaries and is referred to herein as 360 Global Wine. Although the Company is the legal parent company, the share exchange was treated as a recapitalization of 360 Global Wine. 360 Global Wine is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if 360 Global Wine had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction results in severe limitations being in place on the use of the Company's net operating loss carryovers.

         On April 21, 2004 360 Global Wine acquired 50% of Kirkland Knightsbridge, LLC, a California limited liability company, pursuant to a Capital Stock Contribution Agreement, dated as of April 21, 2004, by and among Kirkland Ranch, LLC, a California limited liability company, Kirkland Knightsbridge, 360 Global Wine and Mr. Larry Kirkland.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated. This includes Kirkland

Knightsbridge LLC. The Company does not have voting control, it is shared with its joint venture partner, but management has concluded that it must be consolidated under the principles set-forth in FASB Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)").

         Voting control of Kirkland Knightsbridge, LLC is formerly split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement of Kirkland Knightsbridge, LLC, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. Although the Company does not have voting control, management has concluded that it must be consolidated under the principles set forth in FIN 46(R) The reasons for consolidation, which are explained further below, however are the fact that the Company is responsible for maintaining the value of its initial capital contribution to Kirkland Knightsbridge, LLC, which was made in the form of common stock, and the fact that substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch.

         Ownership interests in Kirkland Knightsbridge, LLC are based on the maintenance of capital accounts, rather than shares as would be the case with a corporation. The minority interest in Kirkland Knightsbridge, LLC as shown on the balance sheet represents the joint venture partner's share of Kirkland Knightsbridge, LLC net assets based on the partner's capital account. As described in EITF Issue No. 98-2 - Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of Its Parent Company of Joint Venture Partner, there is no consensus as to the methodology under generally accepted accounting principles for eliminating parent company stock owned by a consolidated, partly owned subsidiary. Because Kirkland Knightsbridge, LLC owns a material amount of Company stock, any policy adopted by the Company in this unsettled area is a particularly significant accounting policy.

         As of the date of this filing, almost the entirety of Kirkland Knightsbridge, LLC activities involve and are conducted on behalf of 360 Global Wine. Kirkland Knightsbridge, LLC maintains the right to conduct independent bottling and storage of third party wines, but it has been conducting minimal third party work since the creation of the joint venture. In addition, Kirkland Knightsbridge, LLC is the production facility which produces Napa Valley, Central Coast and California Appellation products which are sold solely be the Company. The brands owned by Kirkland Knightsbridge, LLC are sold through channels which are developed by the Company. Kirkland Knightsbridge, LLC exists to fill the needs of the distribution channels opened by the Company.

         Under the terms of the Kirkland Knightsbridge, LLC governing document, the Company and the joint venture partner share equally in all gains and losses of Kirkland Knightsbridge, LLC's Company stock. The Company has guaranteed a minimum value to the stock, which will eventually be distributed to the joint venture partner. Because the Company will receive full credit in its capital account for any payment of the guarantee, and the joint venture partner will be charged with the full fair value of the stock withdrawn, the Company has effectively extended half the guarantee to itself. Considering these facts, the Company's policy is to eliminate half of the Company's stock owned by Kirkland Knightsbridge, LLC as treasury stock, valued at the quoted market price on the date of the acquisition ($3,861,237 total), and to eliminate the other half against minority interest, valued at the $2.35 per share guaranteed in the agreement ($5,000,000 total).

         In connection with the operations of the joint venture and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in order to fund the budget of the joint venture for certain business purposes. Such cash contributions include but are not limited to certain principal and interest payments owned under the Travelers Note through April 21, 2007, to the extend not previously paid from cash at closing. The Company also agreed, solely upon occurrence of non-payment of principal and interest payments owed under the Travelers Note to risk forfeiture of its membership interest.

         Because of the requirement for 360 Global Wine Company to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 27, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected losses" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses 360 Global Wine would incur more than 50% of the loss.

         Since substantially all of Kirkland Knightsbridge, LLC's activities involve or are conducted on behalf of 360 Global Wine whose obligations to absorb the expected losses of Kirkland Knightsbridge, LLC exceed that of Kirkland Ranch, the Company has concluded that Kirkland Knightsbridge, LLC is a Variable Interest Entity under FIN 46R and must be consolidated.

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of March 31, 2005 was approximately $22,424.

Accounts Receivable

         Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $71,557 at March 31, 2005.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         The Company has initiated production of an Artist Series brand in which the Company is building inventory through contract producers and the procurement of goods. The Company has adopted the FIFO ("first in first out") method of accounting for this inventory.


         At March 31, 2005, Inventory consisted of the following

          Wine making, packaging materials                    $120,971
          Grapes in process                                    113,973
          Retail Merchandise                                    48,366
          Finished goods                                     3,523,006
          Bulk Wines                                         1,947,293
                                                             ---------
           Total                                             $5,753,609
                                                             =========


Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                                Years
                                                                -----
         Land Improvements                                      25
         Vineyards                                              25
         Buildings                                              40
         Cooperage                                              40
         Equipment                                               7

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.


Deferred Financing Costs


         Costs incurred in connection with the issuance of debt are deferred and amortized on the interest rate method over the term of the related debt. Amortization is included in interest expense.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, loans receivable, accounts payable, notes payable, long-term debt and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of March 31, 2005 due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $25,500,000. The fair value of the debt payable to Travelers' Life Insurance Company ("Travelers") approximates its $21,891,641 carrying value because of its recent issuance. The fair value of the remaining debt, if all convertible debt were valued based on the number of shares that would be received on conversion at March 31, 2005 multiplied by $0.48 closing price on the Over-the-Counter Bulletin Board would be approximately $2,749,500. When added to the Travelers debt fair value the total fair value is $21,341,700.

FOREIGN CURRENCY TRANSLATION

         The functional currency of the Company's foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.

Revenue Recognition

         Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.

Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.
Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.

Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company continues to reduce its net deferred tax assets by a 100% valuation allowance.

Stock-based Compensation

         The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148. Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of the Company's common stock and the amount an employee must pay to acquire the stock.

         The Company periodically issues common stock for acquisitions and services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock.

Basic and Diluted Net Loss per Share

         Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, diluted loss per share equaled the basic loss per share as all convertible instruments were anti-dilutive.

New accounting pronouncements

         In 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Severance pay under SFAS 146, in many cases, would be recognized over the remaining service period rather than at the time the plan is communicated. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SEAS 146 for any actions initiated after January 1, 2003, and any future exit costs or disposal activities will be subject to this statement.

         In 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 defines a variable interest entity (VIE) as a corporation, partnership, trust, or any other legal structure that does not have equity investors with a controlling financial interest or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires consolidation of a VIE by the primary beneficiary of the assets, liabilities and results of activities effective in 2003. FIN 46 also requires certain disclosures by all holders of a significant variable interest in a VIE that are not the primary beneficiary. The Company will adopt FIN 46 for any actions initiated after January 1, 2003, and any future investment in variable interest entities will be subject to this statement.

         In 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

         Pursuant to SFAS No. 148, the Company has elected to account for employee stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense. Accordingly, no compensation expense has been recognized for options granted to employees under such a plan since the Company at this time does not have an option plan in place.

         In 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative; (2) clarifies when a derivative contains a financing component; (3) amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others"; and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively. The Company does not expect the adoption of SFAS 149 to have a material impact on its financial position, cash flows or results of operations.

         In December 2004, the Financial Accounting Standards Board issued Statement 123 (revised 2004), Share-Based Payment (Statement 123(R)). This Statement requires that the costs of employee share-based payments be measured at fair value on the awards' grant date using an option-pricing model and recognized in the financial statements over the requisite service period. This Statement does not change the accounting for stock ownership plans, which are subject to American Institute of Certified Public Accountants SOP 93-6, "Employer's Accounting for Employee Stock Ownership Plans." Statement 123(R) supersedes Opinion 25, Accounting for Stock Issued to Employees and its related interpretations, and eliminates the alternative to use Opinion 25's intrinsic value method of accounting, which the Company is currently using.

         Statement 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123(R). The second method is the modified retrospective application, which requires that the Company restates prior period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this statement. The Company is currently determining which transition method it will adopt and is evaluating the impact Statement 123(R) will have on its financial position, results of operations, EPS and cash flows when the Statement is adopted. Upon making its determination of the transition method the Company will adopt Statement 123(R).


NOTE 3:  PROPERTY AND EQUIPMENT

      Property and equipment at March 31, 2005 consisted of the following:

         Land                                                     $    112,099

         Cultivated land                                               935,273

         Buildings, improvements and equipment                       8,933,563

         Goodwill                                                   29,457,145
                                                                    ----------

                                                                    39,503,931
         Less:  accumulated depreciation and  amortization             857,764
                                                                    ----------
                                                                  $ 38,580,317
                                                                    ==========


         Depreciation expense was $342,916 for the Quarter ended March 31, 2005.



NOTE 4.  SHORT-TERM NOTES PAYABLE

         Short-term notes payable consist of nine notes issued from December 2002 to April 2004 at a total face-value amount of $1,220,000 and three notes issued on May 28, 2004 at a total face-value of $500,000, two notes issued on September 24 and December 27, 2004 at a face-value of $800,000, and one note at February 2005 at a face-value of $125,000.

         The original terms for the nine notes issued between December 2002 and April 2004 ranged from 90 days to one year. Interest ranged from 8% to 12% if not in default and rose to 19% if in default for the 2002 and 2003 notes. The April 2004 note is at 10% interest. At September 2004, the interest and penalties due on the April 2004 long term note from Gryphon Master Fund were combined into a new note which is due on August 2005. The September 2004 note is at 10% interest. The September 2005 note is secured with 3,000,000 common shares of stock owned by Joel Shapiro. During 2003, $350,000 of principal (representing five of the notes) was repaid. For the twelve months ended December 31, 2004, an additional $50,000 of principal (representing two notes) was repaid. Of the remaining notes shown on the December 31, 2004, $325,000 of principal plus interest are convertible into approximately 194,445 shares at prices ranging from $1.50 to $2.00 per share. Some of the notes payable are currently in default and the note holders have at this time extended the notes pending a refinancing of the liabilities.

         In conjunction with the issuance of the May 28 notes, the lenders were given 75,000 shares of the Company's common stock. An additional 25,000 shares were issued to the note holders effective July 28, 2004 because the principal had not been repaid at that time. $58,766 of the $500,000 proceeds were allocated to the 75,000 shares issued, based on the relative estimated fair values of the stock and the convertible debt, resulting in a discount on the debt. A further $103,766 was allocated to the beneficial conversion feature inherent in the convertible notes resulting in a further discount. $72,236 of the discounts were amortized as interest expense during the quarter ended June 30, 2004, the remaining $90,298 has been amortized during the quarter ending September 30, 2004.

         The notes issued on May 28, 2004 have a Maturity Date of August 26, 2004 with interest accruing at a rate of six percent (6%) per annum for the first 60 days and twelve percent (12%) per annum from the 61st day until the Maturity Date. The Company and lender have negotiated a first extension of this maturity date to November 9, 2004 with interest from August 26, 2004 accruing at eighteen (18%) per annum. Subsequently, the Company and the lender verbally agreement to a second extension until January 1, 2006 under the same terms. The $500,000 principal and accrued but unpaid interest is convertible into the Company's common stock at $1.00 per share.

         As part of the joint venture transaction, the Kirkland Cattle Co. provided inventory loans to Kirkland Knightsbridge, LLC in the aggregate amount of $2.25 million to be paid with other debt from any initial profits of Kirkland Knightsbridge, LLC. The loans bear no interest and have no call option.

         Other miscellaneous debts carry a balance of $84,467 of short term debt.

         As a result, at March 31, 2005, that Company had $4,576,000 of short term notes.

NOTE 5:  LONG TERM DEBT

            On April 21, 2004, as part of the financing of the Company's purchase of its 50% membership interest in Kirkland Knightsbridge, LLC, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to Kirkland Knightsbridge, LLC. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, the Company issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding with exercise prices of $0.70 and $2.40, and (ii) a warrant to purchase 5,000,000 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.01 per share. The holder of the Note has the option, during the term of the Note, to convert the outstanding principal amount under the Note into the Company's common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between the Company and Gryphon, the Note is secured by a lien and pledge of all of the assets of the Company. The incorporation of the previously outstanding $3,500,000 has been accounted for as a modification of the terms of the note under EITF 96-19 Debtor's Accounting for a Modification or Exchange of Debt Instruments.

            Using the Black-Scholes model the Company estimated the fair value of the additional warrants and the modification of the terms of the previously issued warrants and allocated $1,702,001 of the proceeds from the April 21, 2004 financing to the warrants which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization which is being recorded as interest expense to be taken over the three-year term of the note on the interest rate method. On the date of the issuance of the note, the Company's common stock had an average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80. Based on the terms of the conversion associated with the note, there was an intrinsic value associated with the beneficial conversion feature estimated at $297,299, the entire additional proceeds of the note after allocation to the warrants issued, which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization, which is being recorded as interest expense over the three-year term of the note. At December 31, 2004, the $5,500,000 face value note was shown as $1,891,641 on the balance sheet which was net of unamortized discounts. Based on the $1,891,641 carrying value at December 31, 2004 and the future contractual cash payments under the debt, if not converted, the prospective effective interest rate on the note is approximately 77.7% per annum. Total interest expense for this note, not including any liquidated damages, as discussed two paragraphs below, is expected to be $284,000 for the three months ended December 31, 2004.

         The terms of the Note required that the shares underlying the warrants and conversion rights be subject to a registration statement filed by April 30, 2004 that is declared effective by June 15, 2004. Failure to meet these requirements puts the Note in default and gives the lender the right to demand immediate payment of the $5,500,000 principal, any accrued interest and liquidated damages equal to 25% of outstanding principal ($1,375,000). The lender has agreed for the present time to waive this default so neither acceleration of the discount amortization, nor liquidated damages have been recorded and the liability on the balance sheet continues to be shown as a non-current liability.

         On September 24, 2004, Knightsbridge Fine Wines, Inc. and Gryphon Master Fund, L.P. entered a Debt Restructuring Agreement. Pursuant to the Agreement, Gryphon agreed to cancel certain penalties due to it under the Senior Secured Convertible Note dated April 21, 2004, and to freeze remaining penalties that may come due pursuant to the terms of the Registration Rights agreement dated April 21, 2004. Gryphon also agreed to cancel certain interest payments currently due and which will become due pursuant to the terms of the $5,500,000 note dated April 21, 2004. In consideration for the foregoing agreements by Gryphon, a new promissory note was issued in the amount of seven hundred thousand dollars ($700,000), which will bear interest at 6% per annum and is due and payable on August 31, 2005.

            These consolidated financial statements include Kirkland Knightsbridge, LLC's mortgage note to Travellers which is guaranteed by 360 Global Wine itself (see Note 9). The principal amount of the debt is $20,000,000 but $1,950,000 was withheld at closing for prepaid interest through October 31, 2005. The $1,950,000 was recorded as a discount on the debt which is being amortized as interest expense on the interest rate method over the term of the debt. The debt requires payments, including principal and interest at 6.5% p.a., of $149,115 monthly, beginning December 1, 2005 with a balloon payment due March 1, 2009. The effective rate, considering the discount, is 6.724% p.a. The Company's joint venture partner in Kirkland Knightsbridge, LLC and parties related to the joint venture partner are listed as co-borrowers and have pledged certain land as collateral for the debt. The agreement among the Company, Kirkland Knightsbridge, LLC and the joint venture partner is that Kirkland
Knightsbridge, LLC is the borrower and that the legal co-borrowers are effectively guarantors, consequently the full amount of the debt has been recorded as that of Kirkland Knightsbridge, LLC and, in consolidation, the


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

Company's. The debt is also collateralized by the real property and other certain assets of Kirkland Knightsbridge, LLC.

         As a result, at March 31, 2005, that Company had $25,500,000 of long term debt less unamortized discount and prepaid interest of $3,804,640 for a balance of $21,695,360.

NOTE 6:  RELATED PARTY TRANSACTION


         On March 10, 2004, we issued 800,000 shares of restricted common stock to Longview Fund, LP, 640,000 shares of restricted common stock to Longview Equity Fund, LP and 160,000 shares of common stock to Longview International Equity Fund, LP pursuant to private debt financing restructuring agreement. The shares were paid on behalf of 360 Global Wine by Mr. Joel Shapiro, our CEO, in a private transfer. The shares were valued at $0.50 per share, the market price for shares of our common stock at the time of transfer. Therefore, the total aggregate value of the transaction was $800,000.


NOTE 7:   STOCK-COMPENSATION EXPENSE

         During the first quarter of 2005, the company issued 567,500 shares of stock to various parties who had or would provide services to 360 Global Wine Group. These shares were valued based on the market price for shares of our common stock at the time of issuance. As a result, these transactions resulted in the Company recording stock compensation expense of $113,775 as of March 31, 2005.

NOTE 8:  ACQUISITION OF INTEREST IN KIRKLAND KNIGHTSBRIDGE LLC

         On April 21, 2004 the Company acquired a 50% membership interest in Kirkland Knightsbridge, LLC, a California limited liability company pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), Kirkland Knightsbridge, LLC, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a
Market Value less than the amount of ten million dollars ($10,000,000), 360 Global Wine shall, as an additional capital contribution, contribute to Kirkland Knightsbridge, LLC(to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000). As of March 31, 2005, if the price of the Company's Stock remains unchanged from the $0.48 closing price on the Over-the-Counter Bulletin Board, the Company would have to



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

issue an additional 16,578,013 shares of common stock on the Valuation Date. Because the governing document of Kirkland Knightsbridge, LLC specifies that gains or losses on the value of Kirkland Knightsbridge, LLC's assets, which would include the 4,255,320 shares of Company stock, are allocated 50% each to the Company and Kirkland Ranch, one half of the shares issued were recorded at $5,000,000, representing their $2.35 per share guaranteed value pursuant to the Contribution Agreement and one-half of the shares were recorded at $3,829,788, representing the average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80.

         As part of the financing for the joint venture transaction, the Company provided loans to Kirkland Knightsbridge, LLC in the aggregate amount of $2.4 million to be paid with other debt from any initial profits of Kirkland Knightsbridge, LLC. The loans have been eliminated in consolidation and included in the acquisition cost of the Company's controlling financial interest in Kirkland Knightsbridge, LLC.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by Kirkland Knightsbridge, LLC.

         Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to the Joint Venture , including all of the assets of the Kirkland Ranch Winery located in Napa Valley,
California. Kirkland Knightsbridge, LLC has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with Kirkland Knightsbridge, LLC to sell wine and wine related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, the Joint Venture will serve as the exclusive bottler of the Company's products in California.

         In connection with the operations of the Joint Venture and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in accordance with the budget to Kirkland
Knightsbridge, LLC for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the Travelers Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.

         Voting control of Kirkland Knightsbridge, LLC is formally split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement, however,



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

the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. The Company has concluded that Kirkland Knightsbridge, LLC is a Variable Interest Entity under Financial Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)"). Because of the requirement for 360 Global Wine to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by Kirkland Knightsbridge, LLC be worth less than $10,000,000 on April 21, 2007, 360 Global Wine would incur the majority of Kirkland Knightsbridge, LLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite the basic sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected income" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses Knightsbridge would incur more than 50% of the loss.

         The Company recorded the assets and liabilities of Kirkland Knightsbridge, LLC, including the "minority interest" (joint venture partner's) share based on their preliminary estimated fair values. Pursuant to the capital account maintenance provisions of the Limited Liability Company Agreement the minority interest was credited with the full net value of assets and liabilities less the $5,000,000 agreed-upon value of one-half of the Company shares contributed to Kirkland Knightsbridge, LLC which are eliminated in consolidation. This resulted in an increase in the Company's net assets of $5,000,000. The preliminary estimate of the fair values of Kirkland
Knightsbridge, LLC's assets and liabilities was based on a June 3, 2002 independent appraisal of the land, buildings and fixtures and on management estimates of other assets and liabilities. Management is arranging for current independent appraisals of values as of April 21, 2004. Kirkland Knightsbridge, LLC's asset and liability values will be adjusted when the current appraisals are obtained.


NOTE 9:  COMMITMENTS AND CONTINGENCIES

Litigation

         On April 14, 2004, a complaint was filed by California Wine Company, as plaintiff, against the Company in Napa County Superior Court of the State of California. The complaint alleges breach of contract, anticipatory breach of contract, breach of an interim sales agent agreement and breach of the implied covenant of good faith and fair dealing. Plaintiff sought damages in excess of $2.5 million. The plaintiff alleged, among other things, the failure of the Company to perform its obligations to purchase grapes under a certain grape purchase agreement, and costs incurred for moving and storing bulk wines. Although a trial date of January 30, 2006 had been set on this matter, the plaintiff and the Company have currently negotiated a settlement. Based on the settlement agreement, the Company agrees to pay $400,000 in damages to California Wine Company, and is released from the contract between the two companies.

         In September 2004, we received correspondence from counsel to an entity purportedly known as Knightsbridge Wine Shoppe, which alleged that we were infringing upon its use of the trademark "Knightsbridge Wine." Due to the high cost of litigating this type of claim and the Company's pre-existing plan to re-brand its products, management believed that it was in the best interest of the Company to settle the case. We signed a settlement agreement with Knightsbridge Wine Shoppe in November 2004. Pursuant to the settlement agreement, we agreed to change our name on or before February 15, 2005. Effective as of February 15, 2005, our name was changed from Knightsbridge Fine Wines, Inc. to 360 Global Wine Company.

         Management has been informed that five former shareholders of the Company filed a suit against the Company. Management has not yet reviewed the claim, but believes that the suit was filed because the Company cancelled stock owned by the plaintiff shareholders for non-payment. Management does not believe that this will have a material adverse impact on the Company and intends to defend the claim vigorously.

         On March 11, 2005 the Company received correspondence from counsel to seven former employees of the Company, which alleges that the Company has outstanding debts due to the former employees. The Company is currently in negotiations to settle this dispute.

         On  January  7,  2005,  we  received  correspondence  from an  attorney representing The Biltmore Company claiming that they owned the rights to the name "Vanderbilt" and requesting that we cease and desist from using such name in connection with the sale of our products. At the time, 360 Global Wine Company instructed representatives of Consuelo Vanderbilt Costin to contact the attorney representing The Biltmore Company in order to settle the claim. On April 12, 2005, we received a second correspondence from the attorney representing The Biltmore Company informing us that they have yet to reach an acceptable settlement agreement with representatives of Consuelo Vanderbilt Costin. Furthermore, their attorney stated that The Biltmore Company would still consider our use of "Vanderbilt" to be unacceptable and would likely initiate legal action seeking remedies if we proceed with the introduction of a "Vanderbilt Series" of wines. Although Company believes that this dispute will eventually be settled, it is possible that the parties will not be able to settle their differences and that the Company will not be able to proceed with the introduction of a "Vanderbilt Series" of wines or its introduction will be substantially delayed.

         On February 10, 2005, Larry Kirkland, purportedly on behalf of Kirkland Knightsbridge, LLC, filed a corrective statement with the California Secretary of State alleging that the financing statement filed by Gryphon Master Fund in connection with its April 2004 financing of 360 Global Wine Company was wrongfully filed and that no financing statement was agreed to by Kirkland Knightsbridge. 360 Global Wine Company has taken the position that the financing statement was properly authorized by Kirkland Knightsbridge, LLC, and believes further that Mr. Kirkland had no authority pursuant to the operating agreement of Kirkland Knightsbridge to file the corrective statement. Accordingly, we are cooperating with Gryphon in a lawsuit filed in the U.S. District Court for the Northern District of Texas, Dallas Division, by Gryphon seeking a declaration that a valid and enforceable security agreement exists between Gryphon and Kirkland Knightsbridge and that Kirkland Knightsbridge had no authority to file the corrective statement with the California Secretary of State.

NOTE 10: GOING CONCERN

         As of March 31, 2005, the Company's working capital has been primarily financed with various forms of debt and convertible debt. The Company has suffered significant operating losses since its inception in its efforts to establish and execute its business strategy. The Company anticipates that it will continue to require additional working capital to fund its ongoing operations, repay certain debts in default and execute its business strategy. In the event that the Company does not continue to raise such required capital it would raise substantial doubt about the Company's ability to continue as a going concern.

         The Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to obtain working capital through operations and to seek additional funding through debt and equity offerings to help fund the Company's operations as it expands. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            360 GLOBAL WINE COMPANY




                        --------------------------------

                                   PROSPECTUS

                        --------------------------------



                                     PART II


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Nevada Law, directors will not be liable to 360 Global for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to 360 Global or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of 360 Global or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to 360 Global or our shareholders, or that show a reckless disregard for duty to 360 Global or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to 360 Global or our shareholders, or (iii) based on transactions between 360 Global and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         We have been advised that it is the position of the Commission that insofar as the provision in 360 Global's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We are not issuing any common stock under this Registration Statement. All common stock registered pursuant to this Registration Statement is being registered on behalf of selling shareholders. We have agreed to pay all costs of this Registration Statement. The estimated expenses for the distribution of the common stock registered hereby, other than underwriting commissions, fees and Registrant's non-accountable expense allowance are set forth in the following table:

       ITEM                                  AMOUNT
       ----                                  ------

       SEC Registration Fee                $6,053.54
       Transfer Agent Fees                 $500
       Legal Fees                          $10,000
       Accounting Fees                     $1,000
       Printing and Engraving Costs        $1,500
       Miscellaneous                       $1,000
                                           -----------
       Total                               $ 20,053.54
                                           ===========



ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions;
(iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

         In order to accomplish the August 2003 share exchange with Knightsbridge, we issued an aggregate of 12,402,500 (24,803,000 as of our forward split effective August 13, 2003) shares of our common stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the shareholders of Knightsbridge. The 12,402,500 shares are worth 9,922,000. The shares issued to the Knightsbridge Shareholders were issued to 35 persons, 7 of whom are employees of Knightsbridge whose shares in Knightsbridge were originally issued in accordance with Rule 701 and the remainder of whom are accredited investors, pursuant to the exemption from Registration provided by
Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering.

         On August 6, 2003, we issued 130,000 shares of restricted common stock to Michael McIntyre pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $0.12 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Michael McIntyre was $15,600. These restricted shares will vest 20,000 in August and 10,000 per month thereafter.

         In connection with a series of private debt financings between December 16, 2002 and September 23, 2003, we issued 610,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of between $1.50 and $2.70 per share, to eight accredited investors pursuant to a private debt financing. The private debt financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Securities Act for issuances not involving a public offering.

         On October 16, 2003, we issued to Gryphon Master Fund, L.P. a 7.5% convertible note for $1,500,000 that is due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date, to the extent such principal amount and interest have not been repaid or converted into shares of our common stock, at a price per share of $1.80. In addition, as further consideration to the investor, we issued 416,667 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $2.40 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On October 16, 2003, we issued 25,000 common stock purchase warrants to accredited investors, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $2.40 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On November 24, 2003, we issued 100,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $1.50 per share, to three accredited investors pursuant to a consulting agreement. The warrants were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

         On December 22, 2003, we issued to Gryphon Master Fund, L.P. a 7.5% convertible note for $2,000,000 that is due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date, to the extent such principal amount and interest have not been repaid or converted into shares of our common stock, at a price per share of $1.80. In addition, as further consideration to the investor, we issued 1,111,111 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $0.70 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On December 22, 2003, we issued 60,000 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $0.70 per share, to accredited investors. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On April 21,  2004 we  acquired a 50%  membership  interest in Kirkland

Knightsbridge, LLC, a California limited liability company (the "Joint Venture Subsidiary") pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among us, Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), the Joint Venture Subsidiary, and Mr. Larry Kirkland. In exchange for its 50% membership interest, we made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. As part of the financing for the joint venture transaction, the Company provided loans to the Joint Venture Subsidiary in the aggregate amount of $2.4 million to be paid pari passu with other debt from any initial profits of the Joint Venture Subsidiary. We obtained the necessary financing for the acquisition through the issuance of a $2 million senior secured convertible promissory note to an existing financing partner, details of which financing is disclosed under Item 5 to this Annual Report on Form 10-KSB.

         On April 21, 2004, as part of our financing to purchase the 50% membership interest in the Joint Venture Subsidiary, we completed a senior secured convertible note financing with gross proceeds to us of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to the Joint Venture Subsidiary. In connection with the offering, we entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, we issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. We also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of our common stock exercisable for a period of five
(5) years from the date of issuance at an exercise price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding, and (ii) a warrant to purchase 5,000,000 shares of our common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.01 per share. The holder of the note has the option, during the term of the note, to convert the outstanding principal amount under the Note into shares of our common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between us and Gryphon, the note is secured by a lien and pledge of all of our assets. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

         On April 21, 2004, we issued 140,000 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $0.70 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On May 28, 2004, we issued 50,000 shares of restricted common stock to Longview Fund, LP, 40,000 shares of restricted common stock to Longview Equity Fund, LP and 10, 000 shares of restricted common stock to Longview International Equity Fund, LP pursuant to private debt financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On June 18, 2004, we issued 250,000 shares of restricted common stock to Logic's Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Logic's Consulting, Inc. was $300,000. These restricted shares will vest 41,666 immediately and 41,666 per month thereafter.

         On June 18, 2004, we issued 100,000 shares of restricted common stock to Galatin Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Galatin Consulting, Inc. was $120,000. These restricted shares will vest 25,000 shares per quarter.

         On June 18, 2004, we issued 85,500 shares of restricted common stock to twelve employees. The shares were issued in accordance with Rule 506 under
Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to certain employees was $102,600.

         On June 18, 2004, we issued 80,500 shares of restricted common stock to seven consultants. The shares were issued in accordance with Rule 506 under
Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to certain employees was $96,600.

         In July 2004, we completed a transaction with Armadillo Investments, Plc., a UK publicly traded investment trust, in which it exchanged seven million two hundred seventy two thousand seven hundred twenty seven (7,272,727) shares of restricted common stock for 4,444,444 ordinary shares of the investment trust. Per the agreement, we simultaneously completed a transaction where we sold two million two hundred twenty two thousand two hundred twenty two (2,222,222) or fifty percent (50%) of the ordinary shares for approximately $2,000,000. The remaining fifty percent (50%) or two million two hundred twenty two thousand two hundred twenty two (2,222,222) of the ordinary shares we received were placed in escrow for two years pursuant to an escrow agreement. After two years, according to the terms of the Escrow Agreement, we may be required to sell the Escrowed Shares to Armadillo. If the market value of our common stock two years after Closing is less than the closing bid price of the common stock on the day of closing, which was $1.10 per share, then for each one percent (1%) that the market value has decreased, a total of two percent (2%) of the escrowed shares shall be sold to Armadillo at a price per share of 10p ($0.05 equivalent, subject to change of current exchange rate). Market Value is defined in the escrow agreement as the average of the ten (10) closing bid prices per share of our common stock during the ten (10) trading days immediately preceding the two year anniversary of the Closing. In the event there is no percentage decrease or some escrowed shares remain unsold at the 10p purchase price, then we will sell to Armadillo any remaining escrow shares at a price per ordinary share equal to the original Armadillo Purchase Price of $1.11 per share. After the shares held in escrow are sold, this will be recorded as additional paid in capital.

         In July 2004, we exercised our sole and absolute discretion to reject the subscription agreements of certain shareholders for failure to pay the purchase price for the shares and/or provide other services for consideration. As such, we canceled 2,594,000 shares of our common stock held by 10 shareholders. The Shares are null and void and may not be sold or otherwise transferred to any third party.

         In August 2004, we terminated a consulting contract and canceled the 250,000 shares that were originally granted on June 18, 2004. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering.

         On October 22, 2004, we issued 150,000 shares of restricted common stock to Longview Fund, LP, 120,000 shares of restricted common stock to Longview Equity Fund, LP and 30,000 shares of restricted common stock to Longview International Equity Fund, LP pursuant to private debt financing restructuring agreement. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On October 22, 2004, we issued 20,000 shares of restricted common stock to CK Cooper and Company pursuant to a settlement agreement. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On November 22, 2004, we issued 825,000 shares of restricted common stock to two directors, one consultant and three consultants. The shares were issued in accordance with Rule 506 under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $0.48 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to certain employees was $396,000.

         On January 5, 2005, we canceled 100,000 shares that were originally granted pursuant to the acquisition of Bodegas y Venedos Anguinan S.A. by our wholly -owned subsidiary, KFWBA Acquisition Corp. (hereinafter "KFWBA") and repurchased by us subject to a put agreement in July 2004.

         On February 9, 2005, we issued 117,500 shares of restricted common stock to eight employees. The shares were issued in accordance with Rule 506 under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $.33 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to certain employees was $38,775.

         On March 2, 2005, we issued 150,000 shares of restricted common stock to one consultant. The shares were issued in accordance with Rule 506 under
Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $0.50 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the consultant was $75,000.

         On March 10, 2004, we issued 800,000 shares of restricted common stock to Longview Fund, LP, 640,000 shares of restricted common stock to Longview Equity Fund, LP and 160,000 shares of common stock to Longview International Equity Fund, LP pursuant to private debt financing restructuring agreement. In a private transfer, Mr. Joel Shapiro paid the shares on our behalf. The shares were valued at $0.50 per share, the market price for shares of our common stock at the time of transfer. Therefore, the total aggregate value of the transaction was $800,000.

         On April 1, 2005, we issued 150,000 shares of restricted common stock to Longview Fund, LP, 120,000 shares of restricted common stock to Longview Equity Fund, LP and 30,000 shares of restricted common stock to Longview International Equity Fund, LP pursuant to private debt financing restructuring agreement. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by
Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On April 13, 2005, we issued 500,000 shares of restricted common stock to two individuals pursuant to pursuant to private debt financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Mr. Joel Shapiro, our Chief Executive Officer, in a private transfer, paid the shares on our behalf. The shares were valued at $0.35 per share, the market price for shares of our common stock at the time of transfer. Therefore, the total aggregate value of the transaction was $175,000.

         On April 19, 2005, we issued 75,000 shares of restricted common stock to two individuals pursuant to pursuant to private debt financing. The private debt financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Mr. Joel Shapiro, our Chief Executive Officer, in a private transfer, paid the shares on our behalf. The shares were valued at $0.27 per share, the market price for shares of our common stock at the time of transfer. Therefore, the total aggregate value of the transaction was $20,250.

         On May 9, 2005 we canceled 900,000 shares that were originally granted pursuant to the acquisition of Bodegas y Vinedos Anguinan S.A. by our wholly -owned subsidiary, KFWBA Acquisition Corp. (hereinafter "KFWBA"). Additionally, shares were returned to us pursuant to a November 2004 settlement agreement.

         On May 23, 2005, we issued 2,000,000 shares of restricted common stock to Longview Equity Fund, LP pursuant to private debt financing restructuring agreement. The private debt financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by
Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On June 27, 2005, as part of the financing of our purchase of approximately 136 acres in Burnet, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc., we issued Wynthrop a three-year Secured Convertible Term Note for $10,000,000. Interest on the Wynthrop Barrington Term Note shall be 7% annually; with $350,000 paid monthly in advance at the rate of $29,667 and the balance of the annual amount accruing at the stated rate. The Wynthrop Barrington Term Note may be converted into shares of common stock. The number of such shares to be issued shall be the number determined by dividing (i) the portion of the amount to be converted by (ii) the then applicable fixed conversion price, which initially is $0.33 and is subject to adjustment for stock splits, reorganizations and other extraordinary events. We agreed to register all of the shares of common stock underlying the Wynthrop Barrington Term Note.

         On June 29, 2005, we entered into an employment agreement with Mr. Sebastiani. As a signing bonus and inducement to join our team, we issued Mr. Sebastiani 50,000 shares of common stock ($0.001 par value) and a five-year warrant to purchase 500,000 shares of common stock, exercisable at $5.00 per share. The warrant vests quarterly on a pro rata basis throughout the year at the rate of 100,000 shares annually.

         On July 7, 2005, we entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company. Pursuant to the Security and Purchase Agreement, we will issue to Laurus (i) a three-year Term Note in the aggregate principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, which we will be able to draw upon based available accounts receivable. After the initial drawing, we are required to maintain a minimum outstanding balance of $500,000 under the revolving note, which will be evidenced by a convertible minimum borrowing notes. If this minimum borrowing note is converted into our common stock, a new minimum borrowing note will be issued. In consideration for the investment made by Laurus, we granted Laurus a five-year common stock purchase warrant to purchase up to 25,000,000 shares of our common stock at an exercise price of $0. 31 per share. As further consideration for providing the financing described above, we granted Laurus an Option to purchase up to 16,492,436 shares of our common stock at an exercise price of $0.001 per share and 4,193,329 shares of our restricted common stock. In conjunction with the Security and Purchase Agreement, we also entered into a Registration Rights Agreement to register the common stock underlying the term note, minimum borrowing notes, option and warrant at the times specified in the Registration Agreement.

         The term loan was issued on the closing date and amortization payments of principal shall be payable monthly commencing on November 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an event of default or termination of the agreement. The maturity date of the loans is July 7, 2008. The monthly amount to be paid to Laurus includes amortization payments of the aggregate principal amount of the term loan, any accrued but unpaid interest on that portion of the principal plus any and all other unpaid amounts then owing under the loans.

         The monthly amount may be paid in cash or may be converted into shares of common stock. If paid in cash, then we shall pay an amount equal to 103% of the monthly amount due and owing on that date. If the following conditions are met, we must pay the monthly amount in shares of common stock: (i) the average closing price of our common stock for the five (5) trading days immediately preceding the current due date shall be greater than or equal to 120% of the fixed conversion price, which initially is $0. 25 and is subject to adjustment for stock splits, reorganizations and other extraordinary events, and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of our common stock for the period of twenty-two
(22) trading days immediately preceding such due date. The number of shares of common stock to be so issued shall be the quotient of (i) the portion of the monthly amount converted into shares of common stock divided by (ii) the then applicable fixed conversion price.

         The interest on the loans accrue per annum at a contract rate equal to the "prime rate" published in THE WALL STREET JOURNAL, plus two percent (2.0%). However, if we have registered the shares of the common stock underlying the conversion of the notes, warrants and options and the market price of our common stock for the five (5) trading days immediately preceding a determination date exceeds the then applicable fixed conversion price by at least twenty-five percent (25%), the contract rate for the succeeding calendar month shall automatically be reduced by two percent (2%). However, the contract rate shall not at any time be less than zero percent (0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on July 1, 2005 through and including the maturity date. Following the occurrence and during the continuance of an event of default, we will pay additional interest of 2% per month.

         To secure repayment of the notes to Laurus, we granted a continuing security interest in and lien upon the following collateral: all of our and our subsidiary's property and assets, whether real or personal, tangible or intangible , other than our 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, to Laurus until such time as the notes are repaid in full. This security agreement is cross-collateralized by a Guaranty Agreement entered into by our subsidiaries and a Stock Pledge Agreement covering all capital stock of our subsidiaries, as well. We, and our wholly-owned subsidiary 360 Viansa, LLC
(see Acquisition of Viansa below), also entered into a Lien Subordination Agreement with Laurus and Gryphon Master Fund, L.P. To induce Gryphon to enter into the Subordination Agreement, Mr. Jake Shapiro (CEO) transferred 3,000,000 of his personally held company shares of common stock to Gryphon. The conversion price of the note and exercise price of Gryphon's warrant dated April 21, 2004 shall also be reduced to $0.31 and $0.25, respectively. Pursuant to the Subordination Agreement, Laurus has a first-priority senior security interest in the previously stated collateral, which in no event, shall include our 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, over which Gryphon retains a first priority security interest. Gryphon subordinated all of its other security interests in our Company to Laurus, but we have agreed, with Laurus' consent, to grant Gryphon a `silent' second position security interest in all of the assets of 360 Viansa and the Texas Property (see Acquisition of Texas Property below), including a second lien mortgage on all 360 Viansa and Texas Property winery property, now owned or hereafter acquired.






ITEM 27.  EXHIBITS

Exhibits.

    Exhibit Number          Description

          2.1 Share Exchange Agreement between Tech-Net Communications, Inc. and the shareholders of Knightsbridge Fine Wines, Inc., dated as of July 31, 2003 (Incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed on August 1, 2003).

          3.1 Articles of Incorporation of Tech-Net Communications, Inc. (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (File No. 333-90456)).

          3.2 Amendment to the Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

          3.3 Amended Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (File No. 333-90456)).

          5.1       Consent of Law Offices of Louis E. Taubman


          10.1 Form of Purchase Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 17, 2003).

          10.2 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on October 17, 2003).

          10.3 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of October

                    16, 2003 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on October 17,
                    2003).

          10.4 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on October 17, 2003).

          10.5 Stock Purchase Agreement among Raul Granillo Ocampo, Nelida Barros Reyes and KFWBA Acquisition Corp., dated as of November 5, 2003 (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on November 10, 2003).

          10.6 Form of Purchase Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 22, 2003).

          10.7 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on December 22, 2003).

          10.8 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on December 22, 2003).

          10.9 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on December 22,
                    2003).

          10.10 Form of Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on December 22, 2003).

          10.11 Employment Agreement between Paul Gardner and the Company, dated February 20, 2003. (Incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

          10.12 Employment Agreement between Joe Carr and the Company, dated June 1, 2003. (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K filed on May 11,
                    2004).

          10.13 Form of Capital Stock Contribution Agreement by and among Kirkland Ranch, LLC, Kirkland Knightsbridge, LLC, Knightsbridge Fine Wines, Inc and Mr. Larry Kirkland, dated as of April 21, 2004 (Incorporated by reference to Exhibit
                    10.1 to the Company's Current Report on Form 8-K filed on May 3, 2004).

          10.15 Form of Promissory Note issued by Larry Kirkland, Kirkland Knightsbridge, LLC and Kirkland Cattle Co. to The Travelers Insurance Company, dated April 21, 2004 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 3, 2004).

          10.16 Form of Trust Deed, Security Agreement, Assignment of Rents and Fixture Filing by and among Larry Kirkland, Kirkland Knightsbridge, LLC, Kirkland Cattle Co., First American Title Insurance Company and The Travelers Insurance Company, dated April 21, 2004 (Incorporated by reference to Exhibit
                    10.4 to the Company's Current Report on Form 8-K filed on May 3, 2004).

          10.17 Form of Securities Exchange Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on May 3, 2004).

          10.18 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K filed on May 3, 2004).

          10.19 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on May 3, 2004).

          10.20 Form of Common Stock Purchase Warrant (Green Shoe Warrant) issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed on May 3,
                    2004).

          10.21 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K filed on May 3, 2004).
                    10.22 Form of Amended and Restated Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit
                    10.10 to the Company's Current Report on Form 8-K filed on May 3, 2004).

          10.23 Sales and Marketing Agreement by and between the Company and Kirkland Ranch Winery, dated as of June 1, 2003

          10.24 License Agreement by and between the Company, Guy Buffet and The Guy Buffet Collection, dated as of July 9, 2003

          10.25 License Agreement by and between the Company and The Andy Warhol Foundation For the Visual Arts, Inc., dated as of September 22, 2003

          10.26 Sales and Marketing Agreement by and between the Company and Gutsverwaltung Niederhausen Schlossbockenheim, dated as of February 1, 2004

          10.27* Security and Purchase Agreement dated July 7, 2005 by and among LAURUS MASTER FUND, LTD., 360 GLOBAL WINE COMPANY, and 360 Viansa, LLC

          10.28*    Form of Secured Convertible Term Note

          10.29*    Form of Secured Revolving Note

          10.30*    Form of Secured Convertible Minimum Borrowing Note

          10.31*    Escrow Agreement dated July 7, 2005

          10.32*    Form of Option dated July 7, 2005

          10.33* Registration Rights Agreement dated July 7, 2005, by and between 360 Global Wine Company and Laurus Master Fund, Ltd.

          10.34*    Form of Common Stock Purchase Warrant dated July 7, 2005

          10.35*    Subsidiary Guarantee dated July 7, 2005

          10.36* Stock Pledge Agreement dated July 7, 2005, among Laurus Master Fund, Ltd., 360 Global Wine Company, and each of the other undersigned parties

          10.37* Lien Subordination Agreement between Gryphon Master Fund, L.P., Laurus Master Fund, Ltd., 360 Global Wine Company and 360 Viansa LLC

          10.38*    Master Security Agreement

          10.39* Real Estate Sales Contract between Charles Trios, Trustee and 360 Global Wine Company

          10.40*    Secured Convertible Term Note for Wynthrop Barrington, Inc.

          10.41* Asset Purchase Agreement by and among Viansa Winery, La Fontana di Viansa, LLC and 360 Viansa LLC, a Nevada limited liability company, dated June 21, 2005.

          10.42* Security and Purchase Agreement dated July 7, 2005 by and among LAURUS MASTER FUND, LTD., 360 GLOBAL WINE COMPANY, and 360 Viansa, LLC

          10.43*    Form of Secured Convertible Term Note

          10.44*    Form of Secured Revolving Note

          10.45*    Form of Secured Convertible Minimum Borrowing Note

          14.1 Code of Ethics of the Company. (Incorporated by reference to Exhibit 14.1 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

          16.1 Letter from Morgan & Company regarding change in certifying accountant, dated December 1, 2003 (Incorporated by reference to Exhibit 16.1 to the Company's amendment to Current Report on Form 8-K/A filed on December 1, 2003).

          21.1      List of Subsidiaries.  (Incorporated by reference to Exhibit
                    21.1 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

          23.1      Consent of David S. Hall, P.C., Independent Auditors

          23.2 Consent of Lopez, Blevins, Bork & Associates, LLP Independent Auditors

                * Incorporated by reference to the Form 8-K dated July 7, 2005.




ITEM 28.  UNDERTAKINGS.

         We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange
Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         In addition, we hereby undertake:

         (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (b) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

360 Global Wine Company

By: /s/ JOEL SHAPIRO
    ----------------
Name:  Joel Shapiro
Title: Chief Executive Officer


Dated:  August 5, 2005

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



       /s/  Joel Shapiro                            Dated:  August 5, 2005
       ------------------------
       Joel Shapiro
       Chief Executive Officer


       /s/  Anthony J. A. Bryan                     Dated:  August 5, 2005
       ------------------------
       Anthony J. A. Bryan
       Director


       /s/  Phillip E. Pearce                       Dated:  August 5, 2005
       ------------------------
       Phillip E. Pearce
       Director


                                                    Dated:  August 5, 2005
       ------------------------
       Jon Sebastiani
       President


       /s/  Charles D. Marin                        Dated:  August 5, 2005
       ------------------------
       Charles D. Marin
       Director of Finance


       /s/  Michael Jeub                            Dated:  August 5, 2005
       ------------------------
       Michael Jeub
       Director

 Exhibit 5.1


                      LAW OFFICES OF LOUIS E. TAUBMAN, P.C.
                            225 Broadway, Suite 1200
                            New York, New York 10007
          (212) 732-7184 Fax: (212) 202-6380 E-mail: Louistlaw@aol.com


August 3, 2005

30 Global Wine Company
Board of Directors
One Kirkland Ranch Road
Napa, California 94588

Gentlemen:

We have acted as counsel to 360 Global Wine Company, a Nevada company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by the selling shareholders listed therein (the "Selling shareholders") of 257,159,868 shares of the Company's common stock (the "Common Stock").

In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

The opinions we express herein are limited to matters involving the Nevada corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

Sincerely,
Law Offices of Louis E. Taubman, P.C.

/s/ Louis E. Taubman
---------------------
Louis E. Taubman

Exhibit 23.1



                              David S. Hall, P.C.
                          Certified Public Accountant


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of the inclusion of our name under the heading "Experts" in the Form SB-2 filed with the Securities & Exchange Commission for the report dated June 16, 2005 on the financial statements of 360 Global Wine Company as of March 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the three month period ended March 31, 2005.


SIGNATURE


/s/ David S. Hall, P.C.
-----------------------
David S. Hall, P.C.
Dallas, Texas


June 16, 2005








100 Crescent Court, Suite 700-Dallas, Texas 75201 - Ph: (972)315-1315
- Fax: (972-420-0032

Exhibit 23.2




                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of out report dated May 11, 2005, on the consolidated financial statements of 360 Global Wine Company (Formerly Knightsbridge Fine Wines, Inc.) as of December 31, 2004, and the related statements of operations, stockholders' equity and cash flows for each of the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



/s/  Lopez, Blevins, Bork & Associates, LLP
-------------------------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

August 5, 2005